PART II - OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. The Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular Subject to Completion

Dated  August 10, 2020

MED-X, INC.

8236 Remmet Avenue

Canoga Park, California 91304

(818) 349-2870

www.MEDX-RX.com

$10,000,000

11,500,000 Shares of Common Stock at $0.80 per Share by the Company

1,000,000 Shares at $0.80 per Share by Selling Security Holders

Minimum Investment: 525 Shares ($420)

FORM 1-A: TIER 2

FOR SOPHISTICATED INVESTORS ONLY

Med-X, Inc. (the “Company,” “Med-X,” “we,” “us,” and “our”) is offering up to 11,500,000 shares of common stock, $0.001 par value per share, for $0.80 per share (the “Offering Price”), for gross proceeds to the Company of up to $9,200,000, before deduction of offering expenses, assuming all shares are sold. The Offering Price has been arbitrarily determined by the Company and is not based on book value, assets, earnings or any other recognizable standard of value. The Selling Security Holders (as such term is defined herein) are offering for sale a maximum of 1,000,000 shares of common stock at a fixed price of $0.80 per share for gross proceeds to them of up to $800,000. The Selling Security Holders will be entitled to keep all proceeds from the sale of their shares. This offering commenced on August 12, 2019. As of the date of the Offering Circular, the Company had sold 1,323,794 shares of common stock for gross capital of $1,059,035, and the Selling Security Holders had sold 114,203 shares of common stock for gross proceeds of $91,362.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION, HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A FOR GENERAL INFORMATION ON INVESTING. WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

Title of each class of securities to be registered	Maximum Number of Shares to be offered	Proposed offering price per share	Proposed maximum aggregate offering proceeds	Commissions and Discounts(1)	Proceeds to Company or Seller(2)

Common Stock offered by the Company	11,500,000	$0.80	$9,200,000	(1)	$9,200,000
Common Stock offered by the Selling Security Holders	1,000,000	$0.80	$800,000	(1)	$800,000

This offering will terminate on August 12, 2021, unless terminated sooner by us in our sole discretion regardless of the amount of capital raised, or upon the sale of all securities offered by this Offering Circular (the “Sales Termination Date”). There is no minimum capital required from this offering, and therefore an initial closing and release of funds from the subscription escrow account established for the offering may occur at any funding amount. Funds released from escrow will be deposited directly into the Company’s operating account for immediate use by it, or into the subscription account for the Selling Security Holders, as the case may be, with no obligation to refund subscriptions.

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(1)

The Company has entered into a Selling Agreement with NMS Capital Advisors, LLC, (the “Selling Agent”), a registered broker-dealer licensed with the Financial Industry Regulatory Authority (“FINRA”), through which this offering of shares is being made. This Offering Circular covers a continuation of the offering which commenced on August 12, 2019. In consideration for its services, the Selling Agent receives a selling commission equal to (a) eight percent (8%) of the gross proceeds from sales of shares made to its clients or through registered dealers introduced to the offering by the Selling Agent, or (b) two percent (2%) of the gross proceeds from sales of shares made to investors introduced to the Selling Agent by the Company, including but not limited to investors who come to the Company through its posting on the crowdfunding website at www.medxinvestors.com, or investors not otherwise introduced by or through the Selling Agent. The Company has also agreed to reimburse the Selling Agent for its pre-approved, reasonable out of pocket expenses, including reasonable attorney’s fees, in an amount not to exceed $50,000, $20,000 of which has already been advanced by the Company to the Selling Agent by payment of a $20,000 retainer fee. The Selling Agent has entered into a subscription escrow agreement with Prime Trust, LLC (the “Escrow Agent”) where all investor subscription funds from any source will be deposited pending an initial closing and subsequent closings during the offering. The frequency of closings will be determined by agreement of the Company and the Selling Agent, and transmitted to the Escrow Agent by written notice executed by both the Company and the Selling Agent. We terminated our Posting Agreement with StartEngine Crowdfunding, Inc. in February 2020, and now directly host the portal on which this offering is being made. We pay fees to the Escrow Agent. We indemnify participating broker-dealers and others with respect to disclosures made in the Offering Circular.

(2)

The amounts shown are before deducting organization and offering costs to us, which include posting and administrative fees charged by StartEngine through termination of its Posting Agreement with us in January 2020, escrow fees, and legal, accounting, printing, due diligence, marketing, consulting, selling commissions, blue sky compliance, and other costs incurred in the offering of the shares. We estimate total offering costs to be approximately 9.1% of total offering proceeds, assuming that a two percent (2%) selling commission (rather than eight percent (8%)) applies to a significant portion of the gross proceeds of the offering. See “USE OF PROCEEDS” and “PLAN OF DISTRIBUTION.”

(3)	The shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. We have the option in our sole discretion to accept less than the minimum investment from a limited number of subscribers. “TERMS OF THE OFFERING.”

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THIS OFFERING IS HIGHLY SPECULATIVE AND THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” ON PAGE 18.

THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN. HOWEVER, THIS IS A SUMMARY ONLY AND DOES NOT PURPORT TO BE COMPLETE. ACCORDINGLY, REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.

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THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS INVESTMENT.

JURISDICTIONAL (NASAA) LEGENDS

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology. To the extent that the Offering Circular contains forward-looking statements regarding our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to:

•	Our auditor has included a going concern qualification in its audit report of us, indicating we have insufficient working capital to sustain our operations for more than a limited time.
•	We have a limited operating history and have yet to earn a profit because we have earned little revenue, which makes it difficult to accurately evaluate our business prospects.
•	Potential inability to effectively execute our business plan.
•	Potential inability to compete and succeed in highly competitive and evolving industries.
•	Potential inability to manage our research, development, expansion, growth and operating expenses.
•	Potential inability to raise capital and the unavailability of future financing.
•

Lack of market acceptance of our Nature-Cide®, Thermal-Aid®, Home Spa™, and other products, including our newly formulated mosquito repellant and eradication solution derived from our current Nature-Cide® All Purpose Concentrate product.

•	Unexpected costs and operating deficits.
•	Inadequate capital and financing.
•	Our research and development of cannabis medical compounds, mosquito repellant solution, and other potential new products may not result in commercial products available for sale by us in the future.
•	Testing of proposed new products, such as our planned mosquito control solution, may indicate that the proposed products are not effective.
•

Our Chairman, President and Chief Operating Officer, Matthew Mills, owns 10,000 shares of our Series A Preferred Stock, which entitles him to 51% voting power on all matters submitted to a vote of the shareholders, and with his common stock ownership, Mr. Mills holds approximately 57% of the total shareholder voting power of the Company.

•	Potential inability to obtain legal permission to grow, supply and sell cannabis.
•	Potential inability to sell our Nature-Cide® Thermal-Aid®, Home Spa™, Malibu Brands, cannabis and other products.
•	Heavy development stage expenditures by us, resulting in substantial operating deficits, especially in the early years of operation.
•	Intense competition, including entry of new competitors.
•	Falling demand for cannabis for medical or recreational use, or increasing supply of cannabis, causing prices for it to decline.
•	Adverse federal, state, and local government regulation and taxation, rendering it difficult for us to monetize our potential cannabis products and services.

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•	Heavy government regulation, taxation and licensing requirements in markets where cannabis is legal.
•	Obstacles to registering cannabis trademarks and tradenames at the federal level.
•	Failure of new markets for cannabis to become legal and available.
•	Contraction of the market for medical cannabis in California, including the closing of medical cannabis dispensaries due to government order.
•	Our proprietary rights, trade secrets and other intellectual property may not be adequately protected from legal challenge or third party infringement.
•	Lower sales and revenue than forecast.
•	Default on leases or other indebtedness.
•	Loss of suppliers and supply.
•	Price increases for capital, supplies and materials.
•	Decline of market prices for cannabis products due to excess supply or for other reasons.
•	Failure to obtain customers, loss of customers and failure to obtain new customers.
•	The risk of litigation and administrative proceedings involving us or our employees.
•	Loss of or inability to obtain government licenses and permits.
•	Adverse publicity and news coverage.
•	Potential inability to carry out marketing and sales plans.
•	Failure of our recent merger with Pacific Shore Holdings, Inc. to be profitable for our investors.
•	Loss of key executives.
•	Losses from theft that cannot be recovered.
•	Dilution of ownership due to issuance of more securities by the Company.
•	Unavailability of banking, trademark registration, and other services to Med-X because cannabis is still illegal under federal law.
•	Potential enforcement actions by the Securities and Exchange Commission and other government agencies.
•	Other specific risks that may be alluded to in this Offering Circular or in other reports issued by us or third party publishers.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Offering Circular. All forward-looking statements are made as of the date of this Offering Circular and the risk that actual results will differ materially from the expectations expressed in this Offering Circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Offering Circular, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans described in this Offering Circular will be achieved.

SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular.

As used in this Offering Circular, the terms “Company,” “we,” “our” or words of like import mean Med-X, Inc. and its direct and indirect subsidiaries, consisting of Pacific Shore Holdings, Inc., a Delaware corporation and Pacific Shore Holdings, Inc., a California corporation (collectively, “Pacific Shore” or “PSH”).

Overview

Med-X, Inc., a Nevada corporation formed in February 2014, is engaged in the business of green scene product development, distribution, and marketing. Its business is expected to expand significantly since the recent closing of its merger with Pacific Shore Holdings, Inc. (“PSH” or “Pacific Shore”), its affiliate, on April 16, 2018. The Company and PSH have developed a series of proprietary natural “green” branded products under division names Nature-Cide®, Thermal-Aid®, Home Spa™ and Malibu Brands. Nature-Cide products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, turf care, janitorial, hospitality, transportation and agriculture, as well as the cannabis and hemp cultivation and products industries. Thermal-Aid, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide and Thermal-Aid are distributed through ecommerce platforms and through national distribution outlets positioned around the United States. Home Spa Shower Sprays are essential oil-based products distributed through various ecommerce platforms. Malibu Brands are all-natural essential oils, including hemp and CBD oil products, designed for various ailments and are still in the development stage.

We are currently conducting extensive research, development and testing of a newly formulated solution derived from our Nature-Cide All Purpose Concentrate product. The new formulation is specifically designed to eradicate and repel mosquitos in any environment anywhere in the world without harmful chemicals and potentially with no environmental impact. Our research is advanced and our anti-mosquito solution formula is currently undergoing efficacy and toxicity tests to qualify it for export and to launch sales into the international and domestic markets. See” BUSINESS – Mosquito Control Study.”

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The Company also operates the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes high quality media content regarding cannabis to generate revenue from advertisers and traffic optimizing venues. This platform has been publishing cannabis industry news and information since its launch in July 2015. The content is designed to cover a wide variety of topics relating to the cannabis industry on an ongoing basis, including news and current events, as well as the business, financial, legislative, legal, cultural, medical, scientific and technological aspects of the industry on a national and international level. Stories, columns, advice and analysis may come from a combination of regular consultants, contributors, freelance and staff writers, Company personnel and public news sources. The Company plans to eventually add online ecommerce to its website, offering branded industry products for sale from third party suppliers and from its own product lines, subject in all cases to compliance with applicable federal and state law. The network includes smart phone and tablet applications, and its original content is distributed across several digital platforms including web, Native IOS, Vimeo Video, YouTube, Apple Podcast Audio and now Apple News.

The Company is in the final stages of development of another media platform called the National Investor Network, www.nationalinvestornetwork.com. The network will act as an artificial intelligence lead generator for the Company’s current crowdfunding efforts, as well as planned publishing of content for other companies that are looking to utilize crowdfunding to raise capital. The National Investor Network is a membership based digital platform that is designed to offer its members highly curated business news content. Each member controls their own news feed based on the companies or industry categories they chose. The platform is built on a robust database that will allow for the tracking of member behavior giving the system the tools it needs to recommend marketing strategies in proprietary ways. Member profiles are then evaluated and scored as potential leads for the Company’s current crowdfunding efforts. The platform gives other companies in the equity crowdfunding or stock trading space the opportunity to publish their own content in the hopes of driving traffic or raising awareness of their company or crowdfunding initiatives. This acts as a marketing tool for other companies that are looking to be recognized as a company raising capital using the exemptions promulgated under the Jobs Act of 2012 which permit crowdfunding. The Company later expects to also assist in marketing various companies with targeted campaigns inside the National Investor Network platform to certain members as a service. In exchange for these services, the Company hopes to generate revenue and small equity percentages of each company with the hope that more exposure will help them with their equity crowdfunding efforts. The Company’s media division, the MJT Network, could be profitable if and to the extent that the revenue from advertisers, sponsors, product sales and service fees exceeds the cost of the content (expected to be writers’ and content licensing fees) and products offered for online sale. We do not anticipate stocking an inventory of third-party products for sale, rather, we expect to fill orders on a real time basis directly from third party fulfillment sources.

We intend to position Malibu Brands as a homeopathic, botanical, topical, all-natural alternative to traditional everyday pain management methods for consumers of all ages who may suffer from various ailments including but not limited to arthritis, joint pain, headaches and back pain. The Company intends to launch the Malibu Brands topical product, “Pacific Pain Relief Cream”, first. After the launch of the first product, the Company plans to develop other versions of the product that potentially contain full spectrum Cannabidiol (CBD) extracted from industrial hemp and cannabis. The Company is currently preparing to ramp up product and brand awareness by launching a strategic product crowdfunding campaign that will allow investors, supporters and early adapters to buy the first “Pacific Pain Relief Cream” product at a discounted rate. Social media marketing, advertising and public relations will be used to spread awareness and drive traffic to the product launch. The hope is we can build loyalty and social proof around the product from our core, first early adapters, and take that feedback to pharmacy retailers and government and insurance-based providers that could cover the cost of the Malibu Brands “Pacific Pain Relief Cream” for the consumer patients. We plan to attend distribution and pharmacy tradeshows and educational programs as well as provide support to the public movement to hold pharmaceutical companies accountable and to help curb the opioid epidemic by educating health care providers and communities on the availability of alternative everyday pain relief products like the “Pacific Pain Relief Cream.”

Besides supplying Nature-Cide products to pest control, hospitality, janitorial and agricultural industries, Med-X also plans to supply proprietary and non-proprietary products, including Nature-Cide insecticides, pesticides, granular and soil blends to legally operating hemp and cannabis agricultural operators. As these core businesses evolve, and it becomes legal to do so, we will seek to develop and monetize techniques for the recognition and extraction of hemp and cannabis compounds for the medical industry.

We expect the demand for the Company’s proprietary products to increase significantly. The Company and its subsidiary, Pacific Shore, are currently generating revenue from the Nature-Cide, Thermal-Aid and The MJT Network divisions.

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Acquisition of Pacific Shore Holdings, Inc.

Med-X, Inc. recently closed an Agreement of Merger and Plan of Reorganization with its affiliate, Pacific Shore Holdings, Inc., pursuant to which Pacific Shore has become a wholly owned subsidiary of the Company. The merger did not result in significant dilution to Med-X shareholders upon its closing on April 16, 2018. In order to mitigate dilution to existing Med-X shareholders, the Company’s President, Matthew Mills, and PSH collectively tendered to Med-X for cancellation approximately 55 million outstanding shares of Med-X common stock on the closing. Upon closing of the merger, the Company issued to Mr. Mills 10,000 shares of newly authorized super-voting Series A Preferred Stock, having de minimus economic rights (i.e. no conversion right, no dividend rights, and virtually no liquidation preference), but conferring on him 51% voting control of the Company. See “BUSINESS- Merger with Pacific Shore.” The Company plans to continue its efforts to acquire other companies that have similar business models of developing natural products, as well as offering pest control services nationally. The Company’s management believes it can create strong value for shareholders by acquiring companies that have growing revenues and assets in an attempt to bolster the revenues and assets of the Company. The Company has recently reserved the NASDAQ stock trading symbol of “MXRX”.

Our Growth Strategy

The Company is actively positioning the Nature-Cide and Thermal-Aid brands with major distribution and marketing. Med-X and PSH also plan to address the needs required to support the fast-paced emerging cannabis hemp industries. These potential innovations include new products for consumer health and welfare utilizing hemp oil and other Cannabidiol (CBD) compounds. The Company plans to utilize 100 plus acres in Northern and Southern California owned by Dr. David Toomey, our Chief Executive Officer, for hemp and other cannabis cultivation, operations, and production. Once the federal government finalizes methods and protocols for hemp Cannabidiol (CBD) extraction production, and the Company has capital to do so, the Company plans to obtain the proper government licenses for indoor and outdoor farm property in California to grow, harvest and sell high quality, custom-bred organic hemp for the California medical and Cannabidiol (CBD) compound markets.

Med-X also plans, to the extent it is legal to do so, to cultivate high quality custom-bred hemp and cannabis for the medical market to treat such aliments as pain, sleep deprivation, appetite disorders, and neurological pathologies or their symptoms. Recently the federal government passed the 2018 Farm Bill, which now allows the cultivation of hemp. Once the guidelines have been established, and the Company has sufficient funding to do so, the Company plans to cultivate and extract hemp Cannabidiol (CBD) for the patient and medical communities. The Farm Bill ensures that any cannabinoid or the chemical compounds that make up the cannabis plant that come directly from hemp will be legal, if and only if that hemp is produced in a manner consistent with the Farm Bill, associated federal regulations, associated state regulations, and by a licensed cultivator. It explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also imposes no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that is submitted to the Secretary of United States Department of Agriculture (“USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. Once the state of California finalizes its hemp regulations, methods and protocols for growing hemp, and the USDA approves it, the Company plans to obtain the proper government licenses to commence farming operations on an indoor and outdoor farm property in California to grow, harvest and sell high quality, proprietary, organic hemp for the US medical and Cannabidiol (CBD) compound markets. Management is planning to produce various hemp Cannabidiol (CBD) products, such as topicals and supplements for pain management, if and when the Company has capital to do so. Over the past 20 years, 33 states have legalized cannabis for medical use, and over the past several years, ten states have legalized cannabis for adult use. Every one of those programs is illegal under federal law, with no exceptions, and the Farm Bill does nothing to change that situation. That said, many in the cannabis community hope that the reforms to hemp policy under the Farm Bill serve as a first step toward broader cannabis reform. Source for information above: www.brookings.edu/blog/fixgov/2018/12/14/the-farm-bill-hemp-and-cbd-explainer/. The Company will not market or sell any of these compounds, supplements or medicines made from these compounds, until it is clearly legal to do so under federal, state and applicable local law. Consequently, such products, even if successfully developed by the Company, are not expected to generate revenue in the short term.

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In the future Med-X plans to research, develop and license or otherwise monetize cannabis and hemp compound identification and extraction techniques for the cannabis/hemp medical industry. Management believes that Med-X, if and when the federal government changes its stance and reschedules cannabis from a Schedule 1 to a Schedule 2 or 3 drug, or de-schedules it all together, will eventually earn substantial revenue from growing, harvesting and selling high quality, custom-bred organic cannabis for the California medical and recreational markets. As applicable cannabis licensing and tax regulations in California are published and licenses become available, we intend to launch our planned cultivation operations in that state. As part of its growth strategy, the Company may acquire from third parties’ other businesses and products that fit into the Company’s business model to generate more revenue and enhance the value of the Company.

Common Stock Issuances

The Company conducted private placements of its common stock from September 1, 2014 until January 20, 2016 to Accredited Investors only at $0.50 per share pursuant to which it raised approximately $1,197,425 through the sale of approximately 2,394,850 shares. On August 26, 2015, the Company filed an Offering Statement on Form 1-A with the Securities and Exchange Commission under Regulation A+, Tier 2, to qualify an offering of $15,000,000 (25,000,000 shares) of common stock at $0.60 per share. The Regulation A+ offering was qualified by the Securities and Exchange Commission (“SEC”) on November 3, 2015 and commenced on February 3, 2016. It was terminated on September 16, 2016, when it was temporarily suspended by the SEC due to the late filing by us of our Annual Report on Form 1-K for our 2015 fiscal year. On September 20, 2016 we filed our 2015 Annual Report and on September 23, 2016, we applied to the SEC to have the temporary suspension order vacated. On April 24, 2017, we filed our 2016 Annual Report. On May 8, 2017, a SEC Administrative Law Judge made a ruling favorable to the Company and vacated the suspension order. We resumed our Registration A+ offering on June 30, 2017.

During the initial Regulation A+ offering (“First Reg A Offering”), we raised gross capital of $872,548 for which we issued 1,454,247 shares of common stock. From June 30, 2017 to June 30, 2018, we raised an additional $1,226,495 of gross capital (the “Second Reg A Offering”), for which we issued 2,044,158 additional shares of common stock at $0.60 per share. From June 30, 2018 to May 1, 2019, we raised an additional $3,125,185 of gross capital (the “Third Reg A Offering”) for which we issued 5,208,642 shares of our common stock at $0.60 per share. From August 12, 2019 to June 30, 2020, we raised $1,059,035 in total capital from the sale of 1,323,794 shares of our common stock (the “Fourth Reg. A Offering”) in an offering of which this Offering Circular is a continuation, under Regulation A+ of the Securities Act, at a subscription price of $0.80 per share. A copy of our current Regulation A+ Offering Statement is available for inspection at www.sec.gov, along with our 2018 and 2019 Annual Reports on Form 1-K and 2019 Semiannual Report on Form 1-SA.

On October 1, 2016, we commenced a private placement of our common stock to Accredited Investors only under Section 4(a)(2) of the Securities Act of 1933, as amended, seeking to raise capital from the sale of up to 2,000,000 shares at $0.60 per share. The private placement terminated on January 27, 2017, pursuant to which the Company sold 555,333 shares raising $333,200 of capital. On February 1, 2017, we commenced another private placement of our common stock to Accredited Investors only under Rule 506(c) of Regulation D of the Securities Act of 1933, as amended, seeking to raise capital from the sale of up to 5,000,000 shares at $0.60 per share. We raised total capital of $428,867 from the sale of 714,778 shares in that offering, which ended on January 31, 2018. On February 1, 2018, we commenced another private placement of our common stock to Accredited Investors only under Rule 506(c) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), seeking to raise up to $3,000,000 of capital at $0.60 per share for a total of 5,000,000 shares. As of January 30, 2019, we had raised total capital of $1,808,000 from that offering for which we issued 3,013,333 shares of our common stock.

In March 2019, we commenced another private placement of our common stock to Accredited Investors only under Rule 506(c) of Regulation D of the Securities Act, seeking to raise up to $3,000,000 of capital at $0.60 per share. In that offering, which terminated on March 1, 2020, we sold 2,940,500 shares of our common stock at $0.60 per share for total capital of $1,764,300. In March 2020, we commenced another private placement of our common stock to Accredited Investors only under Rule 506(c) of Regulation D of the Securities Act, seeking to raise up to $3,000,000 of capital at $0.60 per share. As of June 30, 2020, we had raised $650,000 from the sale of 1,083,333 shares of common stock in that offering.

Executive Offices

Our executive offices are located at 8236 Remmet Avenue, Canoga Park, California 91304 and our telephone number is (818) 349-2870. The Company is located adjacent to the executive offices of Pacific Shore Holdings, Inc. and shares warehouse space with it. Our website address is www.MEDX-RX.com and our e-mail address is info@medx-rx.com.

REGULATION A+

We are offering our common stock pursuant to recently adopted rules by the Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer of up to $50 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the Commission after the qualification of the offering statement of which this Offering Circular is a part.

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THE OFFERING

Issuer	Med-X, Inc., a Nevada corporation

Common Stock offered by us	11,500,000 shares

Common Stock offered by Selling Security Holders	1,000,000 shares

Common Stock outstanding (1)	113,841,230 shares

Series A Preferred Stock outstanding (2)	10,000 shares

Preferred and Common Stock to be outstanding after the issuance of the shares in this offering (3)	125,351,230 shares

Price Per Share	$0.80

Use of Proceeds	[See “Use of Proceeds”]

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors”

___________

(1)

Includes 13,558,977 shares of common stock owned by Matthew Mills, our Chairman, President and Chief Operating Officer, reflecting the redemption and cancellation of 48,164,149 of his shares effective April 16, 2018, the date of the closing of our merger with Pacific Shore, and a total of 9,016,145 shares owned by the other directors and officers of the Company. Includes 1,189,450 shares of common stock sold to outside investors by Med-X from September 1, 2014 to June 30, 2015 in a private placement at $0.50 per share, and an additional 1,205,400 shares of common stock sold to outside investors by Med-X from July 1, 2015 to January 20, 2016 in a private placement at $0.50 per share. Includes 1,454,247 shares of our common stock sold in the First Reg A Offering at $0.60 per share under Regulation A+ (Tier 2) from February 3, 2016 until September 16, 2016. Includes 2,044,158 shares of common stock sold in the Second Reg A Offering at $0.60 per share from June 30, 2017 until June 30, 2018 under Regulation A+ (Tier 2), and an additional 5,208,642 shares of our common stock sold in the Third Reg A Offering at $0.60 per share from June 30, 2018 until May 1, 2019. Includes 1,323,794 shares of our common stock sold in the Fourth Reg. A Offering at $0.80 per share from August 12, 2019 to June 30, 2020. Includes 555,333 shares of our common stock sold in a private placement at $0.60 per share from October 1, 2016 until December 31, 2016. Includes 714,778 shares of our common stock sold in a private placement at $0.60 per share from February 1, 2017 until January 31, 2018. Includes 3,013,333 shares of our common stock sold in a private placement at $0.60 per share from February 1, 2018 to January 30, 2019. In March 2019, we commenced another private placement of our common stock to Accredited Investors only under Rule 506(c) of Regulation D of the Securities Act, seeking to raise up to $3,000,000 of capital at $0.60 per share. In that offering, which terminated on March 1, 2020, we sold 2,940,500 shares of our common stock at $0.60 per share for total capital of $1,764,300. In March 2020, we commenced another private placement of our common stock to Accredited Investors only under Rule 506(c) of Regulation D of the Securities Act, seeking to raise up to $3,000,000 of capital at $0.60 per share. As of June 30, 2020, we had raised $650,000 from the sale of 1,083,333 shares of common stock in that offering. All share figures on the above table are as of June 30, 2020. Does not reflect the outstanding stock options and warrants granted or issued by the Company to date.

(2)	These shares are owned by our President and Chairman of the Board, Matthew Mills, and entitle him to 51% voting power for all matters that are submitted to the shareholders for a vote or written consent.

(3)	The total number of shares of our common stock outstanding assumes that the maximum number of shares of our common stock is sold by the Company and the Selling Security Holders in this offering.

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USE OF PROCEEDS

Assuming the sale of all 11,500,000 shares of common stock offered by us, the maximum gross proceeds to the Company from the sale of the shares of our common stock in this offering are $9,200,000. The Company will not receive any proceeds from the sale of shares by the Selling Security Holders, who will receive all of the net proceeds from the sale of their shares. The estimated net proceeds from the offering to the Company is expected to be approximately $8,362,800, after the payment of offering costs including printing, mailing, legal and accounting costs, filing fees, escrow fees, Selling Agent commissions and expense reimbursements that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management. We expect to use the net proceeds from this offering to provide capital for us to publish our online content regarding the cannabis industry, market our products to business and consumers, research, develop and market our new mosquito eradication product and beneficial hemp and other cannabis based compounds for medicinal applications derived from state of the art cannabis compound identification and extraction techniques, lease or acquire farm property, establish hemp and cannabis cultivating operations, comply with all federal and state legal and regulatory requirements, and for general working capital purposes. A portion of the proceeds may also be used to acquire other companies and products related to the Company’s business, similar to the acquisition of Pacific Shore Holdings, Inc. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of common stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any.

Med-X, Inc. is planning on utilizing the net proceeds of this offering in the following manner in Fiscal 2020 and Fiscal 2021 (i.e., calendar years 2020 and 2021), in the following order of priority:

(1)

Continue positioning Nature-Cide as a leading all-natural alternative to traditional methods of pest management in the pest control, janitorial, sanitation, hospitality, transportation, turf grass and agricultural industries. We will strive to achieve commercial customer awareness by working with our current distributors to promote Nature-Cide in national and international markets, sponsoring and attending distribution and educational workshops, market through trade publications, and execute public relations strategies to continue our worldwide positioning. We plan to continue ramping up our social media presence worldwide while attending tradeshows in the relevant industries.

(2)	Continue to research and develop the Company’s new mosquito eradication product, an all-natural formulation without utilization of harmful chemicals.

(3)

Continuing to position Thermal-Aid as an all-natural alternative to traditional pain management methods for all ages of consumers that may suffer from ailments such as arthritis, joint and back pain, and headaches including migraines. We will continue to ramp up awareness by consumers, pharmacy retailers, and government and insurance-based providers that cover the cost of Thermal-Aid products for the consumer patient. This will include trade publication advertising in rehabilitation and related publications that medical professionals utilize for reference on the newest technology and methods for patient treatment. We plan to attend distribution and pharmacy tradeshows and educational programs.

(4)

Marketing and promotion of our products. Pacific Shore, our subsidiary, currently manufactures and sells a 100% natural toxic-free product under the brand Nature-Cide. The Nature-Cide product is registered in all states that require state EPA registration. The Nature-Cide product has been added as one of several insecticide/pesticides approved by the States of Colorado, Oregon, and Washington Departments of Agriculture for use by the hemp and cannabis industries. In addition, we have recently filed for a patent on our insecticidal soil for the cultivation of hemp and cannabis as well as any other crops. The proceeds of our offering allocated to our ancillary products business will also be used to attend trade shows, develop promotional material, and to fund promotions such as “Buy One Get One Free”. The marketing budget is scalable and may be adjusted (a) downward (likely proportionately), to the extent less than the maximum capital is raised in this offering, (b) downward to the extent the potential rate of return on investment from this business is less attractive than that available in other segments of our business, and (c) upward to the extent that we add new products, or the potential rate of return on investment in this business is more attractive than once thought or as compared to other segments of our overall business.

(5)

Acquisitions and strategic business combinations. In light of Nature-Cide’s positioning in the pest-control industry, there may be an opportunity for Med-X to strategically acquire other companies. As such, Med-X has been actively exploring such acquisitions in the pest-control industry that will have the right synergies. Our goal is to acquire brands in the $10 to $30 million annual revenue range, and any acquisition would likely require a mix of cash and stock. The cash portion of an acquisition would likely come from obtaining financing from lenders or future equity rounds, neither of which has been identified. Such financing would require that the Company incur new costs to service new debt, or the incurrence of equity dilution, selling commissions and other offering costs. The goal with any potential acquisition is that the performance of the acquired brand would provide sufficient cash flow to cover additional costs plus earn a profit. Any stock used for an acquisition would likely be newly issued shares of the Company’s stock in exchange for the stock or assets of the acquired entity. The issuance of stock is expected to occur in transactions that are not registered with the Securities and Exchange Commission and could result in the eventual dilution of the ownership of investors in this offering. Business acquisitions proposed by management are generally not expected to require shareholder consent. A successful implementation of such a strategy may bring enhanced value though synergies of multiple companies, reduce the Company’s risk through a broader footprint, create higher revenue and earnings, and lead to improved exit opportunities. The Company and Custom Bedbug, Inc. mutually terminated their nonbinding Letter of Intent for the potential acquisition in April 2020.

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(6)

Acquisition, creation and publication of content for our online digital publication known as www.marijuanatimes.org which launched in the second quarter of 2015. We continue to consider hiring more staff writers to assure a continual flow of information relating to the cannabis industry with the initial focus being on the medical sector. We will also cover up to date developments on the legalization of cannabis for medical and recreational use in states where it is not currently legal. Other areas may include legislation being considered in Congress to move cannabis from a Schedule 1 drug to a Schedule 2 drug along with the issues surrounding banking concerns for cannabis companies. If and when we have adequate capital, we also plan to hire a sales team to sell advertising space as well as sponsored stories in our digital magazine. As we expand our digital media presence we may also be searching for potential acquisitions in the digital media and advertising industry. The budget for this business segment conservatively assumes that little revenue is earned from it in 2020. The budget requirements for digital media will likely be reduced to the extent that cash flow is generated by it, but not necessarily proportionately. We may decide to aggressively invest in our online magazine regardless of the amount of organic cash flow produced by it. Furthermore, to the extent that insufficient capital is raised in this offering, the budget for our digital media business may or may not be reduced, depending on its performance, the opportunity for growth and the potential return on investment from it. As a possible immediate source of revenue in an industry where certain other sources, such as sales of cannabis in interstate commerce, are delayed pending the resolution of legal issues, excess offering proceeds may be added to the digital media budget, where expanded operations can essentially be fully launched. We have not yet established a budget or a schedule for implementation of our new National Investor Network currently under development.

(7)

Continuing to position Malibu Brands as a homeopathic botanical topical all-natural alternative to traditional pain management methods to consumers of all ages who may suffer from various ailments including but not limited to arthritis, and joint and back pain. As the first Malibu Brands topical “Pacific Pain Relief Cream” is released, the Company plans to develop hemp and cannabis Cannabidiol (CBD) versions of the product. The Company is currently in a marketing campaign to ramp up awareness by consumers, pharmacy retailers, and government and insurance-based providers that could cover the cost of the Malibu Brands “Pacific Pain Relief Cream” for the consumer patient. This will include Indiegogo or Kickstarter style campaigns along with trade publication advertising in rehabilitation and related publications that medical professionals utilize for reference on the newest technology and methods for patient treatment. We plan to attend distribution and pharmacy tradeshows and educational programs for this campaign, as well.

(8)

Research, development and marketing of medicinal compounds through hemp and cannabis compound identification and extraction methods. We anticipate continually developing new strains of hemp and cannabis with higher CBD levels. In order to continue our research, we anticipate purchasing extraction machines, analyzers and related equipment. We also anticipate the need for utilizing independent third-party laboratories to validate our research results and claims. Currently, we have significantly reduced these hemp and other cannabis research and development activities pending raising sufficient capital to fund them, and further legalization to permit interstate commerce in cannabis. Nevertheless, this research and development, once resumed, are expected to lead to the creation of new products by the Company, particularly medicinal supplements synthesized from hemp and cannabis oil. It may be 2020 before we actively resume the creation of our planned hemp and cannabis supplement line.

(9)

Acquisition of indoor and outdoor farm property and establishment of a legal farming operation for the cultivation of high-quality custom-bred hemp and cannabis for research purposes, for patient medicinal use and for recreational use if and when recreational use becomes legalized. Recently, the federal government legalized hemp production as part of the Farm Bill. Once the federal government finalizes methods and protocols for hemp Cannabidiol (CBD) extraction production, and if and when the Company has capital to do so, the Company plans to obtain the proper government licenses for indoor and outdoor farm property in California to grow, harvest and sell high quality, custom-bred organic hemp and other cannabis for the California medical and Cannabidiol (CBD) compound markets. The success of the cannabis aspect of our business plan is dependent on several factors including, but not limited to (a) cannabis going from a Schedule 1 drug to a Schedule 2 drug, thereby becoming more tolerated and legal at the federal level, (b) legalization of cannabis for recreational use in California, which passed in a referendum in California in November 2016, but is subject to licensing and taxation regulations recently adopted, and (c) whether we decide to look for property or business in other states where cannabis is already legal for medicinal and recreational use. The Company may also utilize 100 plus acres in Northern California owned by Dr. David Toomey, our Chief Executive Officer, for hemp and or other cannabis cultivation production and operations.

(10)

General and administrative costs, including management compensation. As Med-X grows we will at some point need our own administrative office facility including all support components such as more employees and equipment. We anticipate that in the second half of 2020 we will hire additional personnel such as administrative assistants and clerical staff. To the extent less offering proceeds than expected are available, this category will be reduced and allocated less funds.

(11)	Legal compliance costs. This category includes attorneys and accountants fees, annual filing fees, and regulatory compliance costs.

(12)	General working capital. Our working capital requirements will vary depending on the rate of growth that Med-X experiences.

The following table illustrates the estimated use of the estimated net proceeds of this offering assuming the maximum estimated net proceeds of $8,362,800 are received, 75% of the estimated maximum net proceeds are received, 50% of the estimated net proceeds are received, and 25% of the estimated maximum net proceeds are received.

Med-X, Inc. Estimated Use of Net Proceeds – 2020 and 2021

	100%	75%	50%	25%
Marketing & Promotion of Products	$1,727,100	$1,295,325	$863,550	$431,775

Acquisition, Creation & Publication for Online	$1,363,500	$1,022,625	$681,750	$340,875

Research, Development & Marketing of Medicinal Cannabis	$909,000	$681,750	$454,500	$227,250

General & Administrative Costs, Management Compensation	$1,363,500	$1,022,625	$681,850	$340,875

Legal Compliance Costs	$477,225	$357,920	$238,615	$119,3140

General Working Capital	$2,522,475	$1,891,860	$1,261,240	$630,620

Total	$8,362,800	$6,272,105	$4,181,405	$2,090,705

Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. These are our best estimates of our financial requirements and plans for fiscal years 2019 and 2020. We may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate. We cannot assure that the capital budget will be sufficient to satisfy our operational needs, or that we will have sufficient capital to fund our business. See “BUSINESS” and “RISK FACTORS.”

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BUSINESS

Plan of Operation

General. The Company is a Nevada corporation formed in February 2014, engaged in the business of green scene product development, distribution, and marketing. Its business is expected to expand significantly since the recent closing of its merger with Pacific Shore, its affiliate, on April 16, 2018. The Company and Pacific Shore have developed a series of proprietary natural “green” branded products under division names Nature-Cide, Thermal-Aid, Home Spa and Malibu Brands. Nature-Cide products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, turf care, janitorial, hospitality, transportation and agriculture, as well as the hemp and cannabis cultivation industry. Thermal-Aid, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide and Thermal-Aid are distributed through ecommerce platforms and through national distribution outlets positioned around the United States. Home Spa Shower Sprays are essential oil-based products distributed through various ecommerce platforms. Malibu Brands initial products are all-natural homeopathic topical botanical blends that include essential oils, including versions that include hemp and CBD oil products, designed for various ailments. The first planned product in the Malibu Brands category is “Pacific Pain Relief Cream” along with CBD from hemp and cannabis versions of the product which are still in the development stage. The Company also operates the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes high quality media content regarding Cannabis to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and also publishes a daily news video through social and news applications. The Company has also developed another media platform called the National Investor Network, www.nationalinvestornetwork.com. The network acts as an artificial intelligence lead generator for the Company’s current crowdfunding efforts, as well as publishing content for other companies that are looking to be recognized as raising capital using the new exemptions promulgated under the Jobs Act of 2012 which permits and regulates crowdfunding initiatives. The Company expects to market various companies and generate revenue and small equity percentages of each company by promoting and positioning crowdfunding initiatives for them within the network, which we believe will help them raise capital for their businesses.

We have developed a new all-natural formulation of mosquito repellant and eradication product. This proposed product is derived from our Nature-Cide All Purpose formulation and is designed to be free of harmful chemicals. This solution has undergone a third-party lab and field study which has shown favorable results. We plan to aggressively market this product on an international scale, including exports into heavily mosquito infested areas of the world, and for sales in the United States.

Recently, the federal government legalized hemp production as part of the Farm Bill. Once the federal government finalizes methods and protocols for hemp Cannabidiol (CBD) extraction production, and if and when the Company has capital to do so, the Company plans to obtain the proper government licenses for indoor and outdoor farm property in California to grow, harvest and sell high quality, custom-bred organic hemp for the California medical and Cannabidiol (CBD) compound markets

Med-X also plans, to the extent it is legal to do so, to cultivate high quality custom-bred cannabis for the medical market to treat such aliments as pain, sleep deprivation, appetite disorders, and neurological pathologies or their symptoms. Besides supplying Nature-Cide products to pest control, hospitality, transportation, janitorial, turf care and agricultural industries, Med-X also plans to supply proprietary and non-proprietary products, including Nature-Cide insecticides, pesticides, granular and soil blends, to legally operating hemp and cannabis agricultural operators. As these core businesses evolve, and it becomes legal to do so, we will seek to develop and monetize techniques for the recognition and extraction of cannabis compounds for the medical industry.

We expect the demand for the Company’s proprietary products to increase significantly. The Company and Pacific Shore, its subsidiary, are currently generating revenue from the Nature-Cide, Thermal-Aid and The MJT Network divisions.

Acquisition of Pacific Shore. In April 2018, Med-X closed an Agreement of Merger and Plan of Reorganization with its affiliate, Pacific Shore Holdings, Inc., pursuant to which Pacific Shore has become a wholly owned subsidiary of the Company. The merger did not result in significant dilution to Med-X shareholders upon its closing on April 16, 2018. In order to mitigate dilution to existing Med-X shareholders, the Company’s President, Matthew Mills, and Pacific Shore are collectively tendered to Med-X for cancellation approximately 56.8 million outstanding shares of Med-X common stock. Upon closing of the merger, the Company issued to Mr. Mills 10,000 shares of newly authorized super-voting Series A Preferred Stock of Med-X, having de minimus economic rights (i.e. no conversion right, no dividend rights, and virtually no liquidation preference), but conferring on him 51% voting control of Med-X. See “BUSINESS- Merger with Pacific Shore.” The Company plans to continue similar efforts to acquire other companies that have similar business models of developing natural products, as well as offering pest control services nationally. The Company’s management believes it can create strong value for shareholders by acquiring companies that have growing revenues and assets.

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The primary sources of revenue for Med-X and Pacific Shore moving forward are expected to be the proceeds from continued sales of Nature-Cide and Thermal-Aid through the Company’s national distribution channels. The Company is also expected to generate revenue from advertising and the online sale of products on the Company’s media platform, www.marijuanatimes.org. The Company has launched various online sales venues for this purpose, such as www.nature-cide.com, www.thermalaidproducts.com, www.homespashowerspray.com, and www.nationalinvestornetwork.com. The Company plans to aggressively market its Nature-Cide and Thermal-Aid brands while positioning its media venue www.marijuanatimes.org and www.nationalinvestornetwork.com to attract sponsorship and advertisers as well as companies that desire to utilize the crowdfunding initiatives under the Jobs Act of 2012. During this cycle, the Company plans to ramp up its Malibu Brands, Home Spa products and its ready to use consumer version of the Nature-Cide products scheduled to be on retail shelves in 2021.

Nature-Cide. Comprised of various essential oils such as cedar oil, cinnamon oil, clove oil, cottonseed oil and other natural ingredients, Nature-Cide is a pleasantly aromatic, chemical free insecticide/pesticide/miticide/ nematicide and repellent that kills or deters a variety of different pests, including cockroaches, bed bugs, ants ,spider mites, white flies, caterpillars and other pests associated pest control operations, janitorial, turf care, hospitality, transportation and agriculture. Nature-Cide products are also proven in commercial and residential environments, and kill or deter a wide variety of household insects including, flies, fleas, and mosquitoes, which sometimes can carry deadly diseases.

Nature-Cide contains no harmful poisonous chemicals to humans most commonly found in many other insecticides and insect repellents. In addition to cedar oil, cinnamon oil, clove oil and cottonseed oil, Nature-Cide may also contain citronella oil, garlic oil, mint oil, peppermint oil, geranium oil, lemon grass oil, and rosemary oil, all of which are recognized by the EPA as FIFRA 25b MINIMUM RISK PESTICIDE compounds. Cedar oil is a natural repellent found to be effective in the states with swamps for eradicating mosquitoes without harming the ecosystem. By the same token, cinnamon oil is known in Guam for warding off snakes from train cars and shipping containers. One of our Nature-Cide formulas is an insecticide that kills various insects on contact, including but not limited to ants, fleas, mites, slugs, snails, silverfish, mosquitoes, cockroaches and a variety of other insects. The Nature-Cide Pest Management X2 formula also acts as an effective repellent for other insects, reptiles and rodents.

Nature-Cide is classified as a MINIMUM RISK PESTICIDE under FIFRA (25b) and is exempt from federal registration by the Environmental Protection Agency (“EPA”). Unlike other repellents and insecticide products which contain toxic chemicals, Nature-Cide is safe for use in all environments. Pacific Shore has developed several formulations of Nature-Cide for use indoors, outdoors, on humans, and on pets. As of July 31, 2014, the Nature-Cide All-Purpose and Pest Management X2 insecticide formulations have been registered in most states that require EPA registration. In addition, the Colorado, Oregon and Washington Departments of Agriculture have approved the Nature-Cide All-Purpose product for use on cannabis crops grown in those states.

Nature-Cide products have been field tested for over seven years on ranch homes in the Santa Monica Mountains, from Bel Air to Malibu as well as being third party tested in laboratory settings. Nature-Cide’s research and development and field testing has evolved into a Pest Management Service, a division of Pacific Shore, and is now recognized and licensed in the State of California as a state applicator with a Qualified Applicators License # 133658 for agricultural and landscape use in commercial and residential settings. This being said, the Nature-Cide products and services division has also begun supplying and servicing small cannabis cultivators in Southern California.

Nature-Cide products are currently offered nationally to commercial pest control, janitorial, hospitality, transportation, turf care and agricultural professionals nationally through various commercial distributors such as Rentokil Initial, Target Specialty Products, Univar Solutions and American Hotel Registry. Collectively the pest management market encompasses a wide variety of sectors that encompass a substantial revenue stream worldwide. The demand for all-natural products like Nature-Cide is becoming continuous as regulatory bodies continue to ban traditional poisonous pest control applications around the world. Currently Nature-Cide products are being utilized by a gamut of professional applicators using the products in such places as school districts, hospitals, hotels/motels, zoos, food plants, livestock farms, greenhouses, passenger rail cars, passenger and cargo aircraft and agricultural settings including hemp and cannabis cultivation. In 2017 Target Specialty Products’ parent company, “Rentokil Initial”, began testing Nature-Cide in Hong Kong, Macau, China and Mumbai, India. Results from testing warranted an immediate focus on registration in Hong Kong, Macau and Mumbai, where product orders have been received and usage has commenced. Rentokil Initial operates in multiple countries such as New Zealand, Australia, Singapore, Malaysia and the United Kingdom, where we are now focused on testing protocols for Nature-Cide products. In early 2018, Univar Solutions, who is revered as one of the largest chemical distributors in the world, has now begun ordering the full Nature-Cide line within the United States.

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In January 2019, the Nature-Cide team achieved for the Nature-Cide product line a platinum marketing designation with Target Specialty Products (TSP) and Univar (UNI). We have attended annual sales meetings in Savannah, Georgia with TSP and Chicago, Illinois with UNI. During these meetings, both distributors announced that Nature-Cide will be represented as a top-level platinum sponsor, and our Nature-Cide product line will be presented to the entire customer base of both distributors, which consists of over 15,000 customers nationally. Going forward, due to the platinum sponsorship designation, Nature-Cide will be showcased as the go to 25b minimum risk green program. The Company is working closely with two of its distributors, TSP and UNI, to distribute samples and information to both customer bases, and collectively monitor and record results from the applications of Nature-Cide in places around the country as well as in Asia, for social media to share with potential new customers who can understand the vast amount of applications that can be realized for the Nature-Cide brand. TSP and UNI have solid footprints in the USA as suppliers of products for pest control, turf grass care, and for professional use in the hospitality, parks and recreation, transportation, sanitation, and golf care industries, as well as the recent addition of the cannabis cultivation industry. Management of the Company as well as distributor management agrees that the 25b minimum risk market has a solid future in the pest control sector. UNI and TSP, along with TSP’s parent company, Rentokil, are constantly working with the Nature-Cide team to deploy and plan ways that the product can be utilized, and to build scalable programs for the various industries where Nature-Cide can receive the best positioning for long term sales growth.

Due to the continued planning and sponsorship coupled with the positive reception of Nature-Cide by the professional end user, the Nature-Cide product development team has entered into discussions with TSP product development personnel to create a unique product designed for turf grass applications in golf and other turf grass venues, including parks and recreation, by combining Nature-Cide with a proprietary blend of TSP Turf Fuel for the golf and turf care industries. The Turf Fuel and Nature-Cide product blend is currently in laboratory production. The Company is also in discussion with TSP management to register Nature-Cide in Canada. In 2017, Nature-Cide announced a new compressed air 16-ounce all-purpose insecticide prototype which was eventually produced for professional use. Due to the response and continued professional usage, along with social media promotion, the Company is in the process of finalizing development of a ready to use group of compressed air products to release to consumers. These products will consist of the All-Purpose, Flea & Tick, Insect Repellent and an outdoor formulation that should be released in late 2019 or early 2020.

Nature-Cide License and Patent Application. Pacific Shore has an exclusive royalty-free worldwide master license in perpetuity from Matthew Mills, one of the founders of the Company and Pacific Shore, to commercialize the Nature-Cide brand and line of products. The master license can be terminated by Mr. Mills in certain circumstances, such as a material breach of the agreement by Pacific Shore or its insolvency. Upon the closing of the merger of Med-X and Pacific Shore on April 16, 2018, a Nature-Cide sublicense agreement between Pacific Shore, as sublicensor, and Med-X, as sublicensee, was merged and terminated. Accordingly, Pacific Shore can sell Nature-Cide directly to all potential customers for the product throughout the world.

In June 2015, Med-X filed a patent application with the United States Office of Patents and Trademarks for its proprietary process of infusing Nature-Cide and other beneficial substances into growing soil for the agricultural and hemp and cannabis industries. Matthew Mills, our President, is named as the inventor. If this patent is granted, it will be owned exclusively by Med-X. In the meantime, Med-X plans to market and sell its Nature-Cide insecticidal soil to hemp, cannabis and other agricultural cultivators.

The MJT Network. The Company also operates the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes high quality media content regarding cannabis to generate revenue from advertisers and traffic optimizing venues. This platform has been publishing cannabis industry news and information since its launch in July 2015. The content is designed to cover a wide variety of topics relating to the cannabis industry on an ongoing basis, including news and current events, as well as the business, financial, legislative, legal, cultural, medical, scientific and technological aspects of the industry on a national and international level. Stories, columns, advice and analysis may come from a combination of regular consultants, contributors, freelance and staff writers, Company personnel and public news sources. The Company plans to eventually add online ecommerce to its website, offering branded industry products for sale from third party suppliers and from its own product lines, subject in all cases to compliance with applicable federal and state law. The network includes smart phone and tablet applications, and its original content is distributed across several digital platforms including web, Native IOS, Vimeo Video, YouTube, Apple Podcast Audio and now Apple News.

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The Company is in the final stages of development of another media platform called the National Investor Network, www.nationalinvestornetwork.com. The network will act as an artificial intelligence lead generator for the Company’s current crowdfunding efforts, as well as planned publishing of content for other companies that are looking to utilize crowdfunding to raise capital. The National Investor Network is a membership based digital platform that is designed to offer its members highly curated business news content. Each member controls their own news feed based on the companies or industry categories they chose. The platform is built on a robust database that will allow for the tracking of member behavior giving the system the tools it needs to recommend marketing strategies in proprietary ways. Member profiles are then evaluated and scored as potential leads for the Company’s current crowdfunding efforts. The platform gives other companies in the equity crowdfunding or stock trading space the opportunity to publish their own content in the hopes of driving traffic or raising awareness of their company and crowdfunding initiatives. This acts as a marketing tool for other companies that are looking to be recognized as raising capital using the exemptions promulgated under the Jobs Act of 2012 which permit crowdfunding. The Company later expects to also assist in marketing various companies with targeted campaigns inside the National Investor Network platform to certain members as a service. In exchange for these services, the Company hopes to generate revenue and small equity percentages of each company with the hope that more exposure will help them with their equity crowdfunding efforts. The Company’s media division, the MJT Network, could be profitable if and to the extent that the revenue from advertisers, sponsors, product sales and service fees exceeds the cost of the content (expected to be writers’ and content licensing fees) and products offered for online sale. We do not anticipate stocking an inventory of third-party products for sale, rather, we expect to fill orders on a real time basis directly from third-party fulfillment sources.

Compound Identification and Extraction. There are various types of hemp and cannabis strains that produce beneficial medicinal effects, including pain and nausea control, appetite stimulation, reduced muscle spasm, improved sleep, and other indications. Individual strains will have differing cannabinoid and terpene content, producing noticeably different effects. For instance, strains with more CBD tend to produce better pain and spasticity relief. Effects will also vary for an individual based on the setting in which it is used and the person's physiological state when using it. Recently, the federal government legalized hemp production as part of the Farm Bill. Once the federal government finalizes methods and protocols for hemp Cannabidiol (CBD) extraction production, and if and when the Company has capital to do so, the Company plans to identify various strains of hemp and obtain the proper government licenses for indoor and outdoor farm property in California to grow, harvest and sell high quality, custom-bred organic hemp and other cannabis for the California medical Cannabidiol (CBD) compound markets.

There are more than 400 different compounds in cannabis, and continuous testing and recognition of these compounds is in high demand. If and when it is federally legal, the Company is planning to conduct laboratory studies to identify the expected potential of each compound as well as acquiring the machinery needed to properly extract those compounds to treat patients suffering from pain and nausea, to stimulate appetite when needed, and to address stress and sleep management. There may be other neurological pathologies that can be treated with these compounds and the benefits may or may not be limited to controlling the symptoms of those diseases. Considerably more research of cannabis compounds is needed to assess the commercial potential of them for medical applications. The Company will not market or sell any of these compounds, or supplements or medicines made from these compounds, until it is clearly legal to do so under federal, state and applicable local law. Consequently, such products, even if successfully developed by the Company, are not expected to generate revenue in the short term.

The Company’s planned compound identification and extraction research and development operations, and testing of the Nature-Cide products, are expected to be conducted primarily in outside laboratories contracted by us in the future to validate our research results and claims. Related cultivation and genetic research was conducted in 2015 and early 2016 on the Company’s leased property in an existing 600 square foot indoor cultivation center in Los Angeles County, California, where patients with whom we shared data cultivated controlled quantities of high quality cannabis and harvested and stored them for research and medical use to the extent permitted by California law. The fundamental premises of the operation were (i) to test the Nature-Cide pesticide and insecticide products, and (ii) to produce hemp and other cannabis oils from the plant life cultivated, eventually extract a variety of medicinal compounds from the oil, especially the hemp-based non-THC Cannabidiol (CBD) compounds found in hemp and other types of cannabis, test the efficacy of the supplement prototypes, and eventually produce, market and sell natural supplements containing these compounds. The Company may purchase and utilize additional special equipment designed to facilitate the compound identification and extraction process. Preliminary research in the industry indicates that CBD-based compounds from cannabis may be effective in treating the symptoms of certain neurological pathologies, but there is much additional research needed to reliably commercialize CBDs for medical purposes. There is no assurance that the Company will be successful in making or selling any medicinal supplements from the CBD or THC compounds identified and extracted by it.

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Merger with Pacific Shore.

Terms of the Merger. On December 15, 2017, Med-X, Inc. entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Pacific Shore Holdings, Inc., a Delaware corporation (“Pacific Shore”), and Med-X Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), by which the Company acquired Pacific Shore (the “Merger”). At the closing of the Merger on April 16, 2018, Pacific Shore became a wholly owned subsidiary of the Company. The Merger Agreement had been approved by the Board of Directors of both the Company and Pacific Shore. A copy of the Merger Agreement is attached as Exhibit 7.1 to the Report on Form 1-U, filed by the Company with the Commission, dated December 15, 2017, reviewable at www.sec.gov.

Subject to the terms and conditions of the Merger Agreement, the shares of common stock, par value $0.001 per share, of Pacific Shore (the “Pacific Shore Common Stock”), owned by the stockholders of Pacific Shore (other than shares of Pacific Shore Common Stock as to which appraisal rights are perfected pursuant to the applicable provisions of the Delaware General Corporation Law (“DGCL”) and not withdrawn or otherwise forfeited), by virtue of the Merger and without any action on the part of the stockholders, converted into the right to receive the number of shares of common stock, par value $0.001 per share, of the Company (the “Med-X Common Stock”) equal to one share of Med-X Common Stock for every two shares of Pacific Shore Common Stock, rounded to the nearest whole number. No fractional shares of Med-X common stock were issued as a result of the share exchange.

Med-X Common Stock issued among the holders of Pacific Shore Common Stock in the Merger were not issued to more than 35 holders of Pacific Shore Common Stock who are not “Accredited Investors” as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended, based on Consent Agreements (as defined in Article IV of the Merger Agreement), Stockholder Questionnaires, and the historical records of Pacific Shore. The Company accepted non-Accredited Investors up to 35 in the order of the size of their shareholdings in Pacific Shore. Non-Accredited Investors in excess of 35 who are holders of Pacific Shore Common Stock had appraisal rights in accordance with the DGCL. After the Closing, as defined in the Merger Agreement, the Company elected to pay all remaining Non-Accredited Pacific Shore shareholders whose holdings were too small to qualify for the Merger the appraised price per share in cash.

Each share of Pacific Shore Common Stock and Pacific Shore Series A Preferred Stock (collectively, the “Pacific Shore Stock”) held in the treasury of Pacific Shore immediately prior to the Effective Time, as defined in the Merger Agreement, was cancelled in the Merger and ceases to exist, and each share of outstanding Series A Preferred Stock of Pacific Shore outstanding immediately prior to the Effective Time was cancelled in the Merger and ceases to exist.

At the Closing, the Company issued to Matthew Mills, founder of the Company, 10,000 shares of newly authorized Series A Preferred Stock conferring on Mr. Mills no less than 51% voting control of the total issued and outstanding voting stock of the Company for all matters submitted to a vote of the Company’s shareholders. The newly authorized Series A Preferred Stock of the Company has the rights, preferences and privileges expressed in the Certificate of Designation of Med-X, Inc. for the Series A Preferred Stock, a copy of which is attached as Exhibit E to the Merger Agreement and as Exhibit 3.1 of the Company’s Report on Form 1-U filed by the Company with the Commission, dated December 15, 2017, which can be viewed on the Commission’s website at www.sec.gov (the “Form 1-U Report”).

At the Closing, Matthew Mills tendered approximately 47,363,110 shares of common stock of the Company owned by him, and Pacific Shore tendered all 9,450,000 shares of Med-X, Inc. owned by it, to the Company for retirement and cancellation.

A copy of the Merger Agreement is attached as Exhibit 7.1 to the December 15, 2017 Form 1-U Report, and incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

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Business of Pacific Shore. Pacific Shore is a Delaware corporation which, through its substantially wholly owned subsidiary, Pacific Shore Holdings, Inc., a California corporation formed in January 2008 (hereinafter, “PSH-CA”), is engaged in the business of product development, distribution, and marketing. On September 30, 2010, Pacific Shore, which prior to September 30, 2010 was an inactive public shell company without material assets or liabilities, consummated the acquisition of PSH-CA, a privately-held company, through a share exchange (the “Business Combination”). The closing of the Business Combination resulted in PSH-CA’s security holders becoming the controlling security holders of Pacific Shore, and PSH-CA becoming a substantially wholly owned subsidiary of Pacific Shore. Pacific Shore had a trading symbol, PSHR, which we expect will remain inactive for the foreseeable future. Pacific Shore’s Chairman and Chief Executive Officer, Matthew Mills, is the President, a director, and a principal shareholder of Med-X, Inc.

Pacific Shore manufactures and distributes two 100% natural essential oil products owned by us, Nature-Cide (“Nature-Cide”) and Home Spa Shower Spray (“Home Spa Shower Spray”). Our Nature-Cide products have been tested in various regions across the United States and in Asia with positive results by multiple pest control companies, hotel and motel operators, agricultural personnel for various pests, and fire department personnel for snake control. Extensive testing by us and an independent third-party laboratory also indicates that our Nature-Cide products kill or deter a wide variety of pests, including but not limited to bed bugs, ants, fleas, ticks, cockroaches, crickets, and stink bugs, while repelling and or deterring various birds, rodents, and reptiles.

After years of research and development, in February 2014, we became a certified and licensed pest control applicator in California for agricultural commercial pest control. In July 2015, we received our pest control business main license and officially launched as a California licensed pest control company in Los Angeles, California. In 2016, we became licensed to maintain landscaping in residential and commercial settings and we obtained our applicator license, which allows us to provide pest control services for both the exterior and interior of structures. Our pest management service is growing and is servicing numerous ranch style and upscale homes and properties in Los Angeles and Ventura Counties. Management’s intention is to franchise and or partner with other pest control service companies to offer the services and methods of our Nature-Cide service division as the Nature-Cide brand matures in the pest control, janitorial, transportation, and hospitality arenas. The Company also plans to increase its service foot print nationally by acquiring other established pest control service businesses that practice Integrated Pest Management (IPM) protocols, if the Company has sufficient capital or financing to do so.

In early 2014, we began registering our Nature-Cide products with multiple state Environmental Protection Agency (“EPA”) offices around the country. Our Ready to Use Nature-Cide All-Purpose Insecticide, Flea & Tick Insecticide, and Nature-Cide All-Purpose Commercial Concentrate in one and five-gallon containers for indoor and outdoor professional use were our first products to be registered with state EPA offices in 39 states. In 2016, we registered our Nature-Cide Ready to Use Outdoor insecticide as well as our Pest Management X2 Commercial Concentrate in one, two and a half, five, and 55 gallons for outdoor professional use. . In 2018, Pacific Shore developed and released two new products, the Nature-Cide Insecticidal Dust for indoor and outside use, and Nature-Cide Pest Management Granular, for outdoor use. Both of the products are also in the process of being registered where applicable.

Currently the Nature-Cide products are positioned with national distributors including Target Specialty Products (TSP), Univar (UNI) and American Hotel Registry (AHR). Nature-Cide and its distributors have been able to promote Nature-Cide as a recognizable product line in the pest control industry in multiple states, as well as to promote the brand in social media (i.e. Facebook, Twitter, and LinkedIn) as the newest highly regarded and one of the fastest growing green products in the pest control industry. Target Specialty Products, headquartered in Santa Fe Springs, California has approximately 35 distribution centers nationally, and Univar has approximately 30 distribution centers nationally.

Our Home Spa Shower Spray is a 100% natural essential oil aromatherapy spray that gives any shower or bath a spa-like scent. The Home Spa Shower Spray is available in four different aromas: eucalyptus, tangerine, grapefruit, and lavender. The Company is currently in discussions with several entities to distribute this line into hotel spas and health clubs on a national basis. The Home Spa Shower Spray is currently available for purchase on the internet. The Company is planning development of other products that fit within the Home Spa brand, such as developing a high end Thermal-Aid pack that will be branded with the Home Spa brand.

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We are selling our products to consumers worldwide via the Internet and through domestic and international distribution channels. We are currently selling Thermal-Aid online through various web sites including but not limited to FSAStore.com, and Amazon.

In 2010 and 2011, the Pacific Shore development team completed development of a new natural lip balm product. This product, Energy-X® lip balm (“Energy-X”), is a lip balm created to enhance energy levels. A second product, which is still under development (“Balm Burner”), is a dietary energy lip balm created to enhance energy levels while suppressing appetite. Energy X lip balm products contain green tea extract, hoodia gordonii extract, and natural caffeine. Energy-X is available in five flavors: lemon-lime, fruit punch, berry blast, grape and tangerine. All Energy-X flavors are available with SPF 30. Burner Balm lip balm products contain the same ingredients as Energy X lip balm products contain plus chromium picolinate. Burner Balm is made in five flavors: strawberry, pomegranate, acai berry, vanilla, and spearmint. Our lip balm products have been featured on CBS’ The Early Show and NBC’s Today Show.

We introduced three new products within our Energy-X® product line. First, we released our Energy-X® caffeinated sugar free chewing gum in two flavors, Spearmint and Peppermint. Each pack of Energy-X® gum contains eight pieces with each piece of Energy-X® gum containing 55 mg of caffeine. This provides the consumer with the equivalent of six energy drinks per pack of gum. We believe our Energy-X® gum compliments our first Energy-X® product, Energy-X® lip balm. Our second product introduction was “The Juice” by Energy-X energy mix. The Juice is a liquid that is flavor and aroma free, has zero calories, can be added to anything, and provides an energy boost. Each quarter ounce serving contains 70 mg of green coffee bean caffeine and B vitamins. Finally, we have also developed “The Sweetener” by Energy-X, which is an Agave Nectar based sweetener that contains Stevia as well as B-Vitamins and 70 mg green coffee bean caffeine per serving. Once the Nature-Cide and Thermal-Aid products division are further capitalized, management plans to focus on marketing our Energy-X and Burner Balm into the appropriate markets.

There is no assurance that the merger of Med-X, Inc. with Pacific Shore Holdings, Inc. will be successful or profitable for investors. As a wholly owned subsidiary of Med-X, Inc., Pacific Shore will pose risks to Med-X, Inc. and its shareholders, including but not limited to those described under “Risk Factors” in this Offering Circular.

Thermal-Aid

In addition to developing our own products, we also currently own an exclusive worldwide royalty-free license to sell a patented 100% natural therapeutic heating/cooling treatment pack called Thermal-Aid (“Thermal-Aid”). Thermal-Aid is a clinically proven microwaveable heat treatment pack that doubles as a cold therapy source to assist with reducing swelling and relieving pain. In a four-month, 96 patient clinical trial, the Thermal-Aid arthritis packs proved to reduce arthritis medications by 20% and it was perceived to have a 35% reduction in pain. During 2014, the entire Thermal-Aid product line, which includes 23 different configurations, became eligible for Flexible Spending Accounts for consumers nationally as well as being eligible for Worker Compensation reimbursement for patients nationally. Our full line of Thermal-Aid products is currently available through the Cardinal Health Distribution network, which includes FSAStore.com, AssuraMed, and Independence Medical. The entire Thermal-Aid line is also being carried by WBC Healthcare Distribution venues, which include Meyer Chiropractic Distribution, Meyer Physical Therapy, Meyer DC, Milliken Medical and Elivate Fitness. The Cardinal Health distribution network, of which AssuraMed and Independence Medical are a part, now also offers all Thermal-Aid products. Our Thermal-Aid Zoo Animals are also available at all California Kroger owned Ralphs Grocery Pharmacy locations as well as Colorado Kroger owned King Soopers locations, Utah Kroger owned City Market locations, and Kroger locations in Georgia, which encompass approximately 376 locations. We continue negotiating with Kroger to place our Thermal-Aid products in all Kroger chains nationally. Cardinal Health carries inventory of Thermal-Aid products in 22 distribution centers throughout the United States. This is in addition to various “As Seen on TV” stores located around the United States. Thermal-Aid has been seen on the Home Shopping Network and on NBC’s ShopHQ. In addition, we continue to run a Thermal-Aid Zoo infomercial in a national television campaign in the “As Seen on TV” category. The Kroger chain continues to invite the Thermal-Aid showcasing team to present the Thermal-Aid line to pharmacists that operate its pharmacy divisions.

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Our chairman and founder Matthew Mills, is currently in the process of completing the assignment of two trademarks which he recently acquired for “Thermal-Aid” and “Nature’s Therapeutic Source.” He also owns three patents related to Thermal-Aid. The first is a patent for a thermal device for applying thermal energy to the body of a person, animal, or other surface utilizing segmented organic filler. The second is for a thermal device for applying thermal energy to the body of a person, animal, or other surface utilizing segmented organic filler that may have the general appearance of a child’s toy or other configuration. The third is for an ornamental design for a bear thermal device. Our chairman and founder Matthew Mills, has granted us an exclusive worldwide royalty-free license in perpetuity to utilize these trademarks and patents to market, distribute, and sell Thermal-Aid, for which he was issued 4,605,337 shares of PSH-CA’s common stock which he subsequently exchanged for shares of our common stock.

On June 22, 2012, we entered into an exclusive license agreement with Dr. Morton I. Hyson, M.D., P.C., d.b.a. Hyson Medical Products, pursuant to which we were granted an exclusive license to utilize three patents currently owned by Dr. Hyson: (1) Device and Method for Treatment of Headache – 5,700,238 (December 23, 1997), (2) Medicated Wrap – 6,313,370 (November 6, 2001), and (3) Medicated Wrap – 7,186,260 (March 6, 2007). We are using the technology and case study covered by these patents to market additional proprietary private label consumer products under our brand to address headache pain relief, both migraine and tension. Dr. Hyson already sells his own line of headache pain relief and medicated wrap products for consumers. We have a license to utilize these patents for any branded products developed by us during the term of the license agreement. For such branded products, Dr. Hyson receives a license fee equal to 5% of net sales made by us of those products. We will own the intellectual property to all of our branded products developed under this license agreement. The initial term of the license agreement is five (5) years with options exercisable for one-year extensions, subject to termination after two (2) years if by then we have not brought a branded product to market. We commercialized this technology within two (2) years by the launch of our Thermal-Aid Headache Relief System.

Mosquito Control Study

In a 2019 study conducted by the Journal of the Florida Mosquito Control Association, the Nature-Cide All-Purpose Concentrate outperformed all other products in a testing protocol on Aedes albopictus, also known as the Asian Tiger Mosquito. Until recently, only the use of toxic pyrethroids with brand names such as Onslaught (produced by MGK), Cyzmic CS (produced by Control Solutions Inc.), Delta-Gard (produced by Bayer), and others in the respected chemical manufacturing world, have been the only option for barrier sprays in mosquito control world-wide. In light of the suggestion of the published study stating “the positive results using Nature-Cide as an outdoor residual treatment in this study demonstrates that botanically based formulations are ready to be investigated further and possibly incorporated operationally into mosquito control programs”, the Nature-Cide liquid concentrates are undergoing various toxicity testing as a first step to enable the product to be exportated. The concentrated formula is already registered with multiple state EPA offices where required for use and sale. The product is being offered to Vector Control companies available in multiple countries that are requesting importation. See https://cdn.shopify.com/s/files/1/0016/5271/9671/files/nature-cide-mosquito-study-florida.pdf?2310.

The beginning of the third party Abstract states: Outdoor residual insecticide applications are useful for preventing or reducing mosquito populations at focal areas. Until recently, they have been the only option for barrier sprays in mosquito control. In this study, three pyrethroid (Onslaught, Cyzmic CS, Delta-Gard) and two botanical (Nature-Cide, Essentria IC3) outdoor residual insecticides were comparatively tested at low, mid, and high label rates against adult Aedes albopictus in both laboratory bioassays and field trials in St. Augustine, Florida, from Mayto August 2017. Bioassays indicated Nature-Cide and Cyzmic CS were the most effectiveacross all three dilution ratios followed by Delta-Gard, Onslaught, and Essentria IC3, respectively. In field trials Nature-Cide and Onslaught were the only products that reduced mosquito abundance at the low rate. However, at the mid-rate Nature-Cide and Onslaught causeda~90% percent reduction of adult female Ae. albopictus in the field, the highest of all tested products. The performance of Delta-Gard (79% reduction in field counts), Essentria IC3 (64%), and Cyzmic CS (36%) in the field were not similar to the laboratory results. The universally high performance of Nature-Cide indicates that mosquito control operations should expand consideration to botanical based insecticides for field operations.

RESULTS AND DISCUSSION--Results from the laboratory bioassays are summarized in Fig. 3. We found significant performance differences among the 5 formulations for both knockdown (F = 11.67, df = 4, 44, P < 0.0001) and mortality (F = 28.39, df = 4, 44, P < 0.0001). Nature-Cide and Cyzmic CS caused the highest knock- down across all three dilution rates with 20-50% knockdown at the low rate, 100% knockdown at mid and high rates, and a mean mortality of ≥ 90% at all rates. Delta- Gard, Onslaught, and Essentria IC3 had 0% knockdown and less than 20% mortality at the low rate. Delta-Gard performed better at mid and high rates than Onslaught and Essentria IC3, with the latter two formulations performing poorly overall.  Analysis of field collections indicated significantly different performance among the 5 formulations (χ2 = 10148, df = 15, P < 0.0001). Weekly changes in relative abundance of adult Ae. albopictus at field sites are shown in Fig. 4. Unfortunately, we were not able to conduct field trials at the high label rate because of limitations of time. Collections of adult female Ae. albopictus from Nature-Cide and Onslaught treatment sites showed a net reduction of 80% by Week 8 (i.e., 4 weeks post treatment with the low rate). On the other hand, after 4 weeks with the low rate the site treated with Cyzmic had no meaningful change in relative abundance, while sites treated with Delta-Gard and Essentria IC3 had a net increase in Ae. albopictus between 10% and 20%. With mid-rate applications, however, sites treated with Nature-Cide and Onslaught had 90% net reductions in mosquito collections 4 weeks post treatment, compared to Delta-Gard (79% net reduction), Essentria IC3 (64%), and Cyzmic (36%). In the GLM for the week-by-week comparison the treatment used (χ2 = 6554.87, df = 5, P < 0.0001) explained most of the variation, followed by the duration of weeks across the study (χ2 = 3593.13, df = 10, P < 0.0001).

It was surprising to find that Nature-Cide, formulated with clove and cottonseed oil as a multi-purpose insecticide, outperformed all other products in both laboratory (Fig. 3) and field (Fig. 4) trials. In contrast, the other tested botanical product, Essentria IC3, had zero to low effects in laboratory bioassays yet low to moderate efficacy for reducing field populations of Ae. Albopictus, which could imply effects besides toxicity in a field environment.

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FIG #3

Figure 3. Average percent 24 h mortality with standard errors of the mean (ANOVA/Tukey HSD at 95% confidence, P < 0.001) of Aedes albopictus (Skuse) for each of five residual spray formulations, Nature-Cide All-Purpose Commercial Concentrate (clove oil, cottonseed oil; 25-100 mL/L), Cyzmic CS (lambda-cyhalothrin; 1.5-3.0 mL/L), DeltaGard (deltamethrin; 2-12 mL/L), Onslaught (fenvalerate; 4-8 mL/L), and Essentria IC3 (Rosemary oil, peppermint oil; 23-47 mL/L) applied at low, mid, and high label rates. Control bioassays produced 0% mortality.

FIG #4

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Figure 4. Field collections of adult Ae. albopictus from 5 sites treated with residual insecticides paired with 5 untreated control sites, with rainfall data (cm) from a centrally located weather station to provide context for patterns of mosquito population change. Each graph includes results from collections for 3 weeks prior to application of the residual treatment that confirmed presence of Ae. albopictus at all treatment and control sites. We initiated experimental treatments at Week 4 with the low rate which, with the exception of Nature-Cide, did not substantially reduce Ae. albopictus abundance. We applied mid-rate treatments at Week 8 resulting in Ae. albopictus reduction at all treatment sites: Nature-Cide and Onslaught (~90% reduction), Delta-Gard (~79%), Essentria IC3 (64%), and Cyzmic CS (~36%). We were not able to conduct field trials at the high label rate because of time limitations.

Pyrethroids are the most commonly used insecticides for adult mosquito control because of low environmental impact, high insecticidal potency, and good mammalian safety profiles (Amoo et al. 2008). However, the Federal, Insecticide, Fungicide, and Rodenticide Act (FIFRA) restricts the frequency that pyrethroids may be applied to the environment for adult mosquito control, spurring demand for research emphasizing green chemistry. The Environmental Protection Agency (EPA) allows minimum risk pesticides to be exempt from FIFRA (40 C.F.R. §152.25 2015). Therefore, exempt pesticides containing for example the botanical ingredients described above can be applied more frequently than FIFRA labeled products. This intrinsically appeals to mosquito control programs when treatments need frequent reapplication, for example during significant mosquito outbreaks or when mitigating arbovirus transmission. Furthermore, exempt pesticides could provide different chemical classes for mosquito control programs, potentially reducing the risks of both resistance and environmental impact.

In the literature there are recent and accumulating examples of botanical oils used for mosquito control, with various ingredients functioning as repellents (Gross and Coats 2015), enhancers of other active ingredients (Gross et al. 2017) or acting as a synergist for toxicity (Tong and Bloomquist 2013, Gross et al. 2017). Plant-derived active ingredients for pesticides have generated enough interest to prompt the screening of 361 essential oils from 269 plant species as larvicides against Ae. aegypti (L.) (Dias & Moraes 2013). Phytochemicals have also become important in adulticide development due to the success of microemulsion formulations (Montefuscoli et al. 2013, Gross et al. 2017). Commercially available plant essential oils have been screened as adulticides against Ae. aegypti and Anopheles gambiae Say with favorable results (Norris et al. 2015). Despite these impressive developments centered on plant-derived compounds for public health vector control, key botanically based products suitable for mosquito control programs such as ultra-low volume (ULV) cold aerosol space sprays are not yet developed for operational use. The positive results using Nature-Cide as an outdoor residual treatment in this study demonstrate that botanically based formulations are ready to be investigated further and possibly incorporated operationally into mosquito control programs.

The scope of testing for efficacy and toxicity of the Company’s new mosquito control product depends on the jurisdiction for which it is sold and intended to be used. The Company is currently supplying Nature-Cide products to Target Specialty Products and Univar Solutions which supply a number of United States based pest control companies. Some of these companies also currently handle Mosquito Vector Control. The Company also exports the Nature-Cide All-Purpose concentrate to Rentokil Initial in Mumbai, India and Macau, China, for various uses, which also includes Mosquito Vector Control. In these particular countries the Nature-Cide product can be shipped as is, without toxicity testing. Countries such as South Africa, Mexico and Peru for example, require testing for Acute Oral Toxicity, Acute Dermal Toxicity, Acute Inhalation Toxicity, Acute Eye Irritation, and Acute Dermal Irritation. These tests have just been completed by the Company. Some countries have more restrictions than others such as Canada and Hong Kong, which both also require Environmental Impact Testing and Aquatic Sea Life Testing which the Company plans to complete in the future.

Competition

The sale of insecticides and other products for business and consumer customers, and the sale of cannabis are intensely competitive. We expect competition to intensify further in the future. Barriers to entry are relatively low. Current and new competitors can launch new products and can compete in the market place. We currently compete or potentially will compete with a number of other companies whose numbers will increase in the future, many of which are larger and possess greater human and capital resources than us, and already have well-established brand recognition. We face competition for readers and advertisers for our online news service. Nature-Cide will encounter intense competition from other all-natural and chemical based pesticides that have been on the market for years, including those designed for the agricultural markets such as cannabis cultivators. We face competition from larger well-established cannabis growers and other industry participants that have greater financial and managerial resources, more experience in developing effective growing, breeding and marketing techniques, and have greater name recognition than Med-X. Competitors are already researching and developing cannabis compounds for medicinal use, which are offered for sale in gel cap and other forms in legal jurisdictions. In addition, we are faced with formidable challenges in obtaining legal permits to grow and sell cannabis in the State of California. Management believes we can compete effectively but we cannot assure that competition will not impair the maintenance and growth of our planned businesses.

Government Regulation

The Company will be subject to government regulations in the conduct of its business which tend to increase costs and potentially have a material adverse impact on the Company’s operating results, financial condition and business performance, including but not limited to (1) employment laws generally applicable to all businesses, including laws covering wages, working conditions, health, safety, working hours and similar matters, (2) laws designed to protect the environment, including those applicable to farming operations, (3) laws enforced by the Federal Trade Commission (FTC) and equivalent state agencies governing advertising and representations made by businesses, (4) laws enforced by the Federal Food & Drug Administration (FDA) which govern safety and claims made with respect to food and other products consumed by the public, and (5) laws enforced by the Drug Enforcement Agency (DEA) relating to possession, consumption, production, transport and sale of controlled substances such as cannabis. Compliance with laws, rules and regulations applicable to conducting commerce on the Internet is also a challenge for the Company. See “RISK FACTORS - Our business is subject to various government regulations.”

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The cannabis industry is subject to intense government regulation at the federal, state and local levels. Cannabis is still categorized as a Schedule 1 drug by the federal government. Consequently, the possession, use, consumption, production, transport and sale of cannabis are illegal under federal law and in most state jurisdictions, except for ten states (i.e. Colorado, Washington, Oregon, Alaska, California, Massachusetts, Maine, Vermont, Michigan and Nevada), and Washington D.C., where cannabis has been legalized for medical and recreational purposes, subject to government oversight, licensing and taxing authority. There are an additional 33 states where cannabis is permitted for medical purposes, again subject to government regulation. In California, cannabis for medical and recreational use is legal but the establishment of dispensaries is tightly controlled and limited at the local level. Doctor prescriptions are required, and resale of medical cannabis is prohibited.

In 2014, the United States House of Representatives passed an amendment (the “Rohrabacher-Blumenauer Amendment”) to the Commerce, Justice, Science, and Related Agencies Appropriations Bill, which funds the United States Department of Justice (the “DOJ”). The Rohrabacher-Blumenauer Amendment prohibits the DOJ from using funds to prevent states with medical cannabis laws from implementing such laws. In August 2016, the Ninth Circuit Court of Appeals ruled in United States v. McIntosh that the Rohrabacher-Blumenauer Amendment bars the DOJ from spending funds on the prosecution of conduct that is allowed by state legislation titled the Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) was introduced, proposing to allow states to regulate the medical use of cannabis by changing applicable federal law, including by reclassifying cannabis under the Controlled Substances Act to a Schedule II controlled substance and thereby changing the plant from a federally-criminalized substance to one that has recognized medical issues. More recently, the Respect State Marijuana Laws Act of 2017 has been introduced in the U.S. House of Representatives', which proposes to exclude persons who produce, possess, distribute, dispense, administer or deliver marijuana in compliance with state laws from the regulatory controls and administrative, civil and criminal penalties of the Controlled Substances Act (the “CSA”). These developments previously were met with a certain amount of optimism in the cannabis industry, but (i) neither the CARERS Act nor the Respect State Marijuana Laws Act of 2017 have yet been adopted, and (ii) the Rohrabacher-Blumenauer Amendment, being an amendment to an appropriations Bill that must be renewed annually, has not currently been renewed beyond March 23, 2018.

Commercial growing of cannabis is prohibited under federal and most state laws, and transport of cannabis across state lines or international borders is not allowed. Commercial growing of medical cannabis in California for distribution to licensed dispensaries is permitted provided the grower obtains the proper permits from the appropriate California state agencies and complies with all of the restrictions and limitations of such permits. There is no assurance that the government regulations applicable to the cannabis industry in the United States will ease so that new and larger markets can become available to the Company in the future. In fact, there is no assurance that the current legalization trend will not reverse and restrict the legal market for cannabis more in the future, adversely affecting the operating results, financial condition and business performance of the Company. Even if cannabis is legalized, strict government licensing requirements and stiff taxes may be imposed on cannabis, adversely affecting the Company.

Lifting of Suspension Order

The Company received a certified letter on September 22, 2016, dated September 16, 2016, from the Securities and Exchange Commission (“SEC”). This letter issued an Order Temporarily Suspending Exemption of the Company’s Regulation A+ Offering due to the Company not filing its 2015 Annual Report on Form 1-K by April 30, 2016. On September 20, 2016, the Company filed its 2015 Annual Report on Form 1-K and 2016 Semiannual Report on Form 1-SA with the SEC. The Company requested that the suspension order be lifted and the offering be reinstated as the appropriate filings have been made by us and received by the SEC. On May 8, 2017, an SEC Administrative Law Judge vacated the suspension order and restored our right to rely on Regulation A under the Securities Act of 1933, as amended. We filed our 2016 Annual Report on Form 1-K on April 24, 2017, our 2017 Annual Report on Form 1-K on April 24, 2018, and our 2018 Annual Report on Form 1-K on April 26, 2019.

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Employees

As of May 1, 2020, we had fourteen (14) full-time employees, four of whom are executive officers of Med-X. We plan to actively hire employees at such time as the Company has sufficient capital or financing to fund the expanded launch of its business plan.

Property

We currently sublease approximately 2,500 square feet of office space at 8236 Remmet Avenue, Canoga Park, California 91304, at no cost on a five year lease from our subsidiary, Pacific Shore. We also occupy a 600 square foot indoor cannabis cultivation research facility in Los Angeles County, California, that we lease from our President at no cost (except for payment of utility costs) on a five-year term. We are not currently cultivating cannabis at the facility. We plan to conduct research and development associated with the cannabis compound identification and extraction operation at this facility at a later time when it is federally legal to do so, The Company’s product development team is currently positioning for hemp cultivation, now that the passage of the federal Farm Bill has recently legalized hemp production in the United States. Management expects a great deal of red tape before actual hemp cultivation along with extraction of Cannabidiol compounds from hemp oil can commence, but the Company is preparing accordingly, and could activate its planned hemp business of any time.

Seasonality

Our operations may be materially affected by seasonality for outdoor cultivation operations. Nature-Cide is likely to have high sales volumes during the spring and summer months when insects and pests are more likely to be present and agricultural operations are at their peak. Lower sales volumes may be experienced at other times during the year. The Company’s planned cannabis and hemp cultivation operations along with sales and operations in general are not expected to be materially affected by seasonality, as we plan to grow, harvest and sell cultivated cannabis on a year-round basis utilizing indoor techniques including greenhouses for a portion of the farming. Our outdoor cannabis production may, however, be adversely affected by weather conditions such as cold or excessively warm temperatures and excess wetness or drought, to the extent that our crops are grown outdoors and not in the controlled environmental conditions of greenhouses.

RISK FACTORS

The purchase of shares of our common stock involves substantial risks. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. See “Cautionary Statement Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular. Each prospective investor should carefully consider the following risk factors, in addition to any other risks associated with this investment, and should consult with his own legal and financial advisors.

Risks Relating to Business

Med-X, Inc. has a limited operating history, which makes it difficult to accurately evaluate our business prospects. We were formed in February 2014 to engage in the business of (a) publishing content about the cannabis industry, primarily online, for industry participants and the general public, (b) growing and selling cannabis on a wholesale basis, initially for the California medical cannabis market, (c) supplying related agricultural products to other commercial cannabis growers, and (d) developing and selling commercial medicinal supplements based on beneficial compounds extracted from cannabis. To date, we have built a 600 square foot state-of-the-art cultivation center. In 2015 and early 2016, a small affiliated patient group cultivated small quantities of different strains of cannabis at the facility for personal medical research, with whom we shared data. We have also launched our cannabis news website, and commenced marketing Nature-Cide, but have not yet launched the other components of our business plan. In particular, little revenue is expected from our cannabis compound identification and extraction program until cannabis is sufficiently legalized to engage in such commerce. Compound research and development may not commence until 2021 or 2022. We have no government permits to legally grow and supply cannabis in California or any other jurisdiction, and have yet to earn significant revenue. We cannot assure at this time that we will be able to commence our planned operations, that we will operate profitably, or that we will have adequate working capital to conduct our business. We believe that our success will depend in large part on government policy, the public’s acceptance of our products and our ability to sell cannabis, Nature-Cide, Thermal-Aid and other branded and non-branded products. We intend to invest heavily in developing and marketing our products, including building and providing content for our websites, researching and developing cannabis compounds for medical uses, promoting and marketing our websites, products and services, and analyzing the market for our planned products. As a result, we will incur operating losses until we earn sufficient revenue from the sale of our products.

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Our financial situation creates doubt whether we will continue as a going concern. Since inception, the Company has not generated revenues sufficient to cover operating expenses, has incurred losses and has an accumulated deficit of $9,349,169 as of December 31, 2019. Further, we expect to incur a net loss for the fiscal year ending December 31, 2020 and thereafter, primarily as a result of increased operating expenses. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain funding from this offering or additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available we may be forced to discontinue operations, which would cause investors to lose their entire investment. Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

We may not have adequate capital to fund our business. We will have limited capital available to us, to the extent that we raise capital from this offering. If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materially adversely affected. We may not be able to raise needed additional capital or financing due to market conditions or for regulatory or other reasons. We cannot assure that we will have adequate capital to conduct our business.

Pacific Shore has a limited operating history, which could make it difficult to accurately evaluate our business and prospects. Through our California subsidiary (“PSH-CA”), formed in January 2008, we are engaged in the business of developing, manufacturing, marketing and selling branded and non-branded proprietary consumer products utilizing all-natural ingredients for safety and effective performance. We have a limited operating history. We cannot assure at this time that we will expand our operations, that we will operate profitably, or that we will have adequate working capital to conduct our business. We believe that our success will depend in large part on the public’s acceptance of our products and our ability to fulfill wholesale and retail purchase orders for Nature-Cide, Home Spa Shower Spray, Thermal-Aid, and other branded and non-branded products. Our Energy-X and Burner Balm products currently have no sales, and Home Spa Shower Spray has minimal sales. We intend to invest heavily in developing and marketing our products. As a result, we will incur operating losses until we earn sufficient revenue from the sale of our products.

The Coronavirus pandemic may have a material adverse impact on our operating results, financial condition and business performance. In December 2019, a Coronavirus (COVID-19) was reported in China, and in January 2020, the World Health Organization declared it a Public Health Emergency of International Concern. This contagious disease outbreak, which has continued to spread to other countries, and related adverse public health developments, could adversely affect the Company and its customers and suppliers as a result of quarantines, facility closures, and travel and logistics restrictions in connection with the outbreak. More broadly, the outbreak could affect workforces, customers, economies and financial markets globally, potentially leading to an economic downturn. This could decrease spending, adversely affect demand for our products and services, and harm our business and results of operations. The restrictions required us to furlough all but two employees. Our operations were deemed Essential, so these two employees handled our product fulfillment. Also, the Company’s CEO, COO, CFO, CMO and Executive VP supported business efforts remotely without drawing a salary for one month. After one month, the executive management team agreed as a group to take a significant reduction (approximately 48%) in compensation which as of the date of this Offering Circular is still in effect and is planned to continue. Our supply chain that supports our main product lines were impacted as well by COVID-19 which resulted in significant delays in delivery of materials for our product production causing delays in delivery to our customers. Our ability to raise capital through our Regulation A+ (Tier 2) Offering and under Regulation 506(c) of Regulation D of the Securities Act was negatively impacted as potential investors, who were impacted by COVID-19 themselves, became hesitant to invest or were not in a position to invest due to the state of the country’s economy. This resulted in the Company needing to delay payments to vendors which impacted our credit with some of our vendors.

We cannot assure that we will develop additional products in the future. Currently, we have developed only a few products lines, Nature-Cide, Thermal-Aid, Energy-X, Burner Balm, and Home Spa Shower Spray, and therefore do not have a diversified portfolio of proprietary products. While we are currently offering our newly developed mosquito control product based on the formulas in our Nature-Cide All Purpose product line, we cannot assure that we will successfully develop, commercialize or sell a mosquito control product or any other products besides the existing Nature-Cide, Thermal-Aid, and Home Spa Shower Spray, or that we will reach profitably or conduct any other business on a consistent basis. The lack of product diversity could adversely affect our financial condition and operating results and expose investors to a complete loss of their investment in us if our existing products fail to achieve sufficient sales to maintain us or enable us to earn a profit.

Our ability to protect our intellectual property is uncertain. We have filed several applications with the United States Patent and Trademark Office for service marks and trademarks. While we have been granted several service marks and trademarks, we still have applications pending for other marks. We cannot assure that we will be successful in obtaining the service marks or trademarks, that these applications will not be challenged, that others will not attempt to infringe upon our marks, or that these marks will afford us any protection or competitive advantages. If we are unable to protect our rights to our trademarks or if such marks infringe on the rights of others, our business could be materially adversely affected. In addition to the Thermal-Aid patents licensed to us by our president, we currently have two patents pending with the United States Patent and Trademark Office, one related to our Nature Cide infused soil and one related to our lip balm products. We cannot assure that we will be successful in obtaining patents, that these applications will not be challenged, that others will not attempt to infringe upon our patents should they be awarded, or that these patents will afford us any protection or competitive advantages. The existing patents (held by Matthew Mills, our chairman, who has licensed them to us) covering Thermal-Aid may not protect us from legal challenges by competitors or infringement by third parties.

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We may not be able to successfully compete against companies with substantially greater resources. The health and medical therapy, essential oils, and insecticide industries are intensely competitive and we expect competition to intensify further in the future. We are also subject to intense competition from chemical insecticides, as well as other all-natural insect repellents utilizing cedar wood oil, which have been on the market longer than Nature-Cide and which are manufactured and marketed by competitors with more resources and brand recognition than us. We cannot assure that Nature-Cide will compete effectively and experience continuing and growing sales. As a supplier of other products, we compete with several larger and better-known companies that specialize in supplying and distributing a vast array of consumer goods to retailers. We cannot assure that we will continue to obtain supply contracts with Walmart.com, Ralphs, or from any other retailers. Barriers to entry are relatively low, and current and new competitors can launch new products that compete in the market place. We currently or potentially compete with a number of other companies. We face competition from a number of large health and medical therapy, essential oil, and insecticide brand name manufacturers that have greater financial and managerial resources, more experience in developing products, and greater name recognition than we have.

We may be required to collect sales and other taxes from buyers outside of California. We do not collect sales or other similar taxes with respect to goods sold by us via our website, except for buyers from the State of California. We file quarterly sales tax returns with the State of California. However, other states may seek to impose sales tax collection obligations on out-of-state companies such as us, which engage in or facilitate online commerce, and a number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce, and could adversely affect our opportunity to derive financial benefit from such activities. Moreover, a successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of merchandise on our system could have a material adverse effect on our business, results operations, and financial condition. Legislation limiting the ability of the states to impose taxes on Internet-based transactions has been proposed in the U.S. Congress. We cannot assure that this legislation will ultimately be enacted into law or that the final version of this legislation will not contain a limited time period in which such tax moratorium will apply. In the event that the tax moratorium is imposed for a limited time period, there can be no assurance that the legislation will be renewed at the end of such period. Failure to enact or renew this legislation could allow various states to impose taxes on Internet-based commerce and the imposition of such taxes could have a material adverse effect on our business, results of operations, and financial condition.

Our business is subject to various government regulations. We are subject to various federal, state and local laws affecting therapeutic medical and insecticide products. The Federal Trade Commission, the Federal Food and Drug Administration and equivalent state agencies regulate advertising and representations made by businesses in the sale of products, which apply to us. We may be required to obtain permits from various states in order to ship certain of our products to those states. We are also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general.

Cannabis is categorized under federal law as a Schedule 1 drug.  Accordingly, the cultivation, production, transport, export, import, distribution, sale, marketing and use of cannabis are prohibited under federal law.  Certain activities that comply with state law, such as medical cannabis in states where it has been legalized, are treated by the federal government with a non-enforcement policy under the internal guidelines of the “Cole Memorandum” published by the US Department of Justice.   We may be required to obtain permits from various states in order to produce, supply and sell cannabis and certain of our other products in those states. We currently have no government permits to grow or sell cannabis in any jurisdiction.  Even if cannabis is generally legalized at the federal and state government levels, commerce in cannabis is still expected to be heavily regulated and taxed, which will have a material effect on our operating results, financial condition and business performance.  We expect to be required to apply for licenses in California, even though it is generally legalized in that state, and there is no assurance that those licenses will be granted to us. Furthermore, because cannabis remains illegal under federal law, banking, certain advertising, and trademark registration services, among other services, are generally not available to the cannabis industry.

We are not currently subject to direct federal, state or local regulation, or laws or regulations applicable to access to or commerce on the Internet, other than regulations applicable to businesses generally. Due to the increasing popularity and use of the Internet and other online services, and recent controversial breaches of cyber security, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Although sections of the Communications Decency Act of 1996 were held to be unconstitutional by the U.S. Supreme Court, we cannot assure that similar laws will not be proposed and adopted in the future. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws was adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. In addition, numerous states, including the State of California in which our headquarters are located, have regulations regarding the manner in which “wholesalers/retailers” may conduct business and the liability of “wholesalers/retailers” in conducting such business. We cannot assure that any state will not attempt to impose additional regulations upon us in the future or that such imposition will not have a material adverse effect on our business, results of operations, and financial condition.

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Several states have also proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also settled a proceeding with one online service regarding the manner in which personal information is collected from users and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace that could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs, or could in some other manner have a material adverse effect on our business, results of operations, and financial condition. In addition, because our services are accessible worldwide, and we make sales of goods to users worldwide, other jurisdictions may claim that we are required to qualify to do business as a foreign corporation in a particular state or foreign country. We are qualified to do business in two states in the United States, Nevada and California, and our failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify, resulting in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations, and financial condition.

We cannot assure that we will earn a profit or that our products will be accepted by consumers. Our business is speculative and dependent upon acceptance of Nature-Cide, Pacific Pain Relief Cream, Home Spa Shower Spray, Thermal-Aid, Energy-X, Burner Balm, and our other branded and non-branded products by retail stores and consumers. Our operating performance is also heavily dependent on whether or not we are able to earn a profit on the sale of our products and the products of other manufacturers from which we supply or distribute consumer goods, if any. In our marketing campaigns we rely to a certain extent on celebrity endorsements. Our business could be adversely affected by the loss of those endorsements or by negative publicity in general. We cannot assure as to whether we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

We may not have adequate capital to fund our business. We will have limited capital available to us, to the extent that we raise capital from this offering. If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materially adversely affected. We cannot assure that we will have adequate capital to conduct our business.

We may incur uninsured losses. Although we maintain modest theft, casualty, liability, and property insurance coverage, along with workmen’s compensation and related insurance, we cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. In particular, we may incur liability if Nature-Cide, Pacific Pain Relief Cream, Home Spa Shower Spray, Thermal-Aid, Energy-X, Burner Balm, or one of our other products is deemed to have caused a personal injury. Should uninsured losses occur, the holders of our common stock could lose their invested capital.

We may acquire businesses, intellectual property or products, or form strategic alliances in the future, and we may not realize the benefits of such acquisitions. We may acquire additional businesses, intellectual property or products, form strategic alliances or create joint ventures with third parties that we believe will complement or augment our existing business. If we acquire businesses with promising markets or technologies, we may not be able to realize the benefit of acquiring such businesses if we are unable to successfully integrate them with our existing operations and Company culture. We may encounter numerous difficulties in developing, manufacturing and marketing any new products resulting from a strategic alliance or acquisition that delay or prevent us from realizing their expected benefits or enhancing our business. We cannot assure you that, following any such acquisition, we will achieve the expected synergies to justify the transaction.

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Like most manufacturers and sellers of consumer goods, and companies that raise capital, we are subject to potential litigation. As a manufacturer and seller of consumer goods, and a company that raises capital, we are exposed to the risk of litigation for a variety of reasons, including product liability lawsuits, employee lawsuits, commercial contract disputes, defects in supplies and products, government investigations and enforcement actions, shareholder and investor lawsuits and other legal proceedings. We cannot assure that future litigation in which we may become involved will not have a material adverse effect on our financial condition, operating results, business performance, and business reputation.

We cannot assure that we will have the resources to repay all of our liabilities in the future. We have liabilities and may in the future have other liabilities to affiliated or unaffiliated lenders. These liabilities represent fixed costs, which are required to be paid regardless of the level of business or profitability experienced by us. We cannot assure that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. We often utilize purchase order financing from third party lenders when we are supplying or distributing consumer goods, which increases our costs and the risks that we may incur a default, which would harm its business reputation and financial condition. We cannot assure that we will be able to pay all of our liabilities, or that we will not experience a default on our indebtedness.

We may incur cost overruns in the development, manufacture, and distribution of our various products. We may incur substantial cost overruns in the development, manufacture, and distribution of Nature-Cide, Home Spa Shower Spray, Thermal-Aid, The Malibu Brands, Energy-X, Burner Balm, and other products. Management is not obligated to contribute capital to us. Unanticipated costs may force us to obtain additional capital or financing from other sources, or may cause us to lose our entire investment in us if we are unable to obtain the additional funds necessary to implement our business plan. We cannot assure that we will be able to obtain sufficient capital to successfully continue to implement our business plan. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of the shareholders’ investment in us is diminished.

If we are unable to pay for material and services timely, we could be subject to liens. If we fail to pay for materials and services for our business on a timely basis, our assets could be subject to material men’s and workmen’s liens. We may also be subject to bank liens in the event that we default on loans from banks, if any.

Directors and officers have limited liability. Our bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities, to the maximum extent permitted by Nevada law, and, in the case of PSH-CA, California law, and in the case of Pacific Shore, Delaware law. If we were called upon to perform under our indemnification obligations, (we have not yet signed individual separate indemnification agreements with each one of our directors and officers), then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

If we were to lose the services of our key personnel, we may not be able to execute our business strategy. Our success is substantially dependent on the performance of our executive officers and key employees. The loss of any of our officers or directors would have a material adverse impact on us. We will generally be dependent upon Matthew Mills for the direction, management and daily supervision of our operations. See “MANAGEMENT.”

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively. Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of the Company or Pacific Shore. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

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Our executive officers’ participation in other entities could create conflicts of interest. Matthew Mills, our Chairman, President and Chief Operating Officer, Ronald J. Tchorzewski, our Chief Financial Officer, David Toomey, our Chief Executive Officer, Jennifer Mills, our Executive Vice President, and each of Allan Kurtz and Fred Dashiell, each directors, respectively, are also officers and directors of Pacific Shore and PSH-CA. Management’s compensation from us has not been determined pursuant to arm’s-length negotiation. Med-X, Inc. and Pacific Shore have many of the same officers and directors.

The cannabis industry is extremely speculative and its legality is uncertain. The possession, consumption, production and sale of cannabis has historically been, and continues to be, illegal under federal law and in virtually all state and local jurisdictions, other than certain exceptions such as recent legalization in California, Colorado, Washington, Oregon, Alaska, Massachusetts, Maine, Vermont, Michigan, Nevada, Illinois, and Washington D.C., and for medical purposes in those and certain other states. While management believes that legalization trends are favorable and create a compelling business opportunity for early movers, there is no assurance that those trends will continue and be realized, that existing limited markets will continue to be available or that any new markets for cannabis and related products will emerge for the Company. Our business plan is based on the premise that cannabis legalization will expand, that consumer demand for cannabis will continue to exceed supply for the foreseeable future, and that consumer demand for cannabis for medical and recreational uses will grow as it becomes legal to possess and consume it. There is no assurance that this premise will prove to be correct or that we will be profitable in the future. There is no assurance that our cannabis will be of the quality and type that will be accepted by the public or that our breeding of it will be effective. Investors in this Company may lose their investment in it.

Our business plan is speculative. Our planned businesses are speculative and subject to numerous risks and uncertainties. The research and development of our new proposed products, including those, if any, resulting from the identification and extraction of cannabis compounds for sale for medicinal use, may not succeed in creating any commercial products or revenue due to functional failure, lack of acceptance or demand from the marketplace, technological inefficiencies, competition or for other reasons. The demand for news and information regarding cannabis is unknown. The further legalization of cannabis in any state jurisdiction, or at the federal level, is not assured. The future demand for cannabis for medical or recreational use is unknown, even if favorable legislation progresses. The burden of government regulation and taxation on cannabis industry participants, including growers, suppliers and consumers, is difficult to quantify. There is no assurance that we will earn revenue or a profit.

Our recent merger with Pacific Shore may not be successful and may cause Med-X, Inc. to incur substantial losses. Although Pacific Shore has been an affiliate of Med-X, Inc. management since its inception in 2008, there is no assurance that the merger of Med-X, Inc. and Pacific Shore will be successful or profitable for investors. Pacific Shore and Med-X, Inc. may continue to incur operating deficits and may not grow as anticipated. Integration of the two companies may be more costly than expected.

As a company that may be engaged in agricultural operations, we will be exposed to the risks inherent in farming. Planting, growing, harvesting and selling crops and farming in general, is inherently risky. Adverse weather, natural pests, fungus, agricultural and environmental diseases, falling market prices, excess supply, poor soil, lack of fertilizer and other hazards can destroy crops and inflict severe economic losses on any farm, even with greenhouse facilities. There is no assurance that we will not incur uninsured losses or be subject to hazards beyond our control, or that we will be economically successful or sustainable.

There is no assurance that any of our research and development activities will result in any proprietary technology or commercial products. As discussed, we plan to develop new proprietary products and services for the cannabis or any other industry, including compound identification and extraction and mosquito eradication. The development efforts for these products may fail to result in any commercial technology, products or services, or any proprietary or patentable technology. The products may not work, competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights, if any, from infringement or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may have inadequate capital to successfully execute this aspect of our business plan.

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Financial projections which may be included with this Offering Circular may prove to be inaccurate. Financial projections concerning our estimated operating results may be included with the Offering Circular. Any projections would be based on certain assumptions which could prove to be inaccurate and which would be subject to future conditions, which may be beyond our control, such as general industry conditions. We may experience unanticipated costs, or anticipated revenues may not materialize, resulting in lower operating results than forecasted. We cannot assure that the results illustrated in any financial projections will in fact be realized by us. Any financial projections would be prepared by our management and would not be examined or compiled by independent certified public accountants. Counsel to us has had no participation in the preparation or review of any financial projections prepared by us. Accordingly, neither the independent certified public accountants nor our counsel would be able to provide any level of assurance on them. We cannot assure that we will earn net profits. We cannot assure that we will be able to raise capital in this placement of common stock, or that we will have sufficient capital to fund our business operations. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us.

Customer complaints regarding our products and services could hurt our business. From time to time, we may receive complaints from customers regarding the quality of goods purchased from us. We may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against us if no reimbursement is made. We may become subject to product liability lawsuits from customers alleging injury because of a purported defect in our products or services, claiming substantial damages and demanding payments from us. We are in the chain of title when we supply or distribute products, and therefore are subject to the risk of being held legally responsible for them. These claims may not be covered by our insurance policies. Any resulting litigation could be costly for us, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on our business, results of operations, and financial condition. Any negative publicity generated as a result of customer frustration with our products or services, or with our websites, could damage our reputation and diminish the value of our brand name, which could have a material adverse effect on our business, results of operations, and financial condition.

We are subject to the rules and regulations of the Securities and Exchange Commission (“Commission”) and comparable state agencies. As a company raising investment capital, we are subject to federal and state government securities regulation. Accordingly, there is a risk that we could be subject to adverse government orders if we violate those regulations, which could have a material adverse impact on our operating results, financial conditions and business performance. In particular, we are subject to the reporting requirements of Regulation A+ (Tier 2) since we were declared qualified by the Commission for our offering of common stock under that regulation on November 3, 2015. We incurred a temporary suspension order by the Commission on September 16, 2016 due to a late filing of one of our required reports. While the temporary suspension order was ultimately vacated by the Commission Administrative Law Judge on May 8, 2017, lifting the suspension, we are still subject to a possible separate enforcement action against us by the SEC for the reporting violation, even though it has been rectified. An Commission enforcement action successfully asserted against us could cause us to be labeled a “bad actor” under Rules 506(d) and 507 of Regulation D of the Securities Act of 1933, as amended, and Rule 262 of Regulation A of the Securities Exchange Act of 1934, as amended, which would likely have a material adverse impact on our operating results, financial condition and business performance.

We may be required to collect sales and other taxes. New excise taxes may be imposed on the sale and production of cannabis by federal and state taxing authorities, suppressing sales. New government tax regulations may require that we as the supplier be responsible to collect those excise taxes, increasing our costs and risks. We do not expect to collect sales or other similar taxes with respect to goods sold by us via our website, except for buyers from the State of California. We expect to file quarterly sales tax returns with the State of California. Other states may, however, seek to impose sales tax collection obligations on out-of-state companies such as us which engage in or facilitate online commerce, and a number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of Internet commerce, and could adversely affect our opportunity to derive financial benefit from such activities. Moreover, a successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of merchandise on our system could have a material adverse effect on our business, results operations, and financial condition. Legislation limiting the ability of the states to impose taxes on Internet-based transactions has been proposed in the U.S. Congress. We cannot assure that this legislation will ultimately be enacted into law or that the final version of this legislation will not contain a limited time period in which such tax moratorium will apply. In the event that the tax moratorium is imposed for a limited time period, there can be no assurance that the legislation will be renewed at the end of such period. Failure to enact or renew this legislation could allow various states to impose taxes on Internet-based commerce and the imposition of such taxes could have a material adverse effect on our business, results of operations, and financial condition.

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We may not be able to protect our intellectual property and could lose our Nature-Cide and Thermal-Aid licensing rights under certain circumstances. We have intellectual property rights and trade secrets associated with our business. We have patent applications pending and our subsidiary, Pacific Shore, owns the exclusive license for the Nature-Cide and Thermal-Aid brands. There is no assurance that we will be able to protect our intellectual property from infringement or challenge by third parties. We could lose our Nature-Cide supply in the event of the insolvency of Pacific Shore or in other limited circumstances.

If we were to lose the services of our key personnel, we may not be able to execute our business strategy. Our success is substantially dependent on the performance of our executive officers and key employees. The loss of any of our officers or directors would have a material adverse impact on us. We will generally be dependent upon Matthew Mills for the direction, management and daily supervision of our operations. See “MANAGEMENT.”

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively. Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of Med-X, Inc. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

The consideration being paid to our management was not based on arm’s length negotiation. The common stock and cash consideration paid or being paid by us to our management have not been determined based on arm’s length negotiation. While management believes that the consideration is fair for the work being performed, we cannot assure that the consideration to management reflects the true market value of its services.

Our executive officers’ participation in other entities, especially Pacific Shore, creates conflicts of interest. The relationship of management to us will create conflicts of interest. Our senior executive officers are also directors, executive officers and shareholders of Pacific Shore, our wholly-owned subsidiary and major supplier of Nature-Cide to us. Making contracts and conducting business with Pacific Shore creates conflicts of interest in negotiating terms and enforcing covenants, since the agreements are not made at arm’s-length. There is no assurance that such conflicts of interest will not cause us to incur material economic losses or other material adverse effects. Moreover, management’s compensation from us has not been determined pursuant to arm’s-length negotiation. Management believes that it will have the resources necessary to fulfill its management obligations to all entities for which it is responsible. See “MANAGEMENT.”

We have three independent directors. Currently, the members of our board of directors are Matthew Mills, Ronald J. Tchorzewski, Dr. David E. Toomey, Jennifer Mills, Fred Dashiell, Jr., Dr. Morton Hyson and Dr. Allan Kurtz. Only three of these directors, Fred Dashiell, Jr., Dr. Hyson and Dr. Kurtz, are considered “independent directors,” as defined under Financial Industry Regulatory Authority, Inc. (“FINRA”) listing standards and Nasdaq Marketplace Rules. Currently we do not have any committees of the board of directors. We plan to form audit and compensation committees in the future, but need to add independent directors with financial acumen before we can form those committees. The majority of the persons on our board of directors are not considered to be independent directors, and, when voting in concert, can make decisions for the whole board of directors.

Our bylaws may be amended by our board and our articles and bylaws may be amended by a majority vote of our shareholders. Under the Nevada Corporations Law, a corporation’s articles of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding shares of each class entitled to vote as a class, unless the certificate requires the vote of a larger percentage of shares. Our Articles of Incorporation, as amended, do not require the vote of a larger percentage of shares. As permitted under the Nevada Corporations Law, our bylaws give our board of directors the power to adopt, amend, or repeal our bylaws. Our shareholders entitled to vote have concurrent power to adopt, amend, or repeal our bylaws.

Unfavorable global economic conditions could adversely affect our business, financial condition or results of operations. Our business prospects and results of operations could be adversely affected by general conditions in the global economy and in the global financial markets. The recent global financial crisis caused extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn, such as the recent global financial crisis, could result in a variety of risks to our business, including weaker demand for our product candidates and impairment of our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could also strain our suppliers, possibly resulting in supply disruption, or cause our customers to delay making payments for our services. Any of the foregoing could harm our business, and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business.

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Risks Related to the Offering

There is no minimum capitalization required in this offering. We cannot assure that all or a significant number of shares of common stock will be sold in this offering. Investors’ subscription funds will be used by us as soon as they are released from escrow, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. Management has no obligation to purchase shares of common stock. If we raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our common stock could lose their investment in us. Furthermore, investors who subscribe for shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for shares later in the offering as subscriptions approach the maximum amount.

We determined the price of the shares arbitrarily. The offering price of the shares of common stock has been determined by management, and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the shares is the fair market value of the shares or that investors will earn any profit on them.

After the completion of this offering, we may be at an increased risk of securities class action litigation. Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because technology and new product companies have experienced significant stock price volatility in recent years. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

Risks Related to Our Common Stock

If we issue additional shares of our stock, shareholders may experience dilution in their ownership of us. We are authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. We have the right to raise additional capital or incur borrowings from third parties to finance our business. Our board of directors has the authority, without the consent of any of our stockholders, to cause us to issue more shares of our common stock and preferred stock. Consequently, shareholders may experience more dilution in their ownership of us in the future. Our board of directors and majority shareholders have the power to amend our certificate of incorporation in order to effect forward and reverse stock splits, recapitalizations, and similar transactions without the consent of our other shareholders. We may also issue net profits interests in Med-X. The issuance of additional shares of capital stock or net profits interests by us would dilute shareholders’ ownership in us.

We cannot assure that we will pay dividends. We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing its capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase shares of our common stock. We cannot assure that we will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors.

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Our principal shareholders own voting control of Med-X. Our current officers, directors, and principal shareholders currently own a total of 137,854,300 shares of our common stock and 100% of our outstanding Series A (super voting) Preferred Stock, or approximately 61.9% of the total issued and outstanding voting capital stock of the Company. Our principal shareholders will own approximately 60% of the outstanding voting capital stock assuming that 11,500,000 shares of common stock are issued by the Company pursuant to this offering and 1,000,000 shares are sold by the Selling Security Holders in this offering. These shareholders are able to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all of our shareholders.

We cannot assure that a public trading market for our common stock will ever be established. At present, there is no active trading market for our securities and we cannot assure that a trading market will develop. Our common stock has no trading symbol. In order to obtain a trading symbol and authorization to have our common stock trade publicly, we must file an application on Form 211 with, and receive the approval by, the Financial Industry Regulatory Authority (“FINRA”), of which there is no assurance, before active trading of our common stock could commence. If our shares of common stock ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASDAQ’s automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, of which there is absolutely no assurance, no shares could be sold under Rule 144 or otherwise until we become a current public reporting company with the Securities and Exchange Commission or otherwise are current in our business, financial and management information reporting, and applicable holding periods have been satisfied.

In the event we elect to become a public reporting company in the future, we will incur increased costs as a result of operating as a public reporting company, and our management team will be required to devote substantial time to new compliance requirements. If we elect to become a public reporting company in the future, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the Commission and The NASDAQ Stock Market have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel would need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to furnish a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. While we remain a non-reporting company, we will not be required to include an attestation report on internal control over financial reporting. To achieve compliance with Section 404 when we do become a reporting company with the Commission, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented, and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

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Shares eligible for future sale may have adverse effects on our share price if we become publicly traded. We are offering 11,500,000 shares of our common stock and the Selling Security Holders are offering 1,000,000 shares of common stock, as described in this Offering Circular. We cannot predict the effect, if any, of future sales of our shares, or the availability of shares for future sales, on the market price for our shares if our common stock becomes publicly traded in the future, of which there is no assurance. The market price of our shares may decline significantly. Sales of substantial amounts of shares or the perception that such sales could occur may adversely affect the prevailing market price for our shares. After the completion of this offering, we may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.

Our common stock would be subject to the “Penny Stock” rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell. Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse. Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•

the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our shares of common stock. The occurrence of these patterns or practices could increase the volatility of our share price.

DIVIDEND POLICY

We have not declared or paid any cash dividends and does not intend to pay cash dividends in the near future on the shares of common stock. Cash dividends, if any, that may be paid in the future to holders of common stock will be payable when, as and if declared by our board of directors, based upon the board’s assessment of our financial condition, our earnings, our need for funds, whether any preferred stock is outstanding, to the extent the preferred stock has a prior claim to dividends, and other factors including any applicable laws. We are not currently a party to any agreement restricting the payment of dividends.

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CAPITALIZATION

The following table sets forth as of December 31, 2019 (i) our capitalization, (ii) our capitalization as adjusted to reflect the sale by the Company of 11,500,000 shares and the sale by the Selling Security Holders of 1,000,000 shares of our common stock at a purchase price of $0.80 per share in this offering, and (iii) the application of the estimated net proceeds from this offering as described under “USE OF PROCEEDS.”

	December 31, 2019
	Actual (Audited)(1)	As Adjusted (2)
Long Term Debt:	$22,715	$22,715

Shareholders’ Equity:
Common Stock, par value $0.001 per share, 300,000,000 shares authorized, 110,690,966 shares issued (3), 122,190,966 shares issued, as adjusted (4)	$110,691	$122,191

Preferred Stock, par value $0.001 per share, 10,000,000 shares authorized, 10,000 shares issued or outstanding, 10,000 shares issued or outstanding, as adjusted	-10-	-10-

Additional Paid in Capital	$9,691,032	$18,053,822

Retained Earnings (Deficit)	$(9,349,169)	$(9,349,169)

Total Shareholders’ Equity	$452,554	$8,815,344

Total Debt and Shareholders’ Equity	$475,269	$8,838,059

__________

(1)

Reflects the sale of 1,189,450 shares of our common stock to outside investors in a private placement conducted from September 1, 2014 to June 30, 2015, at $0.50 per share, and approximately 1,205,400 additional shares of our common stock sold to outside investors at $0.50 per share from July 1, 2015 to January 20, 2016. Includes 1,454,247 shares of common stock sold by us to outside investors in the First Reg A Offering, 2,044,158 shares of common stock sold by us in the Second Reg A Offering at $0.60 per share from June 30, 2017 to June 30, 2018, 2,746,574 shares of our common stock sold in the Third Reg A Offering at $0.60 per share from June 30, 2018 to December 31, 2018, and 555,333 shares of our common stock sold in a private placement made under Section 4(a)(2) of the Securities Act of 1933, as amended, at $0.60 per share from October 1, 2016 until December 31, 2016. Includes 3,841,445 shares of our common stock sold in two private placements at $0.60 per share from February 1, 2017 until December 31, 2018. Includes 2,522,068 shares of our common stock sold in the Third Reg A Offering at $0.60 per share after December 31, 2018. Includes 876,976 shares of our common stock sold in this Regulation A+ Offering at $0.80 per share from August 16, 2019 until December 31, 2019. Does not reflect a total of 4,145,000 stock options granted by the Company to its directors, officers and key employees and consultants on May 2, 2016, or an additional 50,000 stock options granted by the Company in July 2018 to a new director, all with an exercise price of $0.60 or $0.66 per share. Does not reflect 281,388 warrants to purchase our common stock issued during the period from February 19, 2016 through December 31, 2018 to StartEngine Crowdfunding, Inc., our prior hosting portal, exercisable for five years at $0.60 per share. Reflects the sale of 2,929,568 shares of our common stock at $0.60 per share from January 1, 2019 until May 1, 2019, 2,522,068 of which were sold in our Third Reg A offering and 407,500 of which were sold in our private placement made pursuant to Rule 506(c) of Regulation D of the Securities Act of 1933, as amended. Includes the sale of 1,899,666 shares of common stock at $0.60 per share from May 2, 2019 until December 31, 2019 under Rule 506(c) of Regulation D of the Securities Act of 1933, as amended. Reflects the closing of the merger on April 16, 2018 of Med-X, Inc. and Pacific Shore, pursuant to which Med-X, Inc. acquired Pacific Shore.

(2)

The capital to be raised from the sale of the shares of common stock is expected to be a potential maximum of $9,200,000. The actual capitalization is adjusted to reflect the assumption that 11,500,000 shares of our common stock are issued for $9,200,000 of capital pursuant to this offering, with $837,200 deducted for estimated offering costs. Reflects and assumes the sale of all 1,000,000 shares of our common stock offered by the Selling Security Holders, who will bear their pro rata share of offering costs, estimated to be approximately $72,800, in addition to the estimated $837,200 to be borne by the Company. Reflects the closing of the merger on April 16, 2018 of Med-X, Inc. and Pacific Shore, pursuant to which Med-X, Inc. acquired Pacific Shore.

(3)

Includes, as of December 31, 2019, 13,558,977 shares of common stock owned by Matthew Mills, our Chairman, President and Chief Operating Officer, and 9,016,195 shares of common stock owned by other directors and executive officers. Reflects the closing of the merger of Med-X and Pacific Shore on April 16, 2018, the redemption and cancellation of 57,614,149 outstanding shares of Med-X common stock owned by Matthew Mills and Pacific Shore, and the issuance to Matthew Mills of 10,000 shares of Med-X Series A (super voting) Preferred Stock, all effective on April 16, 2018.

(4)

The total number of shares of our common stock outstanding assumes that the maximum number of shares of common stock is sold by the Company (i.e., 11,500,000) and by the Selling Security Holders (i.e., 1,000,000) in this offering.

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DILUTION

As of December 31, 2019, the net tangible book value of Med-X, Inc. was $452,554, or approximately $0.004 per share of common stock. See “CAPITALIZATION.” Net tangible book value per share consists of stockholders’ equity adjusted for the retained earnings (deficit), divided by the total number of shares of common stock outstanding. Without giving effect to any changes in such net tangible book value after December 31, 2019, other than to give effect to the sale of 11,500,000 shares of common stock being offered by us in this Offering Circular, and 1,000,000 shares of common stock being offered by the Selling Security Holders in this Offering Circular, the pro forma net tangible book value at December 31, 2019 would have been $8,815,344 or approximately $0.072 per share. Thus, as of December 31, 2019, the net tangible book value per share of common stock owned by our current stockholders would have increased by approximately $0.072 without any additional investment on their part and the purchasers of the shares will incur an immediate dilution of approximately $0.728 per share from the offering price. “Dilution” means the difference between the private placement price and the net tangible book value per share after giving effect this offering. The following table illustrates the dilution which investors participating in this offering will incur and the benefit to current stockholders as a result of this offering.

Subscription Price per Share (1)	$0.80
Net Tangible Book Value per Share before Offering	$0.0074
Increase in Net Tangible Book Value per Share
Attributable to Shares Offered Hereby	$0.07168
Net Tangible Book Value per Share after Offering	$0.0782
Dilution of Net Tangible Book Value per Share
to Purchasers in this Offering	$0.728

______________

(1)	Before deduction of offering expenses.

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MANAGEMENT

Executive Officers and Directors of Med-X

The table below sets forth our directors and executive officers of as of June 30, 2020.

Name	Position	Age	Term of Office	Approximate Hours Per Week

Dr. David E. Toomey	Director and Chief Executive Officer	55	Inception to Present (1)	40

Matthew A. Mills	Chairman of the Board, President and Chief Operating Officer	55	Inception to Present (1)	40

Ronald J. Tchorzewski	Director and Chief Financial Officer	70	Inception to Present (1)	40

Jennifer J. Mills	Director, Executive Vice President of Human Resources and Corporate Secretary	49	Inception to Present (1)	40

Nick Phillips	Chief Media Officer	38	September 19, 2019 to Present	40

Dr. Morton I. Hyson	Director	71	April 15, 2015 to Present (1)	(2)

Dr. Allan Kurtz	Director	63	April 15, 2015 to Present (1)	(2)

Fred Dashiell, Jr.	Director	78	July 1, 2018 to Present (1)	(2)

_______________

(1)	This person serves in those positions until the person resigns or is removed or replaced by a duly authorized action of the Board of Directors or the shareholders. This person has been in the indicated position with the Company since the Company’s inception in February 2014, or since the date indicated, if not since inception.

(2)	This person is an independent director of the Company.

David E. Toomey, D.O., A.C.O.F.P., has been the Chief Executive Officer and director of Med-X, Inc. since its inception in February 2014. He has been Executive Vice President and Director of Pacific Shore Holdings, Inc. since its inception in December 2007. Dr. Toomey is a board-certified family physician specializing in family medicine, geriatric care, and hospice and palliative care for more than twenty years. He has served on the Physician Consultant Board of several Fortune 500 insurance companies, where he was responsible for developing physician practice guidelines. He has participated in numerous phase 3 and 4 study protocols for several multi-national pharmaceutical companies. Dr. Toomey is currently the President of TDP Enterprises, LLC. Medical Group, a position he has held for the last 15 years. Dr. Toomey is a Medical Director for several hospice and palliative care organizations, a position he has held for the last 8 years. He continues to actively practice clinical medicine. Dr. Toomey attended Saint Joseph’s University in Philadelphia, Pennsylvania and graduated in 1991 from the Philadelphia College of Osteopathic Medicine.

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Matthew A. Mills has been our Chairman of the Board, President and Chief Operating Officer since our inception in February 2014. He is also the Chairman, Chief Executive Officer, and President of Pacific Shore Holdings, Inc. (“Pacific Shore”), positions he has held since January 2008. From July 2001 to June 2003, Mr. Mills was the Chief Operating Officer of Bidz.com Inc., an online auction company (“Bidz”). He began working for Bidz in 1998 where his responsibilities included operations, banking, marketing, investor relations, public relations, and business development. In January 2002, Mr. Mills was promoted to the position of Investor Relations Director of Bidz. From March 2001 to January 2002, Mr. Mills was the Vice President of Marketing for Bidz and was responsible for managing all areas of marketing for Bidz. From December 1995 to August 1998, Mr. Mills was a regional manager for Ford Motor Company in Los Angeles, California, where he was responsible for financing documentation, customer service and returned vehicle processing. From November 1993 to November 1995, he owned and operated Imports Plus, a private company that imported floral products from Mexico to Los Angeles, California. From June 1987 to September 1993, Mr. Mills was a wholesale auction manager for Sports Cars West Ltd. located in Reseda and Oceanside, California. Mr. Mills attended the University of Arizona from January 1983 until June 1986, where he concentrated in Psychology and Economics.

Ronald J. Tchorzewski has been a director and Chief Financial Officer of Med-X since its inception in February 2014. He is also the Chief Financial Officer of Pacific Shore, a position he has held since June 2010. Mr. Tchorzewski has over 35 years of experience in financial accounting and reporting. He is currently the owner of CFO Consultancy in Escondido, California. Founded by Mr. Tchorzewski in 2009, CFO Consultancy is an independent consulting service providing chief financial officer level support, including business plan development, capital raising advice, and day-to-day accounting services to start-up and developmental stage companies. From 2008 to 2009, Mr. Tchorzewski was the chief financial officer and corporate controller of TV Magic, Inc., a full service technology company encompassing all aspects of systems design, engineering, procurement of equipment and materials, installation, testing, and maintenance of broadcast quality television, and audio visual installations located in San Diego, California. From 2005 to 2008, he was the chief financial officer and corporate controller of Framemax, Inc., a light gauge steel prefabricated panelized wall systems manufacturer and installer located in Poway, California. From 2003 to 2005, he was the chief financial officer and corporate controller of Skyriver Communications, Inc., a high-speed wireless broadband internet access and Wi-Fi solution provider located in San Diego, California. From 1999 to 2001 he was chief financial officer for Internet Appliance and iPolicy Networks which were startups in the Internet space. From 1996 to 1999 he was chief financial officer for SoloPoint, a consumer telephonic device company which was a publicly traded company. From 1993 to 1996 he was chief financial officer for ULTRADATA Corporation, a financial services software company which he managed through an IPO. From 1987 to 1993 he was Vice President and Corporate Controller for Cadence Design Systems, a public company which is a world leader in Electronic Design Automation software. Mr. Tchorzewski holds a master’s degree in business administration (finance) and a Bachelor of Science degree in business administration (accounting) from Seton Hall University.

Jennifer J. Mills has been a director, Executive Vice President and Corporate Secretary of Med-X since its inception in February 2014 and a director and Corporate Secretary of Pacific Shore since January 2011. From September 1993 to November 2000, Mrs. Mills worked for McNutt & Taylor, CPAs as a bookkeeper. Her duties included handling accounts payable, accounts receivable, and payroll, reconciling financial and bank statements, preparing month-to-date, quarter-to-date, and year-to-date financial reports, and corresponding with clientele. From June 1992 to September 1993, Mrs. Mills was a member of the accounting department for South Pacific Rehab Services (“SPRS”) in Encino, California. Her responsibilities at SPRS included assisting the Vice President, handling accounts payable, accounts receivable, and payroll and corresponding with therapists and rehab facilities. From March 1990 to June 1992, Mrs. Mills was the office manager of Park Place Management, where she was in charge of all rental agreements, accounts payable, accounts receivable, and payroll. Mrs. Mills received her bachelor degree in liberal studies with an emphasis in mathematics from California State University, Northridge in 1994. Jennifer Mills is the wife of Matthew Mills.

Nick Phillips has been the Chief Media Officer of Med-X, Inc. since September 19, 2019. In 2010, Nick became the Digital Marketing Director of Pacific Shore Holdings, Inc., and in 2015, the Vice President of Business Development for Med-X, Inc. Before working for Pacific Shore Holdings, Inc., Nick started a boutique digital marketing agency called Bloczone that managed local and corporate business digital marketing efforts. From 2005 to 2009, Nick worked in Hollywood at GMT Studios and Raleigh Studios. It was there that he worked on numerous film, television, and commercial productions. Nick holds a bachelor's degree in English from Michigan State University.

Dr. Allan Kurtz has been a director of Med-X since April 15, 2015 and of Pacific Shore since January 2011. Dr. Kurtz is board certified in internal medicine and has owned and operated Allan Kurtz, a Professional Medical Corporation, since 1986. Dr. Kurtz received his medicine doctor degree from the College of Health Sciences in Des Moines, Iowa in 1980 and completed a rotating internship and an internal residency at Botsford General Hospital in Farmington Hills, Michigan in 1984. Since 1986, Dr. Kurtz has been the Medical Director of Warner Medical Center and the California Center of Longevity Medicine. He is also a long time member of the American Osteopathic College of Internal Medicine.

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Dr. Morton I. Hyson has been a director of Med-X since April 15, 2015. Since November 1990, Dr. Hyson has been in private practice as a Board Certified Neurologist in Las Vegas, Nevada. He is also a Clinical Assistant Professor at Touro University in San Francisco, California, where he has been teaching since September 2000. He also serves as a Clinical Associate Professor at the University of Nevada, School of Medicine, where he has been teaching since October 1993. He was a Neurologist in private practice in Arlington, Texas from 1983 until 1990, where he also served as a Clinical Associate Professor at the University of Texas, Southwestern Medical School in Dallas, Texas from October 1983 until October 1990. Dr. Hyson also served as the Medical Director of the Muscular Dystrophy Association in Las Vegas, Nevada from September 1991 until June 1993. Dr. Hyson earned a Bachelor of Arts in Music in 1992 from the Cleveland Institute of Music, Case Western Reserve University, after attending the University of Michigan from 1967 to 1969 in pre-medical studies. From 1972 until 1974, Dr. Hyson attended Cincinnati Conservatory of Music, where he studied Opera. Dr. Hyson returned to his medical studies in 1974 when he attended Columbia University from September 1974 until May 1975. He earned his M.D. from Wayne State University School of Medicine in 1979, and was an Intern in Internal Medicine at Sinia Hospital of Detroit from 1979 until 1980. Dr. Hyson did his Neurology Residency at McGill University, Montreal Neurological Hospital from 1980 to 1983. He is certified by the American Board of Psychiatry and Neurology and the National Board of Medicine Examiners. His professional affiliations include the American Medical Association, the American Academy of Neurology, the American Academy of Neurological and Orthopedic Surgeons, the American Headache Society, the Clark County Medical Society, the Nevada State Medical Association and the Conroe Regional Medical Center. Dr. Hyson is the inventor and grantee of three patents in the medical field issued by the United States Office of Patents and Trademarks, which he has licensed to Pacific Shore:

DEVICE AND METHOD FOR TREATMENT OF HEADACHE

Patent Number 5,700,238

Date Granted: December 23, 1997 – United Stated Patent Office

MEDICATED WRAP

Patent Number 6,313,370 B1

Date Granted: November 6, 2001 - United Stated Patent Office

MEDICATED WRAP

Patent Number: 7186260

Date Granted: March 6, 2007 - United Stated Patent Office

Fred Dashiell, Jr. has been a director of Pacific Shore since June 2011. Mr. Dashiell has been an adjunct professor at Chapman University in Orange, California since 2010 and a visiting scholar at the University of California at Los Angeles in Los Angeles, California since 2007. From 2000 to 2009, he was a senior computer scientist at MindBox, Inc., a software technology company located in Greenbrae, California. From 1995 to 2000, Mr. Dashiell was a computer scientist at Brightware, Inc., an artificial intelligence company located in Novato, California. From 1984 to 1995, Mr. Dashiell worked and consulted for Inference Corporation, a software technology company. From 1981 to 1984, he was a principal member of the technical staff of Citicorp, Transaction Technology, Inc. From 1977 to 1981, Mr. Dashiell was a senior research scientist with R and D Associates. From 1975 to 1977, Mr. Dashiell was a Bateman Research Instructor in mathematics at the California Institute of Technology. From 1973 to 1975, he was an adjunct assistant professor in mathematics at the University of California at Los Angeles in Los Angeles, California. Mr. Dashiell received a Bachelor of Science degree in physics from the University of North Carolina at Chapel Hill in 1963 and a Ph.D. in mathematics from the University of California at Berkeley in 1973.

Significant Employee

The table below lists our other significant employee as of the date of this Offering Circular. Corbin Williams is full-time and is paid a salary by Pacific Shore. Corbin Williams has been paid an annual salary by Pacific Shore of $48,000 per year from February 24, 2014 until June 1, 2018, and $60,000 per year thereafter.

Name (2)	Position	Age	Term of Office	Approximate Hours Per Week

Corbin Williams (1)	Executive Assistant	28	February 24, 2014 to Present	40 hours/week

_______

(1)	This person serves in this position with Pacific Shore Holdings, Inc. and Med-X, Inc.

(2)	Does not include Arthur Avanesov, a prior employee of the Company. The Company employed Arthur Avanesov as an Investor Relations Service Representative from April 1, 2015 until June 3, 2017. From April 1, 2015 until March 31, 2017, Mr. Avanesov was paid an annualized salary of $120,000 on a monthly basis. Mr. Avanesov served as an employee with no supervisory or decision-making authority and he did not process, negotiate or offer securities. Mr. Avanesov was available to assist senior management with the Company’s crowdfunding project service needs. The position did not involve selling securities being offered by the Company.

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On July 27, 2010, the California Department of Business Oversight issued a Desist and Refrain Order against Welland Capital, Inc. and Arthur Avanesov, the president of Welland Capital, Inc. (the “Avanesov Order”). The Avanesov Order asserted that from January to July 2010, the respondents offered managed forex trading accounts while acting as a trading advisor for currencies on the foreign exchange market. The Avanesov Order asserted that the respondents offered shares of Welland Capital, Inc. in the State of California through a posting on the internet or other means of general solicitation without those shares being qualified under Section 25110 of the California Corporations Code in violation of that law. The Department stated that in connection with the offer and sales of these securities, the respondents omitted to disclose to investors that neither of them had the necessary license or registration to be acting as a commodity merchant, and that Welland Capital, Inc. had withdrawn its applications for registration as a commodity trading advisor or National Futures Association member in or about December 2009 in violation of Corporation Code Section 29536. The Avanesov Order stated that the respondents were to cease and desist from (i) making any untrue statement of a material fact or omitting to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, either directly or indirectly, in connection with the purchase or sale of commodity contracts or commodity options in the State of California, including trading in foreign currency, (ii) engaging in a trade or business or otherwise acting as a commodity merchant in the State of California, (iii) further offer or sale of securities in the State of California unless and until qualification has been made under the law or unless the offer and sale is exempt from qualification, and (iv) offering or selling or buying or offering to buy any security in the State of California by means of any written or oral communication which includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading.

Settlement Agreement with the California Department of Business Oversight

In May 2017, the Company was verbally informed by the California Department of Business Oversight (“DBO”) that a former employee of the Company, Arthur Avanesov (“Avanesov”), had been the subject of a Desist and Refrain Order by the DBO in July 2010 (the “Order”). We had no knowledge of Mr. Avanesov’s Order when we hired him on April 1, 2015. We also discovered that the hearing Order documents were not publicly available on any of the DBO’s web sites. Thus, the Company did not have knowledge of Mr. Avanesov’s past hearing decision or Final Order. We believe we can demonstrate reasonable care in conducting our due diligence of Mr. Avanesov.

Initially, the DBO requested that we consent to an order covering the omission of Mr. Avanesov’s Order in our disclosure documents. We declined because we did not believe it was legally required (he was not an officer or director), we were unaware of the Order, and we did not want to risk triggering Commission disqualification from the exemptions under Regulation A+ or Regulation D for being deemed a “bad actor” pursuant to Rules 262 and 506 under these Regulations.

The Company and the DBO continued to discuss the merits of the matter. The DBO eventually indicated it was not their intent to trigger any “bad actor” disqualification, and that litigating the matter would be time-consuming, costly and uncertain. On September 1, 2017, a voluntary Settlement Agreement was entered into by the Company and the DBO, avoiding an Order. In the Settlement Agreement, the Company agreed not to violate Section 25401 of the California Corporations Code, which governs disclosures in selling securities within California. This Settlement Agreement became effective on September 6, 2017 when it was signed by the DBO Commissioner. The Company terminated Mr. Avanesov’s employment on June 3, 2017. See our Report on Form 1-U, dated September 7, 2017.

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Administrative Order and Settlement with State Securities Commissions

In July 2011, the Pennsylvania Securities Commission issued a Summary Order to Cease and Desist against Pacific Shore and our President, Matthew Mills. The Summary Order directed respondents to cease from making telephone solicitations to persons with whom they did not have a pre-existing business relationship. We achieved a settlement with the Commission which resulted in the Summary Order being rescinded on November 22, 2011.

On August 7, 2013, the California Department of Business Oversight issued a Desist and Refrain Order (the “DBO Order”) against Pacific Shore and Matthew Mills. The DBO Order asserted that in June 2011, the respondents had offered shares from the State of California by calling a person with whom they did not have a pre-existing relationship. Respondents believe that this DBO Order stems from the same facts as the Pennsylvania Summary Order that was rescinded. The DBO Order stated that the respondents were to desist and refrain from further offer or sale of securities in the State of California until qualification is made or unless the offer and sale are exempt from qualification. In October 2013, Pacific Shore commenced a private placement of common stock in compliance with Rule 506(c) of Regulation D of the Securities Act of 1933, as amended, which is exempt from qualification in California and permits general solicitation.

Administrative Order for Temporary Suspension by Securities and Exchange Commission

The Company received a certified letter on September 22, 2016 which was dated September 16, 2016 from the Commission. This letter issued an Order Temporarily Suspending Exemption of the Company’s Regulation A+ Offering due to the Company not filing its 2015 Annual Report on Form 1-K by April 30, 2016. On September 20, 2016, the Company filed its 2015 Annual Report on Form 1-K and 2016 Semiannual Report on Form 1-SA with the Commission, which acknowledged them. The Company requested that the suspension be lifted and the offering reinstated since the appropriate filings were made by us and received by the Commission. The Company opposed the Commission’s request for a permanent suspension. A hearing on the matter was held in January 2017 and January 25, 2017 and post-hearing briefings were completed in April 2017. No claims for damages, rescission or relief other than a permanent suspension were asserted by the Commission. The suspension order was vacated by a SEC Administrative Law Judge on May 8, 2017, and the time for an appeal of the favorable ruling has expired. Nevertheless, the Commission may still file a separate enforcement action against the Company because of the late filing, even though we promptly filed the report on September 20, 2016, once we realized it was late.

Rule 251(d)(3)(i)(F) of Regulation A+

The Company has raised capital under Regulation A+ of the Securities Act of 1933, as amended, through an Offering Statement initially declared effective by the Securities and Exchange Commission (the “Commission”) on November 3, 2015, followed by a series of Post-Qualification Amendments to it filed by us with the Commission with complete, comprehensive updated financial statements and business information regarding the Company in each case. At all times, investors in our common stock have had access to complete disclosure by the Company in current Post-Qualification Offering Statements filed with and declared effective by the Commission on a timely basis. In content, these filings are substantially equivalent to a new Offering Statement such as the one which covers this Offering Circular. The Company is and has since September 2016 been current in filing all of its periodic reports under Regulation A+ with the Commission, including its annual and semi-annual reports.

Rule 251(d)(3)(i)(F) of Regulation A+ provides that a new Offering Statement should be filed within three years of the initial qualification of the Offering Statement, generally allowing for at least two rounds of amendments. The Company did two rounds of amendments, but because of the above described delay from September 20, 2016 until May 8, 2017, it took more than three years from initial qualification to complete the offering covered by those amendments.

The sale of our common stock from November 3, 2018 until June 25, 2019 could cause a claim that the sales were of unregistered securities in violation of Section 5 of the Securities Act of 1933, as amended, even though they were offered and sold pursuant to a Post-Qualification Amendment timely filed with and declared qualified by the Commission. We do not expect such a claim, but if it were made, claims for rescission could be made as a remedy, creating a contingent liability. A total of 3,891,170 shares of our common stock were sold at $0.60 per share during the period from November 3, 2018 until June 25, 2019.

Compensation of Executive Officers

During the Company’s fiscal year ended December 31, 2019, the Company and its wholly owned subsidiary, Pacific Shore, paid the following aggregate salaries to their current executive officers:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)

Dr. David E. Toomey	Chief Executive Officer	$120,000	$0	$120,000

Matthew A. Mills	President and Chief Operating Officer	$375,000	$4,692	$379,692

Ronald J. Tchorzewski	Chief Financial Officer	$225,000	$0	$225,000

Jennifer J. Mills	Executive Vice President of Human Resources and Corporate Secretary	$190,000	$926,008	$216,008

Nick Phillips	Chief Media Officer	$83,333	$0	$83,333

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In 2020, commencing in March 2020, the executive officers of the Company voluntarily accepted an aggregate cut of total salaries equal to 48% of the aggregate salaries paid in 2019. These cuts were implemented to improve the financial condition of the Company to enable it to better operate during the Coronavirus pandemic. The figures on the above table reflect compensation paid in 2019 and therefore do not reflect the salary cuts made in 2020.

Employment Agreements

We have not entered into any employment agreements with our executive officers or other employees to date. We may enter into employment agreements with them in the future. A stock incentive program for our directors, executive officers, employees and key consultants has been established. See “MANAGEMENT – Stock Option Plan.”

Stock Option Plan

On May 2, 2016, the Company adopted its 2016 Stock Incentive Plan (the “Plan”). The Plan allows the Company to offer an option or a share purchase right to an employee, director, consultant or a member of the Board of Directors. Under the Plan, the maximum number of shares that may be issued will not exceed 10,000,000. The term of the option will not exceed 10 years from the date of grant. Currently, there are a total of 3,930,000 stock options outstanding. The exercise price of the stock options is $0.60 per share for 2,930,000 of them and $0.66 per share for 1,000,000 of them. During 2018 the Company granted 50,000 stock options to Fred Dashiell, Jr., a recently appointed member of the Board of Directors. These options vested 12,500 options during 2019.

The fair market value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for each applicable period:

(1) Risk-free interest rate - Risk-free interest rate was based on the US Treasury bond yield for a similar duration, as of the day of grant.

(2) Volatility - Volatility was based on the volatility of the Company, analyzed over historical weekly share prices for one year immediately prior to the day of grant.

(3) Dividend yield - Dividend yield was estimated by the Company based on its expected dividend policy over the contractual life of the options.

(4) FV of the ordinary shares - When estimating the FV of the ordinary shares on the grant dates, management used the pricing in the most recent financing activities.

The following is a summary of the Company’s stock option activity for the year ended December 31, 2019:

		Weighted
		Average	Aggregate
	Options	Exercise Price	Intrinsic
	Outstanding	Price	Value

Outstanding at December 31, 2018	3,930,000	$0.61
Granted	0	$0.61
Canceled	0	$0.61
Exercised	-
Outstanding at December 31, 2019	3,930,000	$0.61
Exercisable at December 31, 2019	3,892,500	$0.61

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The number and weighted average exercise prices of all options outstanding as of December 31, 2019, are as follows:

Options Outstanding
			Weighted
			Average
		Weighted	Remaining
	Number	Average	Contractual
	Outstanding	Exercise	Life
Exercise Price	31-Dec-19	Price	(Years)

$0.66	1,000,000	$0.66	3.3
$0.60	2,930,000	$0.60	7.3
	3,930,000	$0.61	5.9

The number and weighted average exercise prices of all options outstanding as of December 31, 2019, are as follows:

Options Outstanding
			Weighted
			Average
		Weighted	Remaining
	Number	Average	Contractual
	Outstanding	Exercise	Life
Exercise Price	31-Dec-19	Price	(Years)

$0.66	1,000,000	$0.66	3.3
$0.60	2,930,000	$0.60	7.3
	3,930,000	$0.61	5.9

Warrants

We currently have a total of 281,388 warrants outstanding, all of which were issued in 2017 and 2018 under an Agreement with a third-party platform owner as part of its compensation for handling the Regulation A+ investor activity. The number of warrants was calculated based upon the number of investors during each period. The exercise price of the warrants is $.60 per share. Since the warrants were issued in connection with raising equity, there was no income statement impact caused by the issuance of the warrants. The entry to record the warrants at their fair value of $126,322, was a debit to Additional Paid in Capital with the credit offset to Additional Paid in Capital.

The fair value of the warrants was computed using the same assumptions described in the discussion of Stock Based Compensation Expense. These warrants are classified as equity as there is no reset or other provisions to affect their classifications. The warrants are exercisable for a period of 10 years from the date of this issuance. The warrants issued were 71,944 in 2017 and 209,444 in 2018.

Board of Directors

Our board of directors currently consists of seven directors. Three of our directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, to serve on our planned committees.

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Committees of the Board of Directors

We plan to establish an audit committee, compensation committee and a nominating and governance committee. Until such committees are established, matters otherwise addressed by such committees will be acted upon by independent directors, who will advise the whole board of directors in the course of seeking authorization for any proposed resolutions, or for general reports and recommendations. The following is a brief description of our contemplated committees.

Audit Committee. We plan to establish an audit committee consisting of members considered to be independent as defined in Rule 4200 of FINRA’s listing standards and who meet the applicable FINRA listing standards for designation as an “Audit Committee Financial Expert.” Currently management does not believe that it has an independent director who qualifies as a financial expert to form the planned audit committee. Our board of directors also plans to adopt a written charter of the audit committee. The functions of the audit committee will include:

•	meeting with management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;

•	engaging and pre-approving audit and non-audit services to be rendered by our independent auditors;

•	recommending to the board of directors the engagement of our independent auditors and oversight of the work of the independent auditors;

•

reviewing our financial statements and periodic reports and discussing the statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters; and

•	administering and discussing with management and our independent auditors our code of ethics.

Compensation Committee. We plan to establish a compensation committee. The functions of the compensation committee will include:

•

reviewing and, as it deems appropriate, recommending to the board of directors, policies, practices and procedures relating to the compensation of our directors and executive officers and the establishment and administration of certain employee benefit plans;

•	exercising authority under certain employee benefit plans; and

•	reviewing and approving executive officer and director indemnification and insurance matters.

Corporate Governance and Nominating Committee. We plan to establish a corporate governance and nominating committee. The functions of the corporate governance and nominating committee will include:

•	developing and recommending to the board of directors our corporate governance guidelines;

•	overseeing the evaluation of the board of directors;

•	identifying qualified candidates to become members of the board of directors;

•	selecting nominees for election of directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected); and

•	selecting candidates to fill vacancies on the board of directors.

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Director Compensation

We currently do not pay our directors any compensation for their services as board members. Upon completion of this offering, we plan to pay our non-employee directors $100 per board meeting attended in person or telephonically. In addition, we plan to compensate members of certain of our board committees as follows: (i) each independent member of the compensation committee will receive $100 per meeting and (ii) each independent member of the compensation and governance committee will receive $100 per meeting.

Limitation of Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification.

We intend to enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, will provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is currently no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

Amendment of Certificate of Incorporation and Bylaws

Under the Nevada law, a corporation’s certificate of incorporation can be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding stock of each class entitled to vote as a class, unless the certificate requires the vote of a larger portion of the stock. Our Certificate of Incorporation, as amended, does not require a larger percentage affirmative vote. As is permitted by Nevada law, our bylaws give our board of directors the power to adopt, amend or repeal our bylaws. Our shareholders entitled to vote have concurrent power to adopt, amend or repeal our bylaws.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of December 31, 2019 and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

•	each of our directors and the named executive officers;

•	all of our directors and executive officers as a group;

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; and

•	the Selling Security Holders.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership before the offering is based on 110,690,966 shares of common stock outstanding plus the voting power of the outstanding Series A Preferred Stock owned by our Chairman, President and Chief Operating Officer as of December 31, 2019. Unless otherwise noted below, the address of each person listed on the table is c/o Med-X, Inc., 8236 Remmet Avenue, Canoga Park, California 91304.

Name and Position of Beneficial Owner	Shares Beneficially Owned Prior to Offering				Shares Beneficially Owned After Offering (1)
	Number		Percent (11)		Number		Percent (11)
Matthew Mills, Chairman, President and Chief Operating Officer	128,838,105	(2)(4)	57.0%		135,238,381	(2)(5)	56.7%

Ronald Tchorzewski, Chief Financial Officer and Director	5,000,000	(5)	2.2%		5,000,000	(6)	2.1%

Jennifer Mills, Corporate Secretary, Executive Vice President and Director	(3	)(4)	(3	)(4)	(3	)(4)	(3	)(4)

Dr. David Toomey, Chief Executive Officer and Director	4,016,195	(6)	1.8%		4,016,195	(6)	1.37%

Dr. Allan Kurtz, Director (7)	*		*		*		*

Dr. Morton I. Hyson, Director (8)	*		*		*		*

Fred Dashiell, Jr., Director (9)	*		*		*		*

All directors and executive officers as a group (four persons)	137,854,300	(10)	619%		144,254,576		60.5%

_________

*Represents less than 1% of our outstanding common shares.

(1)	Total issued and outstanding shares as of December 31, 2019 was 110,690,966.

(2)

These shares are owned jointly with Jennifer Mills, the wife of Matthew Mills, under applicable community property laws. Reflects 10,000 shares of Series A Preferred Stock owned by Matthew Mills conferring on him the right to vote 51% of the total outstanding shareholder voting power, plus 13,558,977 shares of outstanding voting common stock owned by him prior to this offering. Reflects the sale of 70,163 shares of common stock owned by Mr. Mills at $.80 per share to outside investors from August 16, 2019 to December 31, 2019 pursuant to the Company’s current offering of common stock under Regulation A+ of the Securities Act of 1933, as amended. Mr. Mills is our Chairman, President and Chief Operating Officer. These shares are owned jointly with Jennifer Mills, the wife of Matthew Mills, under applicable community property laws.

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(3)	Jennifer Mills is the wife of Matthew Mills and may be deemed to be a beneficial owner of the shares of our common stock owned by him.

(4)	Does not include vested stock options to purchase up to 500,000 shares of the Company’s common stock at an exercise price of $0.66 per share, exercisable until May 2, 2026.

(5)	Does not include vested stock options to purchase up to 500,000 shares of the Company’s common stock at an exercise price of $0.66 per share, exercisable until May 2, 2026.

(6)	Does not include vested stock options to purchase up to 500,000 shares of the Company’s common stock at an exercise price of $0.60 per share, exercisable until May 2, 2026.

(7)	Does not include vested stock options to purchase up to 50,000 shares of the Company’s common stock at an exercise price of $0.60 per share, exercisable until May 2, 2026.

(8)	Does not include vested stock options to purchase up to 30,000 shares of the Company’s common stock at an exercise price of $0.60 per share, exercisable until May 2, 2026.

(9)

Mr. Dashiell was granted 50,000 options of the Company’s common stock at an exercise price of $0.60 per share, in July 2018 when he accepted a position on the Board of Directors. These options vest 25% on the first anniversary of his Board appointment and 25% annually on his anniversary over the remaining three years, exercisable until June 30, 2028.

(10)	Does not include vested stock options to purchase up to 400,000 shares of the Company’s common stock at an exercise price of $0.60 per share, exercisable until May 2, 2026.

(11)

Reflects 10,000 shares of Series A Preferred Stock owned by Matthew Mills conferring on him the right to vote 51% of the total outstanding shareholder voting power, plus 13,558,977 shares of outstanding voting common stock owned by him as of December 31, 2019, and 12,629,140 shares owned by him after the offering, assuming all shares offered for sale by the Selling Security Holders in this offering are sold. Mr. Mills is our Chairman, President and Chief Operating Officer. Matthew Mills and Jennifer Mills are husband and wife.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company subleases and shares office space at no cost with Pacific Shore on a month-to-month basis for our executive offices. The Company also has a five-year lease at no cost except payment of utility costs for a 600 square foot cannabis research and cultivation center. The building is owned by our President and Chief Operating Officer, and the cultivation center and related equipment is owned by the Company. Mark J. Richardson, the Company’s special counsel, is a partner of Richardson & Associates, which performs legal services for Med-X as outside legal counsel. Mr. Richardson owns five million shares of the founder’s common stock of Med-X.

Mark J. Richardson, the Company’s special counsel, is a partner at Richardson & Associates, which performs legal services for Med-X as outside legal counsel. Mr. Richardson owns five million shares of the founder’s common stock of Med-X.

In February, March and April of 2017, Pacific Shore, an affiliate and wholly-owned subsidiary of the Company, made unsecured short-term advances to the Company in the aggregate amount of $87,500, bearing no interest and payable on demand. Effective with the merger in April 2018 any advances between the Company and Pacific Shore have been eliminated in the consolidation of financial statements as Pacific Shore is a wholly owned subsidiary of the Company.

Matthew Mills our Chairman, President and Chief Operating Officer, Ronald J. Tchorzewski, our Chief Financial Officer, David Toomey, our Chief Executive Officer, Jennifer Mills, our Executive Vice President, and each of Allan Kurtz and Fred Dashiell, each directors, respectively, are also officers and directors of Pacific Shore and PSH-CA. Management’s compensation from us has not been determined pursuant to arm’s-length negotiation.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, of which approximately 110,690,966 shares are issued and outstanding as of December 31, 2019. Our authorized capital stock also includes 10,000,000 shares of Preferred Stock, par value $0.001, 10,000 of which are issued and outstanding as Series A (super voting) Preferred Stock, effective April 16, 2018, issued to Matthew Mills, our Chairman and President, in connection with the closing of the merger of Med-X, Inc. and Pacific Shore. See “CAPITALIZATION.” Under Nevada law and generally under state corporation laws, the holders of our common and preferred stock will have limited liability pursuant to which their liability is limited to the amount of their investment in us.

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Common Stock

Holders of common stock are entitled to one vote per share held of record on all matters submitted to a vote of stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding shares of voting capital stock entitled to vote in any election of directors may elect all of the directors standing for election. Currently, Matthew Mills, our President and Chief Operating Officer, has 51% voting power over all matters subject to a vote of the shareholders of the Company, including without limitation the election of directors, by virtue of his ownership of 10,000 shares of Series A (super voting) Preferred Stock of Med-X, Inc. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of the common stock are entitled to receive ratably such dividends as may be declared by the board of directors on the common stock out of funds legally available therefore and, in the event of a liquidation, dissolution or winding-up of our affairs, are entitled to share equally and ratably in all of our remaining assets and funds.

Preferred Stock

We are authorized to issue 10,000,000 shares of Preferred Stock, par value $0.001 per share, having such rights, preferences and privileges, and issued in such series, as are determined by our Board of Directors. We currently have 10,000 shares of Series A super voting Preferred Stock outstanding, held by our Chairman and President, effectively conferring on Mr. Mills 51% voting control over all matters subject to a shareholder vote, including the election of directors.

ERISA CONSIDERATIONS

General Fiduciary Obligations. Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Limited Transactions. Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

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Special Fiduciary Considerations. The Department of Labor issued new regulations in 2016 conferring fiduciary duty on certain professionals, such as investment advisors and possibly broker-dealers, who render advice to and earn compensation from ERISA Plans, IRAs, Keogh Plans and similar statutory retirement programs. The regulations include new disclosure rules relating to compensation and conflicts of interest. Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating company” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Reporting of Fair Market Value. Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plans fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

Tax Aspects. The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the shares will not be taxed as UBTI to tax-exempt shareholders, because they are participating only as passive financing sources.

Liquidity Considerations. ERISA Plans considering an investment in shares should consider the fact that the shares are illiquid and no public market for them is expected to develop in the near future. In the event of a desired or a mandatory (for example, the ERISA Plan beneficiary turns 70.5 years old) withdrawal of assets from the ERISA Plan, the shares may not be readily convertible into cash, making it difficult to effect the withdrawal from the ERISA Plan, possibly causing phantom income and financial penalties to the beneficiary.

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TERMS OF THE OFFERING

Securities Offered

We are offering shares of common stock for a purchase price of $0.80 per share with a minimum purchase requirement of 525 shares ($420). The maximum offering is $9,200,000 by us and $800,000 by the Selling Security Holders. We will have the unrestricted right to reject tendered subscriptions for any reason and to accept less than the minimum investment from a limited number of subscribers. In the event the shares available for sale are oversubscribed, they will be sold to those investors subscribing first, provided they satisfy the applicable investor suitability standards. See “INVESTOR SUITABILITY STANDARDS.” The order of sale of shares by the Company and the Selling Security Holders in this offering will be determined by agreement of the Company and the Selling Security Holders in their sole discretion.

The purchase price for the shares will be payable in full upon subscription. Subscription funds which are deposited into the subscription escrow account established for the offering with Prime Trust, LLC as the Escrow Agent, and which are thereafter accepted by us and the Selling Agent, will be deposited into our operating account in a series of closings for immediate use by us. We have no obligation to refund subscriptions for shares in this offering. We have no required minimum offering amount for this offering and therefore an initial closing may occur after the first accepted subscription agreement regardless of the amount of the investment, upon written agreement by the Selling Agent and us for the initial closing and each subsequent closing.

Subscription Period

The offering of shares will terminate on August 12, 2021, unless we terminate the offering sooner in our sole discretion regardless of the amount of capital raised (the “Sales Termination Date”). The Sales Termination Date may occur prior to August 12, 2021 if subscriptions for the maximum number of shares have been received and accepted by us before such date. Subscriptions for shares must be received and accepted by us on or before such date to qualify the subscriber for participation in Med-X.

Subscription Procedures

Completed and signed subscription documents and subscription checks should be sent to Prime Trust, LLC Escrow Account for Med-X, Inc. at the following address: 10890 S. Eastern Avenue, Suite 114, Henderson, Nevada 89052, unless the investment is made through our crowdfunding platform hosted by us directly at www.medxinvestor.com, in which case the subscription procedures on the website for the offering should be utilized. In any event, subscription checks should be made payable to “Prime Trust, LLC Escrow Account for Med-X, Inc.” If a subscription is rejected, all funds will be returned to subscribers within one business day of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber.

In order to subscribe for shares on the Med-X, Inc. portal, investors should access the website at www.medxinvestor.com, then click on the Invest Now button which will reveal an investment form to be completed by the investor. The form includes a request for payment type from the investor. The investor may pay for the shares by either ACH or wire transfer. In either case sufficient investor banking information is required to be provided on the investment form to enable payment to be facilitated. The investor should fill in the form with the information requested, and electronically sign it pursuant to which he agrees to all of the terms and conditions of the Subscription Agreement. By then pressing the Submit button, the investor completes the subscription and payment process.

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Investor Suitability Standards

Shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. See the Purchaser Qualification Questionnaire in the Subscription Documents in Exhibit A to this Offering Circular. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in us. Transferees of shares will be required to meet the above suitability standards.

Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time.

Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

Interim Investments

Company funds not needed on an immediate basis to fund our operations may be invested in government securities, money market accounts, deposits or certificates of deposit in commercial banks or savings and loan associations, bank repurchase agreements, funds backed by government securities, short-term commercial paper, or in other similar interim investments.

Transfer Agent and Registrar

V-Stock Transfer, Inc., 18 Lafayette Place, Woodmere, New York 11598, is the transfer agent and registrar for the shares.

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PLAN OF DISTRIBUTION

We are offering, at an offering price of $0.80 per share (the “Offering Price”), 11,500,000 shares of our common stock (the “Offered Shares”) for up to $9,200,000. The Selling Stockholder’s are offering 1,000,000 of our common stock at the Offering Price for up to $800,000, which proceeds shall go directly to the Selling Stockholders. The Company and the Selling Security Holders have the right to agree on any order of sale of their respective shares in this offering, as subscriptions are received, as they determine in their discretion.

The minimum number of Offered Shares that a prospective investor may purchase is 525 shares for a subscription price of $420.00.

All of our shares of common stock are being offered on a “best efforts” basis under Regulation A+ of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The offering will terminate on the first to occur of (i) the date on which all 12,500,000 shares are sold, or (ii) August 12, 2021, unless terminated sooner by us in our sole discretion with respect to the Company’s shares offered hereby, or by the Selling Security Holders in their sole discretion with respect to shares offered by them in this offering, regardless of the amount of capital raised (in each case, the “Termination Date”). The Selling Agent (as defined below) has entered into a subscription escrow agreement with Prime Trust, LLC (the “Escrow Agent”) where all investor subscription funds from any source are deposited pending an initial closing (which occurred on or about August 15, 2019), and subsequent closings during the offering. The frequency of closings will be determined by agreement of the Company and the Selling Agent, and transmitted to the Escrow Agent by written notice executed by both the Company and the Selling Agent.

Engagement Agreement

On April 29, 2019, the Company engaged NMS Capital Advisors LLC, a registered broker/dealer, as its managing selling agent (the “Selling Agent”), pursuant to the terms of an Engagement Agreement, as amended on or about July 15, 2019 (the “Amendment”, collectively, the “Engagement Agreement”). The Selling Agent may engage one or more sub-selling agents or selected dealers. Under the terms of its Engagement Agreement with the Company, neither the Selling Agent nor any sub-selling agent shall have any marketing or sales obligations other than to process indications of interest forwarded to the Selling Agent or sub-selling agents by the Company or its management. The Selling Agent is not purchasing any of the shares of common stock being offered by the Company or the Selling Security Holders in this offering, and is not required to sell any specific number or dollar amount of such shares in the offering.

Under the terms of its Engagement Agreement with NMS Capital Advisors, the Company has agreed to pay the Selling Agent a commission and fee equal to (1) an initial retainer equal to $20,000 (the “Retainer Fee”) which has been paid, (2) 30,000 shares of the common stock of Med-X, Inc. (the “Common Stock Fee”) issued upon the first closing of this offering, and (3) a selling commission equal to (a) eight percent (8%) of the gross proceeds from sales of shares made to its clients or through registered dealers introduced to the offering by the Selling Agent, or (b) two percent (2%) of the gross proceeds from sales of shares made to investors introduced to the Selling Agent by the Company, including but not limited to investors who come to the Company through its posting on the Company’s crowdfunding website at www.medxinvestors.com, or otherwise are not introduced by the Selling Agent. In addition, the Company has granted the Selling Agent a Right of First Refusal, subject to the closing of this offering, to participate as the Company’s exclusive financial advisor in any subsequent equity financing under Regulation A+ of Section 3(b) of the Securities Act of 1933, as amended, that are commenced within twenty-four months of the execution of the Engagement Agreement.  The Company has also agreed to reimburse the Selling Agent for its reasonable pre-approved out of pocket expenses, including reasonable attorneys’ fees, in an amount not to exceed $50,000 (inclusive of the Retainer Fee).  Pursuant to FINRA Rule 5110(g)(1), the Common Stock Fee is subject to a lock-up of 180 days in accordance with the terms of the Lock-Up Letter, entered into by the Company and Selling Agent on or about July 30, 2019 (the “Lock-Up Letter”).

The Selling Agent and participating broker-dealers, if any, and others shall be indemnified by the Company with respect to the offering and the disclosures made by the Company in its Form 1-A and related Offering Circular.

This summary of the material provisions of the Engagement Agreement and Lock-Up Letter do not purport to be a complete statement of their terms and conditions. A copy of the Engagement Agreement has been filed with the Commission on Form 1-U on May 3, 2019.  A copy of the Amendment and Lock-Up Letter are filed herewith.

The Selling Agreement

Upon the first closing, the Company entered into a Selling Agreement with the Selling Agent, through which this offering of shares is being be made. In consideration for its services, the Selling Agent receives (1) an initial retainer equal to $20,000 (the Retainer Fee), (2) 30,000 shares of the common stock of Med-X, Inc. (the Common Stock Fee) issued upon the first closing of this offering, and (3) a selling commission equal to (a) eight percent (8%) of the gross proceeds from sales of shares made to its clients or through registered dealers introduced to the offering by the Selling Agent, or (b) two percent (2%) of the gross proceeds from sales of shares made to investors introduced to the Selling Agent by the Company, including but not limited to investors who come to the Company through its posting on the startengine.com crowdfunding website at www.startengine.com/med-x, or otherwise are not introduced by the Selling Agent. In addition, the Company has granted the Selling Agent a Right of First Refusal, subject to the closing of this offering, to participate as the Company s exclusive financial advisor in any subsequent equity financings under Regulation A+ of Section 3(b) of the Securities Act of 1933, as amended, that are commenced within twenty-four months of the execution of the Engagement Agreement. The Company has also agreed to reimburse the Selling Agent for its reasonable pre-approved out of pocket expenses, including reasonable attorney’s fees, in an amount not to exceed $50,000 (inclusive of the Retainer Fee). Pursuant to FINRA Rule 5110(g)(1), the Common Stock Fee is subject to a lock-up of 180 days in accordance with the terms of the Lock-Up Letter, entered into by the Company and Selling Agent on or about July 30, 2019 (the Lock-Up Letter).

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The Selling Agent will enter into a subscription escrow agreement with Prime Trust, LLC (the Escrow Agent ) where all investor subscription funds from any source will be deposited pending an initial closing and subsequent closings during the offering. The frequency of closings will be determined by agreement of the Company and the Selling Agent, and transmitted to the Escrow Agent by written notice executed by both the Company and the Selling Agent. We also expect to enter into a Posting Agreement with StartEngine Crowdfunding, Inc. which will host the portal on which we will make this offering. In consideration for its services, we will pay StartEngine a flat fee of $50 per investor plus additional administrative fees for processing subscription agreements, checking investors under the anti-money launching protocols and with the Escrow Agent.

This summary of the material provisions of the Selling Agent Agreement does not purport to be a complete statement of its terms and conditions. Copies of such form agreement have been or will be filed with the Offering Statement of which this Offering Circular is a part.

The Terminated Posting Agreement

The Company and StartEngine Crowdfunding, Inc. mutually terminated their Posting Agreement, effective January 31, 2020. Accordingly, after that date, this offering has been and will continue to be conducted on the Company’s website established and hosted by it directly and exclusively for that purpose. We do not intend to enter into another Posting Agreement with StartEngine now or in the future.

Upon qualification of the Offering Circular, we expect to immediately commence and resume the offer and sale of the Offered Shares.

This summary of the material provisions of the Engagement Agreement, the Lock-Up Letter, and the Selling Agent Agreement does not purport to be a complete statement of their terms and conditions. Copies of such agreements have been or will be filed with the Offering Statement of which this Offering Circular is a part.

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SELLING SECURITY HOLDERS

The individuals named below are the “Selling Security Holders.” They are husband and wife. The shares to be offered by the Selling Security Holders named in this Offering Circular are “restricted” securities under applicable federal and state securities laws. The Selling Security Holders may from time to time offer and sell all or a portion of their shares in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

The table below assumes that all of the securities offered in this offering will be sold, although any or all of the securities listed below may be retained by the Selling Security Holders, and therefore no accurate forecast can be made as to the number of securities that will be held by the Selling Security Holders upon termination of this offering.

We will not receive any proceeds from the sale of the securities by the Selling Security Holders. The Selling Security Holders are not broker-dealers or affiliated with a broker-dealer. Each of the Selling Security Holders may be deemed to be an underwriter. The Selling Security Holders intend to sell a total of 1,000,000 shares in this offering through registered broker-dealers.

The calculations below are based on 110,690,966 shares of common stock issued and outstanding as of December 31, 2019 before adjustments, and up to 122,190,966 shares of common stock to be outstanding after adjustment, assuming the offering is completed with all shares sold and without additional shares issued, assets acquired or liabilities incurred. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Unless stated otherwise, the business address for these Selling Security Holders is c/o Med-X, Inc., 8326 Remmet Avenue, Canoga Park, California 91304.

Selling Security Holders	Number of Shares Offered	% Before Offering	% After Offering	Material Transactions with the Selling Security Holder

Matthew Mills Jennifer Mills	1,000,000	12.3%	10.3%

Matthew Mills is the Chairman of the Board of Directors of the Company, and is the Chairman and Chief Executive Officer of Pacific Shore. He has served in such capacities for these companies since the inception of the Company and Pacific Shore.

Matthew Mills and Jennifer Mills are husband and wife.

REPORTS TO SHAREHOLDERS

For tax and accounting purposes, our fiscal year will end on December 31st of each year and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at our address. We will furnish each shareholder, within 120 days after the end of each fiscal year, our audited financial statements in an Annual Report on Form 1-K filed with the Securities Exchange Commission, and within 90 days after the 30th of June of each fiscal year, our unaudited financial statements in a Semi-Annual Report on Form 1-S, also filed with the Securities Exchange Commission.

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ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to into his Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting Matthew Mills at our executive offices. The telephone number is (818) 349-2870. We reserve the right, however, in its sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

The offering of the common stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted and should not be relied upon by any prospective investor.

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATES(S).

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Richardson & Associates, Santa Monica, California.

EXPERTS

The consolidated balance sheets of the Company and its subsidiary at December 31, 2018 and December 31, 2019, and the consolidated statements of operations, consolidated statements of cash flows and consolidated statements of stockholders equity for the calendar fiscal years 2019 and 2018 on the following pages have been prepared by management and have been audited by our independent certified public accounting firm, Prager Metis, CPAs LLP, with respect to 2019, and MJF & Associates with respect to 2018.

On or about May 1, 2019, MJF & Associates resigned as our independent certified public accounting firm. The accounting firm informed us that it had adopted a new general policy of not conducting audits for companies filing public reports with the Securities and Exchange Commission. Accordingly, the two partners at MJF & Associates responsible for our account informed us that they were leaving MJF & Associates to seek new positions with another firm to be identified that do conduct audits for public reporting companies such as Med-X, Inc. The resignation of MJF & Associates from our account was not caused by any disagreement that we had with that accounting firm. See our Report on Form 1-U, dated May 1, 2019, filed by us with the Securities and Exchange Commission regarding the resignation of MJF & Associates and our change of accounting firms. On July 12, 2019, we selected Prager Metis LLP to replace MJF & Associates as our new auditing firm.

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MED-X, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

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Love
In All We Do
MJF & Associates, APC
Certified Public Accountants & Management Consultants
A Member Firm of MJF International

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Shareholders and Board of Directors of
Med-X, Inc.

Opinion on the financial statements

We audited the accompanying consolidated or combined balance sheets of Med-X, Inc. and subsidiary ("the Company") as of December 31, 2018 and 2017, and the related consolidated or combined statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 2018 and the related notes (collectively referred to as "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared assuming that Med-X, Inc. will continue as a going concern. As discussed in Note 12 to the financial statements, the entity has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have served as the Company's auditor since 2015.

MJF & Associates, APC
Los Angeles, California
April 22, 2019

515 S. Flower Street, Suite 3600, Los Angeles, CA 90071 Telephone: (213) 626-2701 Fax: (866) 510-6726

F-1

PragerMetis

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors and Management
Med-X., Inc.

Opinion on the financial statements

Prager Metis CPAs LLP

2381 ROSECRANS AVENUE
SUITE 350
EL SEGUNDO, CA 90245

T 310.207.2220
F 310.207.0556

www.pragermetis.com

We audited the accompanying consolidated balance sheet of Med-X, Inc. ("the Company") as of December 31, 2019 and the related consolidated statements of operations, stockholders' deficit, and cash flows for year then ended and the related notes (collectively referred to as "financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2019, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements were prepared assuming the Company will continue as a going concern. As discussed in Note 12 to the financial statements, as of December 31, 2019, the Company had recurring losses from operations and an accumulated deficit. These conditions, among others, raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Basis of Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to

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F-2

Med-X, Inc.
May 19, 2020
Page 2 of 2

those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company's auditor since 2019.

Prager Metis CPAs LLP

May 19, 2020
El Segundo, California

F-3

MED-X, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2019 AND 2018

	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$219,983	$709,723
Restricted cash	5,000	5,187
Trade receivables	53,502	70,643
Other receivables	-	2,557
Inventory	603,198	562,946
Advance to suppliers	90,335	49,410
Lease deposit	56,324	56,324
Right of use asset	148,437	-
Prepaid expenses	-	21,000
Prepaid rent	9,430	9,430
Total Current Assets	1,186,209	1,487,220

Property and Equipment, Net	189,645	318,852

Other Assets
Trademark, Net	11,590	13,018
Total Other Assets	11,590	13,018
TOTAL ASSETS	$1,387,444	$1,819,090

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$496,619	$778,318
Sales tax payable	40	73
Current portion of settlement payable	-	35,000
Lease liability	165,697	-
Accrued employee related payables	169,545	147,877
Short-term loan payable	26,130	-
Line of credit	23,104	55,963
Current portion of long term note payable	31,040	28,338
Total Current Liabilities	912,175	1,045,569

Long Term Liabilities
Long term note payable, net of current portion	22,715	53,021
Total Long Term Liabilities	22,715	53,021
Total Liabilities	934,890	1,098,590

Stockholders' Equity
Preferred stock (no par value; 10,000,000 shares authorized;(10,000 shares issued and outstanding)	-	-
Common stock (no par value; 300,000,000 shares authorized;as of December 31, 2019 and 2018)	110,691	102,969
Additional paid in capital	9,691,032	5,936,962
Accumulated deficit	(9,349,169)	(5,319,431)
Total Stockholders' Equity	452,554	720,500

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,387,444	$1,819,090

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MED-X, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018

Sales	$801,874	$646,917
Cost of Goods Sold	551,141	451,329
Gross Profit	250,733	195,588

General and Administrative Expenses

Selling & Marketing	702,285	733,647
Personnel & Outside Services	1,965,691	1,658,333
Non-cash Compensation	43,820	91,874
General and Administrative	1,994,482	1,141,920
Total Operating Expenses	4,706,278	3,625,774

(Loss) from Operations	(4,455,545)	(3,430,186)

Other Income/(Expense)
Debt Extinguishment	428,044	-
Interest Expense	(2,237)	(3,091)
Total Other Income (Expense)	425,807	(3,091)

(Loss) Before Income Taxes	(4,029,738)	(3,433,277)

Net (Loss)	$(4,029,738)	$(3,433,277)

(Loss) per Share ----	$(0.04)	$(0.03)

Basic Weighted Average Shares Outstanding	107,094,054	99,085,745

The accompanying notes are an integral part of these consolidated financial statements.

F-5

MED-X, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018

Cash flows (used in) operating activities:
Net (loss)	$(4,029,738)	$(3,433,277)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Stock Option Grant	43,820	91,874
Depreciation and amortization	136,598	172,501
Fair value of rent borne by shareholder	736	736
Other	17,260	-
Changes in operating assets and liabilities:
Trade receivables	17,141	(28,186)
Other receivables	2,557	(2,557)
Prepaid expenses	21,000	(20,846)
Inventory	(39,771)	(10,914)
Advance to suppliers	(40,925)	(19,410)
Deposits	-	19,412
Accounts payable	(281,699)	45,482
Accrued expenses	(25,716)	(130,000)
Accrued employee salary and benefits	38,514	50,573
Lease payables	-	19,313
Deferred revenue	-	(3,735)
Sales tax payable	(34)	45
Net cash (used in) operating activities	(4,140,257)	(3,248,989)

Cash flows from investing activities:
Cash payments for the purchase of property	(5,961)	(84,549)
Net cash (used in) investing activities	(5,961)	(84,549)

Cash flows from financing activities:
Common stock issued for cash net of offering costs	3,772,883	3,820,861
Purchase of shares	(56,130)	(20,000)
Principal payments on debt	(27,603)	(7,265)
Borrowing (repayment) of line of credit	(32,859)	37,931
Net cash provided by financing activities	3,656,291	3,831,527

Net (decrease) increase in cash and equivalents	(489,927)	497,989
	-	-
Cash and equivalents at beginning of year	714,910	216,921

Cash and equivalents at end of year	$224,983	$714,910

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Income Tax	$1,600	$1,600
Interest	-	-
Non-cash transactions:
Right of use asset- investing activity	$346,353	-
Lease Liability - financing activity	$358,446	-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

MED-X, INC. ANDSUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

YEARS ENDEDDECEMBER 31, 2019 AND 2018

	Common	Common	Additional Paid	Accumulated	Total
	Shares	Stock	in Capital	(Deficit)	Equity

Balance at December 31, 2017	95,060,491	$95,060	$22,448,922	$(22,283,985)	$259,997
Shares issued for cash	7,968,595	7,969	4,773,188	308	4,781,465
Shares issued in merger	57,614,149	57,614	(19,536,911)	19,536,911	57,614
Shares cancelled in merger	(57,614,149)	(57,614)	-	-	(57,614)
Shares repurchased	(500,000)	(500)	(19,500)	-	(20,000)
Shares Issued for consulting services	440,000	440	(440)	-	-
Offering Costs	-	-	(960,295)	-	(960,295)
Stock Option Non-Cash Compensation	-	-	91,874	-	91,874
Fair value of rental from shareholder	-	-	736	-	736
Net Loss of PSH from January 1, 2018 to April 16, 2018	-	-	(860,612)	860,612	-
Net Loss	-	-	-	(3,433,277)	(3,433,277)
Balance at December 31, 2018	102,969,086	$102,969	$5,936,962	$(5,319,431)	$720,500
Shares issued for cash	7,657,877	7,658	4,762,923	-	4,770,581
Shares repurchased	(70,163)	(70)	(56,060)	-	(56,130)
Offering Costs	-	-	(997,215)	-	(997,215)
Shares Issued for consulting services	134,166	134	(134)	-	-
Stock Option Non-Cash Compensation	-	-	43,820	-	43,820
Fair value of rental from shareholder	-	-	736	-	736
Net Loss	-	-	-	(4,029,738)	(4,029,738)
Balance at December 31, 2019	110,690,966	$110,691	$9,691,032	$(9,349,169)	$452,554

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Med-X, Inc. & Subsidiary

 December 31, 2019 and 2018

Notes to Consolidated Financial Statements

NOTE 1 - Nature of Operations

Organization and Description of Business

Med-X, Inc. (“Med-X”, “we”, “us”, “our”, or the “Company”) is a Nevada corporation formed in February 2014 and is engaged in green scene product development, distribution, and marketing. Our business is expected to expand significantly since our merger with Pacific Shore Holdings, Inc. (“PSH” or “Pacific Shore”), our affiliate, on April 16, 2018.

The Company and PSH developed a series of proprietary natural “green” branded products under our branded product names:Nature-Cide®, Thermal-Aid®, Home Spa™ and Malibu Brands. Nature-Cide® products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, Turf, janitorial, hospitality, transportation and agriculture, and the Cannabis and Hemp cultivation and products industries. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide® and Thermal-Aid® are distributed through ecommerce platforms and through national and international distribution outlets positioned around the United States and Asia.

Home Spa Shower Sprays are essential oil-based products distributed through various ecommerce platforms.  Nature-Cide® products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries such as professional pest control, sanitation, hospitality, transportation and agriculture, including Cannabis cultivation. Nature-Cide® and Thermal-Aid® brands are distributed through ecommerce platforms as well as by national distribution firms in the United States, with international capability. Home Spa Shower Sprays are an essential oil-based product distributed through ecommerce platforms. Maliblu Brands are all-natural essential oils, including Hemp and CBD oil products, designed to treat a variety of ailments and are still in the development stage. The Company also operates the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes Cannabis media content to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and publishes a daily news video through social and news applications. Med-X also plans to cultivate high quality custom-bred Cannabis primarily for sale for medicinal use to treat aliments or their symptoms such as pain, sleep deprivation, appetite disorders, and neurological conditions. As these core businesses evolve, we will seek to develop and monetize (i) techniques for the recognition and extraction of Cannabis compounds for the medical industry, and (ii) a cost-effective pharmacy automation system for the pharmaceutical and Cannabis industries.

NOTE 2 - Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements (“CFS”) present the accounts of Med-X and PSH. Med-X and PSH were entities under common control until April 2018. Accordingly, CFS are presented at historical cost.  All inter-company transactions and balances are eliminated in consolidation. The financial statements of Med-X and PSH were combined up to April 2018. PSH’s accumulated deficit as of the beginning of the 2018 and net loss for the period from January 1, 2018 to April 30, 2018 were reclassified to Additional paid-in capital.

Principles of Reporting

This summary of significant accounting policies of Med-X, Inc. is presented to assist in understanding the CFS.  The financial statements and notes are representations of the Company's management which is responsible for the integrity and objectivity of the financial statements.  These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

F-8

Med-X, Inc. & Subsidiary

 December 31, 2019 and 2018

Notes to Consolidated Financial Statements

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, inventory valuation, the useful lives and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition

Revenue includes product sales. The Company recognizes revenue from product sales in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606 “Revenue Recognition in Financial Statements”

Revenue from sale of goods under Topic 606 in a manner that reasonably reflects the delivery of its services to customers in return for expected consideration and includes the following elements:

●	executed contract(s) with our customers that we believe is legally enforceable;

●	identification of performance obligation in the respective contract;

●	determination of the transaction price for each performance obligation in the respective contract;

●	allocation the transaction price to each performance obligation; and

●	recognition of revenue only when the Company satisfies each performance obligation.

●

Revenue from sale of goods is recognized when the customer obtains control of the goods, which happens when the goods are shipped to the customer and no other obligation exits. Web based sales are recognized when the customer receives the goods. The Company does not provide unconditional return or other concessions to the customer. The Company’s sales policy allows for the return of unopened products for cash after deducting certain service and transaction fees. As alternatives for the product return option, the customers have options of asking an exchange of the products with same value

The Company had no returns during 2019 or 2018.

Cash and Equivalents

For purposes of reporting cash flows, the Company considers all cash accounts that are not subject to withdrawal restrictions or penalties, and certificates of deposit with original maturities of 90 days or less to be cash equivalents.  There were no cash equivalents at December 31, 2019 or 2018.

Inventory

Inventory consists mainly of finished goods which are to be valued at the lower of cost or market method.

Property and Equipment

At December 31, 2019 and 2018, property and equipment consists of software, laboratory building improvements on leased land and related furniture and equipment and are stated at cost.  The Company depreciates the cost of property and equipment using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Years
Software and Website	5
Furniture and Equipment	3
Building Improvements	Lease term
Capital Leases – Vehicle	Lease term

Expenditures for maintenance and repairs are expensed as incurred.

F-9

Med-X, Inc. & Subsidiary

 December 31, 2019 and 2018

Notes to Consolidated Financial Statements

Income Taxes

Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases, including operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Offering Costs

Costs incurred in connection with raising capital by the issuance of common stock are recorded as contra equity and deducted from the capital raised.

Impairment of Long Lived Assets

FASB ASC Topic 360, “Property, Plant, and Equipment,” requires long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value (“FV”). The Company did not record any impairment to long-lived assets as of December 31, 2019 or 2018.

Fair Value of Financial Instruments

The Company follows FASB ASC Topic 820, “Fair Value Measurements and Disclosures” for the accounting for financial assets and financial liabilities and items that are recognized or disclosed at FV in the financial statements on a recurring basis, at least annually. This standard provides a single definition of FV and a common framework for measuring FV as well as new disclosure requirements for FV measurements used in financial statements. FV measurements are based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants exclusive of any transaction costs and are determined by either the principal market or the most advantageous market. The principal market is the market with the greatest level of activity and volume for the asset or liability. Absent a principal market to measure FV, the Company would use the most advantageous market, which is the market that the Company would receive the highest selling price for the asset or pay the lowest price to settle the liability, after considering transaction costs. However, when using the most advantageous market, transaction costs are only considered to determine which market is the most advantageous and these costs are then excluded when applying a FV measurement.

The Company follows the FASB issued amendments to the accounting standards related to the measurement of liabilities that are routinely recognized or disclosed at FV. This standard clarifies how a company should measure the FV of liabilities, and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. The FV accounting standard creates a three-level hierarchy to prioritize the inputs used in the valuation techniques to derive fair values. The basis for FV measurements for each level within the hierarchy is described below with Level 1 having the highest priority and Level 3 having the lowest.

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs are observable in active markets.

Level 3: Valuations derived from valuation techniques in which one or more significant inputs are unobservable.

The Company did not have any assets or liabilities to measure at FV as of December 31, 2019 or 2018.

F-10

Med-X, Inc. & Subsidiary

December 31, 2019 and 2018

Notes to Consolidated Financial Statements

Stock Based Compensation

The Company records stock-based compensation as an expense net of the estimated impact of forfeited awards. As such, the Company recognizes stock-based compensation cost only for those stock-based awards that are estimated to vest over their requisite service period, based on the vesting provisions of the individual grants. The cumulative effect on current and prior periods of a change in the estimated forfeiture rate is recognized as compensation cost in earnings in the period of the revision. Stock based compensation for 2019 and 2018 was $43,820 and $91,874, respectively.

Accounts Receivable

All accounts receivables are trade related. According to the Company’s management’s evaluation, there was no need for an allowance for doubtful accounts as of December 31, 2019 or 2018.

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded on management’s best estimate of collection.

Restricted Cash

The Company has funds held in escrow by an Escrow Agent received from the Company’s Regulation A+ Offering. As of December 31, 2019, the Company had $5,000 and $5,187 as of December 31, 2018. These funds are held by the Escrow Agent and fluctuate based upon investment disbursements received from the Regulation A+ Offering.

Basic and Diluted Net Loss Per Share

Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no dilutive securities during the years ended December 31, 2019 or 2018.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its CFS.

In June 2018, the FASB issued ASU 2018-07, "Compensation — Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting," which expands the scope of ASC 718 to include share-based payment transactions for acquiring goods and services from non-employees. An entity should apply the requirements of ASC 718 to non-employee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. The amendments specify that ASC 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor's own operations by issuing share-based payment awards. The new guidance is effective for SEC filers for fiscal years, and interim reporting periods within those fiscal years, beginning after December 15, 2019 (i.e., January 1, 2020, for calendar year entities). Early adoption is permitted. The Company is evaluating the effects of the adoption of this guidance and currently believes it will impact the accounting of the share-based awards granted to non-employees.

F-11

Med-X, Inc. & Subsidiary

 December 31, 2019 and 2018

Notes to Consolidated Financial Statements

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements for Level 1, Level 2 and Level 3 instruments in the fair value hierarchy. The guidance is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years, with early adoption permitted for any eliminated or modified disclosures. The adoption of this standard is not expected to have a material impact on the Company’s CFS.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistent application among reporting entities. The guidance is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, with early adoption permitted. Upon adoption, the Company must apply certain aspects of this standard retrospectively for all periods presented while other aspects are applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The Company is evaluating the impact this update will have on its CFS.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission (“SEC”) did not or are not believed by management to have a material impact on the Company’s present or future CFS.

NOTE 3 – Property and Equipment

Property and equipment are summarized by major classifications as follows as of December 31, 2019 and 2018:

	2019	2018
Buildings & improvements	$334,010	$334,010
Furniture & equipment	318,553	313,835
Software	166,513	165,269
Vehicles	152,574	152,574
Total Assets	971,650	965,688
Less: Accumulated depreciation	782.005	646,836
	$189,465	$318,852

NOTE 4 – Income Taxes

The provision (benefit) for income taxes consists of the following components for 2019 and 2018:

	2019	2018
Current	$-0-	$-0-
Deferred	-0-	-0-
	$-0-	$-0-

The effective income tax rate for the years ended December 31, 2019 and 2018 consisted of the following:

	2019	2018
Federal statutory income tax rate	(21.00)%	(21.00)%
State income taxes-net	(6.90)%	(6.90)%
Valuation allowance	27.90%	27.90%
Permanent difference	0.00%	0.00%
Net effective income tax rate	0.00%	0.00%

F-12

Med-X, Inc. & Subsidiary

 December 31, 2019 and 2018

Notes to Consolidated Financial Statements

The Company’s total deferred tax asset, deferred tax liabilities, and deferred tax asset valuation allowance as of December 31, 2019 and 2018 were as follows:

	2019	2018
Net operating loss carryforward	$8,248,798	$7,175,043
Less: valuation allowance	(8,248,798)	(7,175,043)

Net Deferred tax assets	-	-

The deferred tax asset was based upon a net operating loss carryforward of approximately $25,631,000 as of December 31, 2019 as we will file consolidated return for 2019 and for the Company and PSH, respectively as of December 31, 2018. These NOLs are subject to separate return limitations. Realization of the future tax benefits related to the deferred tax asset is dependent upon many factors, including the Company’s ability to generate future taxable income.  Due to the uncertainty of future earnings, management is unable to predict whether the deferred tax asset will be realized and, accordingly, has recorded a full valuation allowance against this asset. The Company can utilize its net operating loss carryforward in the future. The NOL carry forward indefinitely.

The Company filed a short period tax return for PSH up to April 2018 and consolidated return for the remainder of 2018.

The federal and state income tax returns of the Company for 2019 and 2018 are subject to examination by the Internal Revenue Service, generally for three years and State Franchise Tax Board for four years after they were filed. The Company's tax returns for the period from December 31, 2016 to December 31, 2018 are open for assessment.

The Company took no uncertain tax positions at December 31, 2019 or 2018.

NOTE 5 – Lease and Commitments

The Company conducts its operations from facilities located in Canoga Park, California that are leased under a five-year lease expiring September 14, 2020. The lease is subject to an annual adjustment based upon an increase in the Consumer Price Index in the Los Angeles Area.

The following is a schedule of future minimum rental payments required under the above operating lease as of December 31, 2019:

Year	Amount

2020	$127,975

Rent expense in 2019 and 2018 was $267,052 and $242,517. Delete spaces between $ and amount.

The Company also entered into a five-year lease for approximately 600 square feet of land from one of its Executives on which the Company constructed its own test facility. The Company’s cost for the use of the land is that it pays the utilities related to the property. The Company has accounted for the FV of the rent separately in these consolidated financial statements (See Note 6 below).

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which establishes a Right of Use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability, measured on a discounted basis, on the balance sheet for all leases with terms longer than 12 months. Effective January 1, 2019, the Company adopted the provisions of Topic 842 using the alternative modified transition method, with a cumulative effect adjustment to the opening balance of accumulated deficit on the date of adoption, and prior periods not restated, as allowed under the provisions of Topic 842. The Company also elected to use the practical expedients permitted under the transition guidance of Topic 842, which provides for the following: the carryforward of the Company’s historical lease classification, no requirement for reassessment of whether an expired or existing contract contains an embedded lease, no reassessment of initial direct costs for any leases that exist prior to the adoption of the new standard, and the election to consolidate lease and non-lease components. The Company also elected to keep all leases with an initial term of 12 months or less off the balance sheet.

F-13

Med-X, Inc. & Subsidiary

 December 31, 2019 and 2018

Notes to Consolidated Financial Statements

The Company recorded $346,353 of ROU assets and $358,446 of lease liabilities upon adoption, primarily relating to rentals of space for our corporate office lease under operating lease. In addition, the Company recorded a cumulative adjustment of rent expense of $17,260.

The weighted average remaining lease term for the Company’s operating leases was 0.75 years as of December 31, 2019 and the discount rate for those leases was 6.6%, which is the Company’s incremental borrowing rate. The Company’s operating lease expenses are recorded within general and administrative expenses.

As at December 31, 2019, the ROU asset was $ 148,437 and lease liability net of deposit of $ 37,722 was $ 127,975

NOTE 6 – Related Party Transactions

The Company, as disclosed in Note 5 – Leases and Commitments, leases approximately 600 square feet of land from one of its Executives. The FV of the lease was $736 per year which was expensed during 2019 and $736 during 2018.

Mark Richardson of the law firm Richardson & Associates, a director and shareholder of the Company, provides legal services related to SEC activities. Richardson & Associates provides specific SEC activities to the Company at no charge. In 2019 the Company incurred other legal expenses to Richardson & Associates of $28,108 In 2018 the Company incurred legal expenses to Richardson & Associates of $17,320. In addition, Mr. Richardson received Founder’s shares in the Company, which had no value as the Company did not have any assets or operations at the time the shares were issued.

NOTE 7 – Concentration of Credit Risks

Concentration of Major Customers

As of December 31, 2019, the Company’s trade accounts receivable was $53,502 from 26 customers. For the year ended December 31, 2019 the Company received 54% of its revenue from two customers and for the year ended December 31, 2018 the Company received 70% of its revenue from three customers. For 2019, the specific concentration was Customer A at 30%, Customer B at 24%. For 2018, the specific concentration was Customer A at 39%, Customer B at 17% and Customer C at 14%.

Concentration of Supplier Risk

The Company uses single supplier relationships for its raw materials purchases and filling capacity due to the unique formulation and components of each product line, which potentially subjects the Company to a concentration of business risk. If these suppliers had operational problems or ceased making product available to the Company, operations could be adversely affected. The Company had two vendors that accounted for 56% of purchases during the year ended December 31, 2019. Specific concentrations were Vendor A at 39% and Vendor B at 17%. The Company had two vendors that accounted for 53% of purchases during the year ended December 31, 2018. Specific concentrations were Vendor A at 41% and Vendor B at 12%.  If significant suppliers become unable or unwilling to provide inventory in a timely manner, the Company believes that other suppliers are available to provide similar inventory at comparable prices.

NOTE 8 – Common Stock

During 2019 the Company sold 7,657,877 shares during 2019 of which, 4,473,739 shares of common stock at $.60 per share under its first Regulation A+ Offering. The Company also sold an additional 876,976 shares of common stock at $.80 per share under a second Regulation A+ Offering of which 70,163 shares of common stock sold by one of its Executive Officers. The Company also sold an additional 2,307,162 shares of common stock at $.60 per share under a private placement. The Company also issued 134,166 shares of common stock for consideration associated with the support of Company raising equity, the fair value of which was $107,332 at $0.80 and was debited and credited to APIC. The Company received gross proceeds of $4,770,121 from these offerings offset by $997,215 in offering costs.

F-14

Med-X, Inc. & Subsidiary

 December 31, 2019 and 2018

Notes to Consolidated Financial Statements

During 2018 the Company sold 4,483,595 shares of common stock at $.60 per share under the Regulation A+ Offering. The Company also sold an additional 3,485,000 shares of common stock at $.60 per share under a private placement. The Company received gross proceeds of $4,781,147 from these offerings offset by $960,285 in offering costs. In addition, the Company repurchased 500,000 shares of common stock under a Stock Purchase and Release Agreement for $20,000 and 440,000 shares of common stock issued for consideration.

 During 2018 the Company completed its acquisition of PSH for 57,614,149 shares of common stock. No dilution to existing Med-X, Inc. shareholders was incurred due to its Founder and President cancelled 48,164,149 shares of his common stock in addition to PSH cancelling 9,450,000 of common stock.

NOTE 9 – Preferred Stock

Effective with the closing of the merger of PSH the Company covenants to issue to its President 10,000 shares of newly authorized Series A Preferred Stock of the Parent conferring on its President voting control over 51% of the total issued and outstanding voting stock of the Parent. The newly authorized Series A Preferred Stock of the Parent to be issued to the Company’s President will have the rights, preferences and privileges expressed in the Certificate of Designation of the Company for the Series A Preferred Stock.

NOTE 10 – Stock Options

On May 2, 2016, the Company adopted its 2016 Stock Incentive Plan (the “Plan”). The plan allows the Company to offer an option or a share purchase right to employee, director, consultant or a member of the Board of Directors. Under the Plan, the maximum number of shares that may be issued shall not exceeded 10,000,000. The term of the option shall not exceed 10 years from the date of grant. As of grant date 37.8% of the shares shall vest on the grant date and the remaining portion 62.2% of the shares subject to the option shall vest each quarterly thereafter per individual option grants. The grants were made to 13 employees, two independent directors and three consultants.  The exercise price of the stock options is $0.60 per share for 3,030,000 of them and $0.66 per share for 1,000,000 of them. During 2018 the Company granted 50,000 options to a newly appointed Board of Directors member. These options had 12,500 shares vested during 2019.

The FV of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for each applicable period.

(1) Risk-free interest rate - Risk-free interest rate was based on the US Treasury bond yield for a similar duration, as of the day of grant.

(2) Volatility - Volatility was based on the volatility of the Company, analyzed over historical weekly share prices for one year immediately prior to the day of grant.

(3) Dividend yield - Dividend yield was estimated by the Company based on its expected dividend policy over the contractual life of the options.

(4) FV of the ordinary shares - When estimating the FV of the ordinary shares on the grant dates, management used the pricing in the most recent financing activities.

The following is a summary of the Company’s stock option activity for the year ended December 31, 2019:

		Weighted
		Average	Aggregate
	Options	Exercise Price	Intrinsic
	Outstanding	Price	Value

Outstanding at December 31, 2018	3,930,000	$0.61	$-
Granted	0	$0.61
Canceled	0	$0.61
Exercised	-
Outstanding at December 31, 2019	3,930,000	$0.61
Exercisable at December 31, 2019	3,892,500	$0.61

F-15

Med-X, Inc. & Subsidiary

 December 31, 2019 and 2018

Notes to Consolidated Financial Statements

The number and weighted average exercise prices of all options outstanding as of December 31, 2019, are as follows:

Options Outstanding
			Weighted
		Weighted	Average
	Number	Average	Remaining
	Outstanding	Exercise	Contractual Life
Exercise Price	31-Dec-19	Price	(Years)

$0.66	1,000,000	$0.66	3.3
$0.60	2,930,000	$0.60	7.3
	3,930,000	$0.61	5.9

The number and weighted average exercise prices of all options outstanding as of December 31, 2018, are as follows:

Options Outstanding
			Weighted
		Weighted	Average
	Number	Average	Remaining
	Outstanding	Exercise	Contractual Life
Exercise Price	31-Dec-18	Price	(Years)

$0.66	1,000,000	$0.66	3.3
$0.60	2,930,000	$0.60	7.3
	3,930,000	$0.61	5.9

F-16

Med-X, Inc. & Subsidiary

Notes to Consolidated Financial Statements

 December 31, 2019 and 2018

NOTE 11 – Going Concern

The Company's financial statements are prepared using US GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. In the years ended December 31, 2019 and 2018, the Company incurred net losses of $4,029,738 and $3,433,277, respectively. The Company has an accumulated deficit of $9,348,709 as of December 31, 2019. Continued losses may adversely affect the liquidity of the Company. Recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet depends on continued operations of the Company, which in turn depends on the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management took the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the year ended December 31, 2019 toward (i) obtaining additional equity capital (ii) controlling salaries and general and administrative expenses, (iii) management of accounts payable, (iv) evaluation of its distribution and marketing methods, and (v) increasing marketing and sales. In order to control general and administrative expenses, the Company has established internal financial controls in all areas, specifically in hiring and overhead cost. The Company has also established a hiring policy under which the Company will refrain from hiring additional employees unless approved by the Chief Executive Officer and Chief Financial Officer. Accounts payable are reviewed and approved or challenged on a daily basis. Senior management reviews the annual budget to ascertain and question any variance from plan, on a quarterly basis, and to anticipate and make adjustments as may be feasible.

NOTE 12 – Legal Proceeding

As of the date of this CFS there are no pending legal proceedings.

NOTE 13 – Other Events

In July 2019 the Company officially terminated its Letter of Intent dated April 2019 and entered into with one of its acquisition targets and filed the required Form 1-U.

NOTE 14 – Other Income- Debt Extinguishment

Debt extinguishment arising from reversal of accounts payable to supplier arising in 2015. The amount was disputed, and the matter went into arbitration. In 2017, the arbitration was abandoned. Management believes the debt is now barred by operation of law, accordingly the account payable was reversed and reflected as other income.

NOTE 15– Subsequent Events

In December 2019, a Coronavirus (COVID-19) was reported in China, and, in January 2020, the World Health Organization declared it a Public Health Emergency of International Concern. This contagious disease outbreak, which continued to spread to additional countries, and any related adverse public health developments, could adversely affect the Company’s customers and suppliers as a result of quarantines, facility closures, and travel and logistics restrictions in connection with the outbreak. More broadly, the outbreak could affect workforces, customers, economies and financial markets globally, potentially leading to an economic downturn. This could decrease spending, adversely affect demand for our products and services and harm our business and results of operations.

In February 2020 the Company terminated its Posting Agreement with StartEngine Crowdfunding, Inc. where the Company’s initial as well as second Regulation A+ Offering was hosted. In light of this event the Company launched its own platform for Crowdfunding.

In May 2019 the Company entered into a Letter of Intent with a potential acquisition target. The acquisition cost will be comprised of cash, assumption of debt and issuance of Company common stock. The acquisition was targeted to close by the end of 2019. In April 2020 the Company filed a Form 1-U related to the termination of its Letter of Intent dated May 2019 with aforementioned acquisition target.

As of April 15, 2020, the Company sold 462,401 common shares in its Regulation A+ Offering and 1,216,667 common shares in its private placement. An Executive of the Company participated by selling 37,084 shares of his common shares. The Company received net proceeds of $1,042,592 from these offerings.

F-17

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Med-X, Inc. (“Med-X”, “we”, “us”, “our”, or the “Company”) is a Nevada corporation formed in February 2014 and is engaged in the business of green scene product development, distribution, and marketing. Its business is expected to expand significantly as a result of the closing of its merger with Pacific Shore Holdings, Inc. (“PSH” or “Pacific Shore”), its wholly owned subsidiary, on April 16, 2018. The Company and PSH have developed a series of proprietary natural “green” branded products under division names Nature-Cide®, Thermal-Aid®, Home Spa™ and Maliblu Brands. Nature-Cide® products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, janitorial, hospitality, transportation and agriculture, as well as the Cannabis cultivation industry. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide® and Thermal-Aid® are distributed through ecommerce platforms and through national distribution outlets positioned around the United States. Home Spa Shower Sprays are essential oil-based products distributed through various ecommerce platforms. Maliblu Brands are all-natural essential oils, including Hemp and CBD oil products, designed for various ailments and are still in the development stage. The Company also operates the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes high quality media content regarding Cannabis to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and also publishes a daily news video through social and news applications. Med-X also plans, to the extent it is legal to do so, to cultivate high quality custom-bred Cannabis for the medical market to treat such aliments as pain, sleep deprivation, appetite disorders, and neurological pathologies or their symptoms.

The Company has created the National Investor Network at www.nationalinvestornetwork.com. The National Investor Network is a membership based digital platform that is designed to offer its members highly curated business news content. Each member controls their own news feed based on the companies or industry categories they chose. The platform is built on a robust database that will allow for the tracking of member behavior giving the system the tools it needs to recommend marketing strategies in proprietary ways. Member profiles are then curated and scored as potential leads for the Company’s current crowdfunding efforts. The platform gives other companies in the equity crowdfunding or stock trading space the opportunity to publish their own content in the hopes of driving traffic or raising awareness of their company or crowdfunding initiatives. This acts as a marketing tool for other companies that are looking to be recognized as a company raising capital using the exemptions promulgated under the Jobs Act of 2012 which permit crowdfunding. The Company later expects to also assist in marketing various companies with targeted campaigns inside the National Investor Network platform to certain members as a service. In exchange for these services, the Company hopes to generate revenue and small percentages of equity in each company with the hope that more exposure will help them with their equity crowdfunding efforts. The Company’s media division, the MJT Network, could be profitable if and to the extent that the revenue from advertisers, sponsors, product sales and service fees exceeds the cost of the content (expected to be writers’ and content licensing fees) and products offered for online sale.  We do not anticipate stocking an inventory of third-party products for sale, rather, we expect to fill orders on a real time basis directly from third party fulfillment sources.

Besides suppling Nature-Cide products to pest control, hospitality, janitorial and agricultural industries, Med-X also plans to supply proprietary and non-proprietary products, including Nature-Cide insecticides, pesticides, granular and soil blends to legally operating Cannabis agricultural operators. As these core businesses evolve, and it becomes legal to do so, we will seek to develop and monetize (i) techniques for the recognition and extraction of Cannabis compounds for the medical industry, and (ii) a cost-effective pharmacy automation system for the pharmaceutical and Cannabis industries.

The Company plans to supply products to the agricultural and supply industries, including recently licensed Nature-Cide® brands such as Nature-Cide’s® Pest Management and All-Purpose formulations, as well as a special insecticidal soil, for which we filed a patent application with the United States Office of Patents and Trademarks in 2015. Nature-Cide® is a proprietary all natural essential oil insecticide/miticide/nematicide that repels and kills a wide variety of pests, including insects that are commonly known to damage Cannabis crops. Nature-Cide® is owned, manufactured and distributed by PSH, a wholly owned subsidiary of Med-X as a result of the merger of Pacific Shore and Med-X which was effective on April 16, 2018.

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If and only when its legally permitted to do so, the Company’s planned compound identification and extraction research and development operation will be conducted primarily at the Company’s existing 600 square foot indoor cultivation center in Los Angeles County, California, where controlled quantities of high quality Cannabis were being grown, harvested and stored for research and medical use in 2015 and early 2016, to the extent permitted by California law.  The fundamental premise of the operation is to make Cannabis oil from the plant, extract a variety of medicinal compounds from the oil, especially the non-THC Cannabidiol (CBD) compounds found in Cannabis and, when seeking supplements for pain management and relief, also THC compounds, testing the efficacy of the supplement prototypes, and producing, marketing and selling natural supplements containing these compounds.  The Company has purchased and utilized special equipment designed to facilitate the compound identification and extraction process.  Preliminary research in the industry indicates that CBD-based compounds from Cannabis may be effective in treating the symptoms of certain neurological pathologies, but there is much additional research needed to reliably commercialize CBDs for medical purposes. There is no assurance that the Company will be successful in making or selling any medicinal supplements from the CBD or THC compounds identified and extracted by it.

The Company may acquire sufficient indoor and outdoor farm property in California to grow, harvest and sell high quality, custom-bred Cannabis for the California medical and recreational markets, for compound identification and extraction, and for other markets that become legally available to the Company in the future as a California grower.

The primary sources of revenue for Med-X are expected to be the proceeds from sales of Malibu Brands products, advertising dollars generated from content published on the Company’s media outlet, www.marijuanatimes.org, as well as through the sale of industry related merchandise.  Management also believes that substantial revenue can be earned from the online sale of Nature-Cide® and other proprietary products and services to medicinal use patients who are engaged in legal Cannabis cultivation as well as the Cannabis agricultural business, including indoor greenhouse operations. Med-X may also earn revenue from providing consulting services to other Cannabis industry participants. In the short run, consulting services, licensing and other methods of monetization may be utilized. In the long run, revenue is anticipated from the Company’s planned Cannabis compound identification and extraction system along with development of our planned pharmacy automation system and our planned Cannabis products, assuming our research and development of those planned products and services are successful. No revenue is expected from the sale of Cannabis or medicinal Cannabis compounds for medical or recreational use until such sale is legal. Management believes it will eventually see revenue from growing, harvesting and selling high quality, custom-bred Cannabis for the California medical and recreational Cannabis markets.  As a California grower, the Company will approach other markets that become legally available to it in the future, if any.

Our operational expenditures are primarily related to development of The Marijuana Times platform, marketing costs associated with getting users to join our network and engage with other users, and the costs related to being a fully reporting company with the Securities and Exchange Commission. Since inception in 2015, The Marijuana Times has built a growing network of users. This growth has been aided by the growing use of mobile applications and the popularity of the Cannabis legalization movement among young adults.

Results of Operations

For the Years Ended December 31, 2019 and December 31, 2018

Revenue.  Revenue for the year ended December 31, 2019 was $801,874 compared to $646,917 for the year ended December 31, 2018.   The increase in revenue of $154,957 is mainly attributable to an increase in sales from our Nature-Cide and Thermal-Aid product lines.

Operating Expenses.  Operating expenses for the year ended December 31, 2019 were $4,706,278 compared to $3,625,794 for the year ended December 31, 2018.  The increase in operating expenses is attributable to an increase in attendance at industry trade shows, marketing, professional fees, personnel related expenses, offset slightly by lower non-cash compensation expense related to the Company’s Stock Option Plan.

Other Income/(Expense). Other income/expense for the year ended December 31, 2019 was other income of $428,044 resulting from debt extinguishment arising from reversal of accounts payable to supplier arising in 2015 which was offset minimally by interest expense compared to minimal interest expense of $3,091 for the year ended December 31, 2018.

Net Loss.  Net loss year for the year ended December 31, 2019 was $4,029,738 compared to $3,433,277 for the year ended December 31, 2018.  This increase in net loss is due to an increase in attendance at industry trade shows, marketing, professional fees, personnel related expenses, offset slightly by lower non-cash compensation expense related to the Company’s Stock Option Plan. Currently operating costs exceed revenue due to revenue growing at a slower pace than anticipated.  We cannot assure when or if revenue will exceed operating costs.

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Liquidity and Capital Resources

We had cash and equivalents of $224,983 at December 31, 2019 and $714,910 at December 31, 2018, primarily from the proceeds of capital raised by the Company in its initial Regulation A+ Offering of common stock which commenced in February, 2016, the Company’s second Regulation A+ Offering of common stock which commenced in August 2019, and the Company’s private placement of common stock which commenced in March 2019 and in 2018 from the Company’s private placement of common stock pursuant to Rule 506(c) of the Securities Act of 1933, as amended.

During the year ended December 31, 2019, we used $4,140,257 of cash for operating activities. A portion of the funds was used to pay general and administrative costs, professional fees and support of significant sales and marketing activities.

During the year ended December 31, 2018, we used $3,248,989 of cash for operating activities. A large portion of the funds was used to pay general and administrative costs, professional fees and sales and marketing activities.

Cash provided by financing activities during the year ended December 31, 2019 was $3,656,291. Of this amount, $3,716,753 was related to the issuance of shares of common stock.  Repayment of principal on debt and line of credit was $60,462 during the year ended December 31, 2019. Cash provided by financing activities from the issuance of shares of common stock during 2018 was $3,800,861.  Since inception, our capital needs have primarily been met from the private placement of our common stock at $0.50 per share which concluded on January 31, 2016, the Regulation A+ Offering of common stock at $.60 per share which commenced on February 8, 2016 and the private placement of our common stock at $.60 per share which commenced in October 2016, February 2017,February 2018 and March 2019.

We will have additional capital requirements during 2020 and 2021.  We do not expect to be able to satisfy our cash requirements through sales of the Nature-Cide product line as well as digital media advertising, and therefore we will attempt to raise additional capital through the sale of our common stock.  We commenced a private placement offering of 5,000,000 shares of our common stock at $0.60 per share under Rule 506(c) of the Securities Act of 1933, as amended, in March 2019.

We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all.  We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Restricted Cash

The Company has funds held in escrow by an Escrow Agent that were received from the Company’s Regulation A+ Offering. As of December 31, 2019, the Company had $5,000. These funds are being held by the Escrow Agent per provisions within the Escrow Agreement.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations.  The list is not intended to be a comprehensive list of all of our accounting policies.  In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application.  The impact and any associated risks related to these policies on our business operations is discussed throughout management's Discussion and Analysis or Plan of Operation where such policies affect our reported and expected financial results.  Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period.  There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

                Revenue includes product sales.  The Company recognizes revenue from product sales in accordance with Topic 605 “Revenue Recognition in Financial Statements” which is at the time customers are invoiced at shipping point, provided title and risk of loss has passed to the customer, evidence of an arrangement exists, fees are contractually fixed or determinable, collection is reasonably assured through historical collection results and regular credit evaluations, and there are no uncertainties regarding customer acceptance.

As of December 31, 2019, the Company’s trade accounts receivable was $53,502 from 26 customers. For the year ended December 31, 2019 the Company received 54% of its revenue from two customers and for the year ended December 31, 2018 the Company received 70% of its revenue from three customers. As of December 31, 2019, the specific concentration was Customer A at 30%, and Customer B at 24%. As of December 31, 2018, the specific concentration was Customer A at 39%, Customer B at 17% and Customer C at 14%.

Stock Based Compensation Expense

We expect to account any share-based compensation pursuant to SFAS No. 123 (revised 2004) Share-Based Payment, or SFAS No. 123R. SFAS No. 123R requires measurement of all employee share-based payments awards using a fair-value method.  When a grant date for fair value is determined, we will use the Black-Scholes-Merton pricing model.  The Black-Scholes-Merton valuation calculation requires us to make key assumptions such as future stock price volatility, expected terms, risk-free rates and dividend yield.  The weighted-average expected term for stock options granted was calculated using the simplified method in accordance with the provisions of Accounting Standard Codification (ASC)  No. 718 and Staff Accounting Bulletin No. 107, Share-Based Payment.  The simplified method defines the expected term as the average of the contractual term and the vesting period of the stock option.  We will estimate the volatility rates used as inputs to the model based on an analysis of the most similar public companies for which Med-X has data.  We will use judgment in selecting these companies, as well as in evaluating the available historical volatility data for these companies.

SFAS No. 123R requires us to develop an estimate of the number of share-based awards which will be forfeited due to employee turnover.  Annual changes in the estimated forfeiture rate may have a significant effect on share-based payments expense, as the effect of adjusting the rate for all expense amortization after January 1, 2006 is recognized in the period the forfeiture estimate is changed.  If the actual forfeiture rate is higher than the estimated forfeiture rate, then an adjustment is made to increase the estimated forfeiture rate, which will result in a decrease to the expense recognized in the financial statements.  If the actual forfeiture rate is lower than the estimated forfeiture rate, then an adjustment is made to decrease the estimated forfeiture rate, which will result in an increase to the expense recognized in the financial statements.  The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant.  We have never paid cash dividends, and do not currently intend to pay cash dividends, and thus have assumed a 0% dividend yield.

Med-X will continue to use judgment in evaluating the expected term, volatility and forfeiture rate related to its stock-based awards on a prospective basis, and in incorporating these factors into the model.  If our actual experience differs significantly from the assumptions used to compute its stock-based compensation cost, or if different assumptions had been used, we may record too much or too little share-based compensation cost.  Med-X recognizes expense using the straight-line attribution method.

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PART III

INDEX OF EXHIBITS

Exhibit No.	Description

2.1	Articles of Incorporation*

2.2	Bylaws*

4.1	Subscription Documents

6.2	Posting Agreement, dated November 12, 2015, by and between Med-X, Inc. and StartEngine Crowdfunding, Inc., with form of Warrant attached.*

6.3	Broker-Dealer Services Agreement with FundAmerica Securities, LLC.*

6.7	Posting Agreement, dated May 17, 2019, by and between Med-X, Inc. and StartEngine Crowdfunding, Inc. with form of Warrant attached.*

6.8	Engagement Agreement, dated April 29, 2019, with NMS Capital Advisors, LLC.*

6.9	License Agreement, dated July 1, 2012, by and between Matthew Mills and Pacific Shore Holdings, Inc. relating to Nature-Cide.*

6.10	License Agreement, dated January 15, 2010, by and between Matthew Mills and Pacific Shore Holdings, Inc. relating to Thermal-Aid.*

8.1	Escrow Services Agreement with FundAmerica Securities, LLC.*

8.2	Escrow Services Agreement with Prime Trust, LLC.*

8.3	Form of Selling Agreement by and between Med-X, Inc. with NMS Capital Advisors, LLC.*

8.4	Amendment No. 1 to Engagement Agreement by and between Med-X, Inc. and NMS Capital Advisors, LLC, dated July __, 2019.*

8.5	Lock-Up Letter to be entered into by NMS Capital Advisors, LLC and Med-X, Inc.*

11.1	Consent of Independent Certified Public Accountants.

11.2	Consent of Independent Certified Public Accountants for their audit report covering fiscal year 2018***

________

*Filed with the first Offering Statement on Form 1-A, first filed by the Company on August 26, 2015, and thereafter with amendments to it, or previously filed with this new Offering Statement, as amended.

**To be filed by amendment to this Offering Statement on Form 1-A.

***Incorporated by reference from the Company’s Annual Report on Form 1-K for the fiscal year ended December 31, 2019 (https://www.sec.gov/Archives/edgar/data/1620704/000147793220002917/medx_ex112.htm).

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this annual report on Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on  August 10, 2020.

Med-X, Inc.

By:	/s/ Matthew Mills
Name:	Matthew Mills
Title:	President

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Mills	President of Med-X, Inc.	August 10, 2020
Matthew Mills	(Principal Executive Officer)

/s/ Ronald J. Tchorzewski	Chief Financial Officer of Med-X, Inc.	August 10, 2020
Ronald J. Tchorzewski	(Principal Financial Officer and Principal Accounting Officer)

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